Filed Pursuant to Rule 424(b)(3)
Registration No. 333-231300

PROSPECTUS

$838,165,000

Marriott Ownership Resorts, Inc. and

ILG, LLC

Offer to Exchange

New 5.625% Senior Notes due 2023 for any and all outstanding 5.625% Senior Notes due 2023

New 6.500% Senior Notes due 2026 for any and all outstanding 6.500% Senior Notes due 2026

Marriott Ownership Resorts, Inc. (“MORI”) and ILG, LLC (“ILG” and, together with MORI, the “Issuers”) hereby offer to exchange:

•

new $88,165,000 aggregate principal amount of 5.625% Senior Notes due 2023 (the “New 2023 Notes”), the offer and sale of which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of the outstanding unregistered $88,165,000 aggregate principal amount of their 5.625% Senior Notes due 2023 (the “Original 2023 Notes”); and

•

new $750,000,000 aggregate principal amount of 6.500% Senior Notes due 2026 (the “New 2026 Notes” and, together with the New 2023 Notes, the “New Notes”), the offer and sale of which have been registered under the Securities Act, for any and all of the outstanding unregistered $750,000,000 aggregate principal amount of their 6.500% Senior Notes due 2026 (the “Original 2026 Notes” and, together with the Original 2023 Notes, the “Original Notes”), in each case pursuant to the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of instruction (collectively, the “Exchange Offers” and each an “Exchange Offer”).

The Exchange Offers expire at 5:00 p.m., New York City time, on June 25, 2019, unless extended (the “expiration date”).

No public market currently exists for the Original Notes or the New Notes. We do not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system.

The Exchange Offers are only being made for those Original Notes that were issued pursuant to Rule 144A and Regulation S promulgated under the Securities Act and which are identified by CUSIP Nos. 57164P AA4, U57149 AA1, 57164P AC0 and U57149 AB9. The terms of the New Notes are identical in all material respects to those of the Original Notes, except for certain transfer restrictions and registration rights relating to the Original Notes. The New 2023 Notes will be issued pursuant to, and entitled to the benefits of the indenture, dated as of September 4, 2018, by and among the Issuers, Marriott Vacations Worldwide Corporation (the “Parent Guarantor”), the other guarantors party thereto (the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”) and HSBC Bank USA, National Association, as trustee. The New 2026 Notes will be issued pursuant to, and entitled to the benefits of the indenture, dated as of August 23, 2018, by and among the Issuers, the Parent Guarantor, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee. Each of the Guarantors will unconditionally guarantee the New Notes on a senior unsecured basis.

You should carefully consider the risk factors beginning on page 11 of this prospectus before deciding whether or not to participate in the Exchange Offers.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 28, 2019.

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INCORPORATION BY REFERENCE; ADDITIONAL INFORMATION

Marriott Vacations Worldwide Corporation, a Delaware corporation and the indirect parent of each of the Issuers (“MVW”), files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the “SEC”). We are incorporating by reference certain information of the Parent Guarantor and of ILG filed with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Specifically, we incorporate by reference the documents listed below and any future filings of the Parent Guarantor made with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the Exchange Offers, in each case excluding any information furnished but not filed:

•	MVW’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 1, 2019 (the “Annual Report”);

•	MVW’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 7, 2019;

•

MVW’s Current Reports on Form 8-K filed with the SEC on May 23, 2019, May 13, 2019 (as amended by the Form  8-K/A filed with the SEC on May 14, 2019), May 7, 2019 and February 21, 2019 (in each case excluding any information furnished but not filed);

•

the audited consolidated financial statements of ILG for and as of the years ended December 31, 2017 and 2016 included in Exhibit 99.1 to ILG’s Current Report on Form 8-K, filed with the SEC on June 5, 2018; and

•	the unaudited consolidated financial statements of ILG on pages 3 to 49 of ILG’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC on August 3, 2018.

The information in the above filings speaks only as of the respective dates thereof or, where applicable, the dates identified therein. You may read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C., as well as the SEC’s regional offices. Please call the SEC at 1-800-SEC-0330 for further information relating to the public reference room. These SEC filings are also available to the public at the SEC’s website at www.sec.gov. In addition, our filings with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, are available free of charge on our website (http://ir.marriottvacationsworldwide.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Marriott Vacations Worldwide Corporation

6649 Westwood Blvd.

Orlando, FL 32821

Attention: Investor Relations

Telephone: (407) 206-6149

In order to ensure timely delivery, Holders must request the information from us no later than five business days prior to the expiration date.

In reliance on Rule 12h-5 under the Exchange Act, neither of the Issuers intends to file annual reports, quarterly reports, current reports or transition reports with the SEC. For so long as the Issuers rely on Rule 12h-5, certain financial information pertaining to the Issuers will be included in the financial statements of MVW filed with the SEC pursuant to the Exchange Act.

WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE OFFERING THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT CONTAINED IN THIS PROSPECTUS OR IN ANY OF THE MATERIALS THAT ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS ARE UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS PROSPECTUS DOES NOT EXTEND TO YOU.

YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS OR THE DATE OF SUCH INCORPORATED DOCUMENT AND THE MAILING OF THIS PROSPECTUS SHALL NOT CREATE AN IMPLICATION TO THE CONTRARY.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements throughout this prospectus and in the documents incorporated by reference herein, including in, among others, the sections entitled “Risk Factors” in this prospectus and in our annual and quarterly reports incorporated by reference herein and in the sections entitled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among other things, the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements in this prospectus or in the documents incorporated by reference herein. We do not have any intention or obligation to update forward-looking statements after the date of this prospectus, except as required by law.

The risk factors discussed in “Risk Factors” in this prospectus and in the documents incorporated by reference herein could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we cannot predict at this time or that we currently do not expect will have a material adverse effect on our financial position, results of operations or cash flows. Any such risks could cause our results to differ materially from those we express in forward-looking statements.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Financial Reporting Cycle

Beginning with the 2017 fiscal year, MVW changed our financial reporting cycle to a calendar year-end and end-of-month quarterly reporting cycle. Accordingly, our 2017 fiscal year began on December 31, 2016 (the day after the end of the 2016 fiscal year) and ended on December 31, 2017. The 2018 fiscal year began on January 1, 2018 and ended on December 31, 2018 and MVW’s future fiscal years will likewise begin on January 1 and end on December 31. Prior to the 2017 fiscal year, MVW’s fiscal year was a 52 or 53-week fiscal year that ended on the Friday nearest to December 31. As a result of the change in our financial reporting cycle, MVW’s 2018 fiscal year had one less day of activity than our 2017 fiscal year and one more day of activity than each of our 2016, 2015 and 2014 fiscal years.

Fiscal Year	Fiscal Year-End Date	Number of Days
2018	December 31, 2018	365
2017	December 31, 2017	366
2016	December 30, 2016	364
2015	January 1, 2016	364
2014	January 2, 2015	364

Accounting Treatment

The Combination Transactions (as defined herein) were accounted for under the acquisition method of accounting for business combinations in accordance with U.S. generally accepted accounting principles (“GAAP”). This means that MVW allocated the purchase price to the fair value of ILG’s tangible and intangible assets and liabilities at the acquisition date, with the excess purchase price being recorded as goodwill.

New Revenue Standard

MVW and ILG each adopted Financial Accounting Standards Board Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), as amended (“ASC 606”), effective January 1, 2018, on a retrospective basis. The selected historical financial data as of and for each of the fiscal years ended December 31, 2018, December 31, 2017 and December 30, 2016 are derived from MVW’s audited consolidated financial statements included in the Annual Report. The selected historical financial data as of and for the fiscal year ended January 1, 2016 are derived from MVW’s audited consolidated financial statements included in MVW’s Current Report on Form 8-K filed with the SEC on June 5, 2018, which is not incorporated by reference in this prospectus. The selected historical financial data included in the table below for the fiscal year ended January 2, 2015 is derived from MVW’s audited consolidated financial statements for such year, which have not been incorporated by reference into this prospectus and have not been restated for the retrospective adoption of ASC 606.

TRADEMARKS

All brand names, trademarks, service marks and trade names cited in this prospectus are the property of their respective owners, including those of other companies and organizations. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, however such references are not intended to indicate in any way that MVW or the owner, as applicable, will not assert, to the fullest extent under applicable law, all rights to such brand names, trademarks, trade names and service marks. Brand names, trademarks, service marks and trade names that we own or license from Marriott International, Inc. (“Marriott International”) or its affiliates include Marriott Vacation Club®, Marriott Vacation Club Destinations™ Marriott Vacation Club PulseSM, Marriott Grand Residence Club®, Grand Residences by Marriott®, The Ritz-Carlton Destination Club®, Westin® and Sheraton® and, to a limited extent, St. Regis® and The Luxury Collection. A group of our businesses use the Hyatt® brand in the vacation ownership business pursuant to an exclusive, global master license agreement with a subsidiary of Hyatt Hotels Corporation (“Hyatt”).

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SUMMARY

This summary contains a general discussion of our business and the Exchange Offers. It does not contain all the information that you should consider before making a decision regarding whether to tender your Original Notes in exchange for New Notes. For a more complete understanding of the Exchange Offers, you should read this entire prospectus, the information incorporated by reference herein and the related documents to which we refer.

MORI and ILG are wholly owned subsidiaries of MVW and are sometimes referred to in this prospectus collectively as the “Issuers” and each individually as an “Issuer.” The terms “we,” “us” and “our” refer to MVW and its direct and indirect subsidiaries on a consolidated basis. The term “Combination Transactions” refers to the combination of MVW with ILG through a series of business combinations as a result of which on September 1, 2018, ILG became an indirect wholly owned subsidiary of MVW, pursuant to the Agreement and Plan of Merger, dated as of April 30, 2018 (the “Merger Agreement”), by and among MVW, ILG, Ignite Holdco, Inc., Ignite Holdco Subsidiary, Inc., Volt Merger Sub, Inc., and Volt Merger Sub LLC. References to “Transactions” in this prospectus refer, collectively, to (i) the consummation of the transactions contemplated by the Merger Agreement, including the completion of the Combination Transactions, (ii) the issuance of the Original Notes, and entry into new senior secured credit facilities (the “Credit Facilities”), comprising a $900 million seven-year term loan credit facility and a $600 million five-year revolving credit facility, (iii) the repayment of any debt outstanding under ILG’s credit agreement with Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent, (iv) any other related transactions and (v) the payment of fees, costs, expenses and other payments in connection with any of the foregoing. For a chart showing our ownership structure, see page 3.

Unless otherwise stated, the discussion in this prospectus of our business and operations includes the business of MVW and its direct and indirect subsidiaries. Unless otherwise stated, all business data included in this summary is as of March 31, 2019.

Our Business

We are a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products and services. Our business operates in two reportable segments: Vacation Ownership and Exchange & Third-Party Management.

As of March 31, 2019, our Vacation Ownership segment had more than 100 resorts and over 660,000 owners and members of a diverse portfolio that includes seven vacation ownership brands licensed under exclusive, long-term relationships with Marriott International and Hyatt. We are the exclusive worldwide developer, marketer, seller and manager of vacation ownership and related products under the Marriott Vacation Club, Grand Residences by Marriott, Sheraton, Westin, and Hyatt Residence Club brands, as well as under Marriott Vacation Club Pulse, an extension to the Marriott Vacation Club brand. We are also the exclusive worldwide developer, marketer and seller of vacation ownership and related products under The Ritz-Carlton Destination Club brand. We have the non-exclusive right to develop, market and sell whole ownership residential products under The Ritz-Carlton Residences brand and have a license to use the St. Regis brand for specified fractional ownership resorts.

Our Vacation Ownership segment generates most of its revenues from four primary sources: selling vacation ownership products; managing vacation ownership resorts, clubs and owners’ associations; financing consumer purchases of vacation ownership products; and renting vacation ownership inventory.

As of March 31, 2019, our Exchange & Third-Party Management segment included exchange networks and membership programs comprised of more than 3,200 resorts in over 80 nations and nearly two million members, as well as management of more than 180 other resorts and lodging properties. We provide these services through a variety of brands including Interval International, Trading Places International, Vacation Resorts International, and Aqua-Aston. Exchange & Third-Party Management segment revenue generally is fee-based and derived from membership, exchange and rental transactions, property and owners’ association management, and other related products and services.

Our strategic goal is to further strengthen our leadership position in the vacation ownership industry through initiatives to drive profitable revenue growth, maximize cash flow and optimize our capital structure, including by selectively pursuing capital efficient vacation ownership deal structures, focus on the satisfaction of our owners and guests and the engagement of our associates, transform our business while integrating the recent acquisition of ILG, and selectively pursue compelling new business opportunities. We believe that we have significant competitive advantages, including our scale and global reach, the quality and strength of our brands, our system of high-quality resorts, our loyal and highly satisfied customer base, our capital efficient business model, our long-standing track record and our experienced management team and engaged associates.

Our Corporate Information

Our principal executive offices are located at 6649 Westwood Blvd., Orlando, FL 32821. Our telephone number is (407) 206-6000, and we have a website accessible at http://ir.marriottvacationsworldwide.com. Our periodic reports and Current Reports on Form 8-K, and all amendments thereto, are available on this website free of charge as soon as reasonably practicable after they have been filed. The information posted on our website is not incorporated into this prospectus and is not part of this prospectus.

Organizational Structure

The organization of MVW and our principal indebtedness (simplified) as of March 31, 2019 are illustrated in the chart below.

(1)

MVW is the issuer of $230 million aggregate principal amount of 1.50% Convertible Senior Notes due 2022 (the “Convertible Notes”) issued pursuant to that certain Indenture, dated as of September 25, 2017, by and between MVW and The Bank of New York Mellon Trust Company, N.A., as trustee. MVW guarantees the Credit Facilities, the Original Notes and the Existing ILG Notes (defined below).

(2)	Marriott Ownership Resorts, Inc. will be an Issuer of the New Notes.
(3)	ILG, LLC will be an Issuer of the New Notes.
(4)

Interval Acquisition Corp. (“IAC”) is the issuer of the 5.625% Senior Notes due 2023 (the “Existing ILG Notes”) issued pursuant to that certain Indenture, dated as of April 10, 2015 (the “Existing ILG Indenture”), by and among IAC, as the issuer, ILG, as the parent guarantor, the subsidiary guarantors party thereto from time to time and HSBC Bank USA, National Association, as trustee, as amended, supplemented or otherwise modified from time to time. On July 26, 2018, MVW launched (i) an exchange offer (the “ILG Notes Exchange Offer”) for the Existing ILG Notes for the Original 2023 Notes and cash and (ii) a consent solicitation (the “Consent Solicitation”) from the holders of the Existing ILG Notes to certain amendments to the indenture governing the Existing ILG Notes. On September 4, 2018, MVW the settled the ILG Notes Exchange Offer. On September 4, 2018, MORI and ILG issued $88,165,000 in aggregate principal amount of the Original 2023 Notes and paid approximately $881,650 (or $10.00 per $1,000 principal amount of Existing ILG Notes) as a cash payment for the Existing ILG Notes accepted for exchange. Because consents of the holders of a majority of the aggregate principal amount of the Existing ILG Notes were not received in the Consent Solicitation, ILG became a co-issuer of the Original Notes rather than a subsidiary guarantor of the Original Notes.

On September 14, 2018, IAC commenced an offer to purchase any and all of the Existing ILG Notes for cash equal to 101% of the principal amount of the Existing ILG Notes plus accrued and unpaid interest, if any, to the date of purchase. On October 19, 2018, IAC repurchased the $121,898,000 in aggregate principal amount of Existing ILG Notes tendered for $123,193,166. As of March 31, 2019, $139,937,000 in aggregate principal amount of Existing ILG Notes remained outstanding.

The Exchange Offers

Original Notes	5.625% Senior Notes due 2023, CUSIP Nos. 57164P AA4 and U57149 AA1, originally issued on September 4, 2018 in the aggregate principal amount of $88,165,000.

6.500% Senior Notes due 2026, CUSIP Nos. 57164P AC0 and U57149 AB9, originally issued on August 23, 2018 in the aggregate principal amount of $750,000,000.

New Notes	5.625% Senior Notes due 2023, the offer and sale of which have been registered under the Securities Act.

6.500% Senior Notes due 2026, the offer and sale of which have been registered under the Securities Act.

Background to the Exchange Offers	We are offering to issue New Notes in a registered exchange offer in exchange for a like principal amount, like interest rate and maturity and like denomination of our Original Notes. We are offering to issue these New Notes to satisfy our obligations under registration rights agreements that we entered into with the initial purchasers of the Original 2026 Notes and the dealer managers for the ILG Notes Exchange Offer when we issued the Original Notes in transactions that were exempt from the registration requirements of the Securities Act. You may tender your Original Notes for exchange by following the procedures described under the caption “The Exchange Offers.”

The Exchange Offers are only being made for those Original Notes that were issued pursuant to Rule 144A and Regulation S promulgated under the Securities Act and which are identified by the CUSIP numbers identified above.

Tenders; Expiration Date; Withdrawal	The Exchange Offers will expire at 5:00 p.m., New York City time, on June 25, 2019, which is 20 business days from the date this prospectus is declared effective, unless we extend such date for either Exchange Offer. If you decide to exchange your Original Notes for New Notes, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the New Notes. You may withdraw any Original Notes that you tender for exchange at any time prior to the expiration of the applicable Exchange Offer. If we decide for any reason not to accept any Original Notes you have tendered for exchange, those Original Notes will be returned to you without cost promptly after the expiration or termination of the Exchange Offers. See “The Exchange Offers—Terms of the Exchange Offers” for a more complete description of the tender and withdrawal procedures.

Accrued Interest on the New Notes and the Original Notes	The New 2023 Notes will bear interest from March 15, 2019. The New 2026 Notes will bear interest from April 15, 2019.

Conditions to the Exchange Offers	The Exchange Offers are subject to customary conditions, some of which we may waive. See “The Exchange Offers—Conditions” for a description of the conditions. Other than the federal securities laws, we are not subject to federal or state regulatory requirements in connection with the Exchange Offers.

Certain Federal Income Tax Considerations	The exchange of Original Notes for New Notes in the Exchange Offers will not be a taxable event for United States federal income tax purposes. See “Certain United States Federal Income Tax Considerations.”

2023 Notes Exchange Agent	HSBC Bank USA, National Association is serving as the exchange agent with respect to the 2023 Notes (the “2023 Notes Exchange Agent”).

2026 Notes Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is serving as the exchange agent with respect to the 2026 Notes (the “2026 Notes Exchange Agent” together with the 2023 Notes Exchange Agent, the “Exchange Agents” and each an “Exchange Agent”).

Use of Proceeds	We will not receive any proceeds from the Exchange Offers.

Consequences of Failure to Exchange Your Original Notes	Original Notes that are not tendered or that are tendered but not accepted will continue to be subject to the restrictions on transfer that are described in the legend on those Notes. In general, you may offer or sell your Original Notes only if such offer or sale is registered under, or such Original Notes are offered or sold under an exemption from, the Securities Act and applicable state securities laws. We, however, will have no further obligation to issue Notes in a registered Exchange Offer in exchange for the Original Notes. If you do not participate in the Exchange Offers, the liquidity of your Original Notes could be adversely affected.

Consequences of Exchanging Your Original Notes	Based on interpretations of the staff of the SEC, we believe that you may offer for resale, resell or otherwise transfer the New Notes that we issue in the Exchange Offers without complying with the registration and prospectus delivery requirements of the Securities Act if you:

•	acquire the New Notes issued in the Exchange Offers in the ordinary course of your business;

•	are not participating, do not intend to participate, and have no arrangement or undertaking with anyone to participate, in the distribution of the New Notes issued to you in the Exchange Offers; and

•	are not an “affiliate” of MORI or ILG as defined in Rule 405 promulgated under the Securities Act.

If any of these conditions is not satisfied and you transfer any New Notes issued to you in the Exchange Offers without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for or indemnify you against any liability you may incur.

Any broker-dealer that acquires New Notes in the Exchange Offers for its own account in exchange for Original Notes which it acquired through market-making or other trading activities must acknowledge that it will deliver a prospectus when it resells or transfers any New Notes issued in the Exchange Offers. See “Plan of Distribution” for a description of the prospectus delivery obligations of broker-dealers in the Exchange Offers.

Summary Terms of the New Notes

The terms of the New Notes we are issuing in the Exchange Offers and the terms of the Original Notes of the same series are identical in all material respects, except:

•	the offer and sale of the New Notes in the Exchange Offers have been registered under the Securities Act;

•	the New Notes will not contain transfer restrictions and registration rights that relate to the Original Notes; and

•

the New Notes will not contain provisions relating to the payment of additional interest to be made to the holders of the Original Notes under circumstances related to the timing of the Exchange Offers.

A brief description of the material terms of the New Notes follows:

Issuers	Marriott Ownership Resorts, Inc. and ILG, LLC

Parent Guarantor	Marriott Vacations Worldwide Corporation

Notes Offered	$88,165,000 aggregate principal amount of 5.625% Senior Notes due 2023 and $750,000,000 aggregate principal amount of 6.500% Senior Notes due 2026.

Maturity	The New 2023 Notes will mature on April 15, 2023 and the New 2026 Notes will mature on September 15, 2026.

Interest Payment Dates	With respect to the New 2023 Notes, April 15 and October 15 of each year, beginning on October 15, 2019.

With respect to the New 2026 Notes, March 15 and September 15 of each year, beginning on September 15, 2019.

Form and Terms	The form and terms of the New Notes will be the same as the form and terms of the Original Notes except that:

•	the offer and sale of the New Notes have been registered under the Securities Act and, therefore, the New Notes will not bear legends restricting their transfer; and

•	you will not be entitled to any exchange or registration rights with respect to the New Notes and the New Notes will not provide for additional interest in connection with registration defaults.

The New Notes of a series will evidence the same debt as the Original Notes of the same series. They will be entitled to the benefits of the indenture governing the Original Notes of the same series and will be treated under the applicable indenture as a single class with the Original Notes of the same series.

Guarantees	The New Notes will be guaranteed on a senior unsecured basis (the “Note Guarantees”) by MVW and all of MVW’s subsidiaries that guarantee the Credit Facilities and, in the future, by each of MVW’s subsidiaries (other than receivables subsidiaries or foreign subsidiaries) that becomes a borrower or a guarantor under a credit facility or other capital markets debt securities of the Issuers or any guarantor of the Notes.

Under certain circumstances, subsidiary guarantors may be released from their note guarantees without the consent of the holders of the Notes. See “Description of 2023 Notes—Note Guarantees” and ““Description of 2026 Notes—Note Guarantees.”

Ranking	The New Notes and the Note Guarantees will be the Issuers’ and the Guarantors’ senior unsecured obligations, respectively, and will:

•

rank pari passu in right of payment with all of the Issuers’ and the Guarantors’ existing and future senior indebtedness (including borrowings under the Credit Facilities, the Existing ILG Notes and the Convertible Notes (with respect to MVW only));

•	be senior in right of payment to any existing and future subordinated indebtedness of the Issuers and the Guarantors;

•

be effectively junior to all of the Issuers’ and the Guarantors’ existing and future secured indebtedness (including the Credit Facilities) to the extent of the value of the collateral securing such indebtedness; and

•	be structurally subordinated to any existing and future obligations of any of MVW’s subsidiaries that are not Guarantors of the New Notes.

As of March 31, 2019:

•	we had approximately $3,955 million of total gross indebtedness.

•

of our total indebtedness, we had approximately $973 million of gross secured indebtedness (excluding (i) $4 million of outstanding letters of credit under the Credit Facilities and (ii) non-recourse, securitized debt, including any borrowings under the MVW Warehouse Credit Facility) to which the Notes are effectively subordinated; and

•	we had commitments available to be borrowed under the Credit Facilities of $521 million (after giving effect to $4 million of outstanding letters of credit).

Optional Redemption	The New 2023 Notes will be redeemable at the option of the Issuers, in whole or in part, at any time, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest, if any, to, but not including, the date of redemption.

The New 2026 Notes will be redeemable at the option of the Issuers, in whole or in part, at any time on or after September 15, 2021, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest, if any, to, but not including, the date of redemption.

At any time prior to September 15, 2021, the Issuers may redeem up to 40% of the original principal amount of the New 2026 Notes with the proceeds of certain equity offerings at a redemption price of 106.500% of the principal amount of the New 2026 Notes, together with accrued and unpaid interest, if any, to, but not including, the date of redemption.

At any time prior to September 15, 2021, the Issuers may also redeem some or all of the New 2026 Notes at a price equal to 100% of the principal amount of the New 2026 Notes, plus a “make-whole premium,” together with accrued and unpaid interest, if any, to, but not including, the date of redemption.

See “Description of the 2023 Notes—Optional Redemption” and “Description of the 2026 Notes—Optional Redemption.”

Offer to Purchase	If a “Change of Control” (as defined in “Description of the 2023 Notes” or “Description of the 2026 Notes,” as applicable) occurs, the Issuers will be required, unless the Issuers have exercised their option to redeem the 2023 Notes or 2026 Notes, as the case may be, to offer to purchase the 2023 Notes or 2026 Notes, as applicable at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of purchase. See “Description of the 2023 Notes—Repurchase at the Option of Holders Upon a Change of Control” and “Description of the 2026 Notes—Repurchase at the Option of Holders Upon a Change of Control.”

If MVW or any of our restricted subsidiaries sell assets, under certain circumstances, the Issuers will be required to use the net proceeds thereof to offer to purchase the 2023 Notes and the 2026 Notes, each at 100% of the principal amount of such series of Notes, plus accrued and unpaid interest, if any, to, but not including, the repurchase date. See “Description of the 2023 Notes—Certain Covenants—Limitation on Asset Sales” and “Description of the 2026 Notes—Certain Covenants—Limitation on Asset Sales.”

Certain Covenants	The indentures governing the New Notes contain certain covenants, which among other things, limit the ability of MVW and our restricted subsidiaries to:

•	incur additional indebtedness;

•	pay dividends or make other restricted payments;

•	make loans and investments;

•	incur liens;

•	sell assets;

•	enter into affiliate transactions;

•	enter into certain sale and leaseback transactions;

•	enter into agreements restricting MVW’s subsidiaries’ ability to pay dividends; and

•	merge, consolidate or amalgamate or sell all or substantially all of their property.

The covenants are subject to a number of important exceptions and qualifications. See “Description of the 2023 Notes—Certain Covenants” and “Description of the 2026 Notes—Certain Covenants.” In addition, most of these covenants will not apply to MVW and our restricted subsidiaries during any period in which the New Notes are rated investment grade by both Moody’s and Standard & Poor’s.

Trustee for the New 2023 Notes	HSBC Bank USA, National Association

Trustee for the New 2026 Notes	The Bank of New York Mellon Trust Company, N.A.

Governing Law	The Notes, the Note Guarantees and the indentures governing the New Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Absence of Established Markets for the New Notes	The New Notes are new issuances of securities for which there is currently no market. We do not intend to apply for the New Notes to be listed on any securities exchange or to arrange for any quotation system to quote them. Accordingly, we cannot assure you that liquid markets will develop or be maintained.

Risk Factors	See “Risk Factors” and other information included and incorporated by reference in this prospectus for a discussion of risks associated with an investment in the New Notes, which should be carefully considered before deciding to continue your investment in the Notes or to tender your Original Notes in exchange for the New Notes.

For more complete information about the New Notes, see “Description of the 2023 Notes” and “Description of the 2026 Notes.”

RISK FACTORS

The New Notes, like the Original Notes, entail the following risks. You should carefully consider these risk factors, as well as the other information contained and incorporated by reference in this prospectus, including the section titled “Risk Factors” in the Annual Report, before making a decision to continue your investment in the Notes or to tender your Original Notes in exchange for the New Notes. The risk factors set forth below add to and update certain of the risk factors set forth in the Annual Report. In this prospectus, when we refer to “Notes,” we are referring to both the Original Notes and the New Notes. Any of the following risks and those in the documents incorporated by reference herein could materially and adversely affect our business, financial condition or results of operations. However, the risks described below and in the documents incorporated by reference herein are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such a case, we may not be able to make payments of principal and interest on the Notes, and you may lose all or part of your original investment.

Risks Related to Our Indebtedness, the Exchange Offers and the New Notes

MVW has significant indebtedness, which could adversely affect our business, financial condition and results of operations, including by decreasing our business flexibility, as well as our ability to meet payment obligations under the Notes and our other indebtedness.

As of March 31, 2019, MVW had approximately $3,955 million of total gross indebtedness. In the future, MVW could increase the amount available for borrowing under the Credit Facilities by up to an amount equal to (i) the greater of $750 million and 100% of MVW’s Consolidated EBITDA (as defined in the Credit Facilities) plus (ii) voluntary prepayments of loans and voluntary permanent commitment reductions under the Credit Facilities and certain other reductions of debt plus (iii) additional amounts as long as the incurrence of such additional amounts would not exceed certain leverage ratios, in each case subject to securing additional commitments and certain other conditions.

The indentures that govern the Notes and the agreements governing the Credit Facilities and MVW’s other indebtedness impose significant operating and financial restrictions, which among other things limit the ability of MVW and certain of our subsidiaries to incur debt, pay dividends and make other restricted payments, make loans and investments, incur liens, sell assets, enter into affiliate transactions, enter into agreements restricting certain subsidiaries’ ability to pay dividends and consolidate, merge or sell all or substantially all of their assets. These covenants and restrictions limit how MVW’s business is conducted. In addition, MVW is required to maintain a specified leverage ratio under the terms of the credit agreement that governs the Credit Facilities. The terms of any future indebtedness MVW may incur could include more restrictive covenants. MVW may not be able to maintain compliance with these covenants and, if we fail to do so, we may not be able to obtain waivers from the lenders and/or amend the covenants. MVW’s failure to comply with the restrictive covenants described above as well as others contained in our debt instruments from time to time could result in an event of default, which, if not cured or waived, could result in MVW being required to repay such indebtedness before its due date or to have to negotiate amendments to or waivers thereof, which may have unfavorable terms or result in the incurrence of additional fees and expenses.

The Existing ILG Indenture imposes operating and financial restrictions, which among other things limit the ability of MVW, ILG and certain of ILG’s subsidiaries to incur debt, pay dividends and make other restricted payments, make loans and investments, incur liens, sell assets, enter into affiliate transactions, enter into agreements restricting certain subsidiaries’ ability to pay dividends and consolidate, merge or sell all or substantially all of their assets. These covenants and restrictions limit how MVW, ILG and ILG’s subsidiaries can interact with the rest of MVW.

The ability of MVW to make scheduled cash payments on and to refinance our indebtedness, including the Notes, the Credit Facilities and the Existing ILG Notes, and to fund planned capital expenditures will depend on our ability to generate significant operating cash flow in the future, which, to a significant extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. MVW may not be able to maintain a sufficient level of cash flow from operating activities to permit us to pay the principal, premium, if any, and interest on the Notes or our other indebtedness.

MVW’s level of debt, together with the covenants included in the agreements governing such indebtedness, among other things:

•	requires MVW to dedicate a large portion of our cash flow from operations to servicing and repayment of debt;

•	reduces funds available for strategic initiatives and opportunities, dividends, share repurchases, working capital and other general corporate needs;

•

limits MVW’s ability to incur certain kinds or amounts of additional indebtedness, which could restrict MVW’s flexibility to react to changes in MVW’s business, industry and economic conditions and increase borrowing costs;

•	creates competitive disadvantages relative to other companies with lower debt levels; and

•	increases our vulnerability to the impact of adverse economic and industry conditions.

In addition, MVW’s credit ratings will impact the cost and availability of future borrowings and, accordingly, MVW’s cost of capital. Downgrades in MVW’s ratings could adversely affect MVW’s businesses, cash flows, financial condition, operating results and share and debt prices, as well as our obligations with respect to MVW’s capital efficient inventory acquisitions.

Despite our current levels of indebtedness, including indebtedness entered into in connection with the Transactions, MVW may be able to incur substantially more debt. This could exacerbate further the risks associated with our leverage.

MVW and our subsidiaries may incur substantial additional indebtedness in the future, including secured indebtedness. As of March 31, 2019, MVW had approximately $3,955 million of total gross indebtedness outstanding, including $973 million of gross secured indebtedness (excluding (i) $4 million of outstanding letters of credit under the Credit Facilities and (ii) non-recourse, securitized debt, including any borrowings under the MVW Warehouse Credit Facility) and an additional $521 million available for borrowing under MVW’s $600 million Revolving Credit Facility (after giving effect to $4 million of outstanding letters of credit). In the future, MVW could increase the amount available for borrowing under the Credit Facilities by up to an amount equal to (i) the greater of $750 million and 100% of MVW’s Consolidated EBITDA (as defined in the Credit Facilities) plus (ii) voluntary prepayments of loans and voluntary permanent commitment reductions under the Credit Facilities and certain other reductions of debt plus (iii) additional amounts as long as the incurrence of such additional amounts would not exceed certain leverage ratios, in each case subject to securing additional commitments and certain other conditions.

Although the indentures that govern the Notes and the credit agreement that governs the Credit Facilities limit MVW’s ability and the ability of our present and future subsidiaries to incur additional indebtedness, the terms of such agreements and instruments permit MVW to incur significant additional indebtedness. In addition, the indentures allow MVW to issue additional Notes under certain circumstances, which will also be guaranteed by the Guarantors that guarantee the Notes. Furthermore, such agreements and instruments will not prohibit MVW from incurring obligations that do not constitute indebtedness as defined therein. To the extent that MVW and our subsidiaries incur additional indebtedness or such other obligations, the risks associated with our substantial indebtedness described above, including our potential inability to service our debt, will increase.

Repayment of the Issuers’ debt, including the Notes, is dependent on cash flow generated by the Issuers’ subsidiaries.

A significant portion of the assets of MVW are owned by, and a significant portion of our operations are conducted by, our subsidiaries, including subsidiaries of the Issuers. Accordingly, repayment of the Issuers’ indebtedness, including the Notes, is dependent, to a significant extent, on the generation of cash flow by the Issuers’ subsidiaries and their ability to make such cash available to the Issuers, by dividend, debt repayment or otherwise. Unless they are guarantors of the Notes, these subsidiaries do not have any obligation to pay amounts due on the Notes or to make funds available for that purpose. The Issuers’ subsidiaries may not be able to, or may not be permitted to, make distributions to enable the Issuers to make payments in respect of their indebtedness, including the Notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit the Issuers’ ability to obtain cash from such subsidiaries. In the event that the Issuers do not receive distributions from their subsidiaries or payments from MVW or our other subsidiaries, the Issuers may be unable to make required principal and interest payments on their indebtedness, including the Notes.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under the Credit Facilities are at variable rates of interest and expose us to interest rate risk. If interest rates were to increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. Assuming all loans are fully drawn, each quarter point change in interest rates would result in a $2 million change in annual interest expense on our indebtedness under the Credit Facilities. We may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk.

The Notes are effectively subordinated to any secured indebtedness of the Issuers or the Guarantors to the extent of the value of the property securing that indebtedness.

The Notes are not secured by any of the Issuers’ or the Guarantors’ assets. As a result, the Notes and the Note Guarantees are effectively subordinated to any of the Issuers’ and the guarantors’ secured indebtedness, including the Credit Facilities, with respect to the assets that secure that indebtedness. The effect of this subordination is that upon a default in payment on, or the acceleration of, any current or future secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of the Issuers or the Guarantors, the proceeds from the sale of assets securing such secured indebtedness will be available to pay obligations on the Notes only after all indebtedness under such secured debt has been paid in full. As a result, the holders of the Notes may receive less, ratably, than the holders of secured debt in the event of the Issuers’ or the Guarantors’ bankruptcy, insolvency, liquidation, dissolution or reorganization.

Claims of holders of the Notes are structurally subordinated to claims of creditors of the Issuers’ subsidiaries that are not guarantors of the Notes.

The Notes are not guaranteed by all of the Issuers’ subsidiaries. In addition, in the future, a guarantor may be released from its Note Guarantee under certain circumstances, including if such guarantor no longer guarantees a credit facility or capital markets debt securities of the Issuers or any guarantor. See “Description of the 2023 Notes—Note Guarantees” and “Description of the 2026 Notes—Note Guarantees.”

Claims of holders of the Notes will be structurally subordinated to the claims of creditors of these non-guarantors, including trade creditors. All obligations of these non-guarantors will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to the Issuers or their creditors, including the holders of the Notes.

For the quarter ended March 31, 2019, our non-guarantor Subsidiaries represented 15% of our revenue and 47% of our income before income taxes. For the year ended December 31, 2018, our non-guarantor Subsidiaries represented 14% of our revenue and 9% of our income before income taxes. As of March 31, 2019, our non-guarantor Subsidiaries represented 17% of our total assets and had $18 million of total liabilities, including debt and trade payables but excluding intercompany liabilities.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.

Any default under the agreements governing the Issuers’ indebtedness, including a default under the credit agreement governing the Credit Facilities or the indentures that govern the Notes, that is not waived by the required holders of such indebtedness, and the remedies sought by the holders of such indebtedness, could prevent the Issuers from paying principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes. If the Issuers are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on their indebtedness, or if they otherwise fail to comply with the various covenants, including financial and operating covenants in the instruments governing their indebtedness, they could be in default under the terms of the agreements governing such indebtedness. In the event of such default,

•

the holders of such indebtedness may be able to cause all available cash flow to be used to pay such indebtedness and, in any event, could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

•

the lenders under the Credit Facilities could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against MVW’s and our subsidiaries’ assets; and

•	MVW or our subsidiaries could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to obtain waivers from the required lenders under the Credit Facilities to avoid being in default. If we breach our covenants under the Credit Facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our Credit Facilities, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

If you do not exchange your Original Notes for New Notes, you will continue to have restrictions on your ability to resell them.

The Original Notes were not issued in a transaction registered under the Securities Act or under the securities laws of any state and may not be resold, offered for resale or otherwise transferred unless they are subsequently registered or resold pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your Original Notes for New Notes pursuant to the Exchange Offers, you will not be able to resell, offer to resell or otherwise transfer the Original Notes unless such offer or sale is registered under the Securities Act or unless you resell them, offer to resell them or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

In addition, upon consummation of the Exchange Offers, the aggregate principal amount of each series of Original Notes will be reduced by the amount of Original Notes of such series exchanged. Securities with a smaller outstanding principal amount available for trading, or float, generally command a lower price than do comparable securities with a greater float. Therefore, the market price for Original Notes that are not submitted for exchange or not accepted by us may be adversely affected. A reduced float may also make the trading prices of any Original Notes that are not exchanged more volatile.

An active trading market for the Notes may not develop or be maintained.

There is currently no established public trading market for the Notes. We do not intend to apply for listing of any series of the New Notes on any securities exchange or for quotation of any series of the New Notes on any automated dealer quotation system. The New Notes will be a new issue of securities with no established trading market. Accordingly, an active trading market for the New Notes may not develop or be maintained. If a trading market does not develop or is not maintained, you may find it difficult or impossible to resell the Notes. Future trading prices of the Notes will depend on many factors, including prevailing interest rates, MVW’s financial condition and results of operations, the then-current ratings assigned to the Notes and the markets for similar securities. Any trading market that develops may be affected by many factors independent of and in addition to the foregoing, including:

•	the time remaining to the maturity of the Notes;

•	the outstanding amount of the Notes;

•	the terms related to optional redemption of the Notes; and

•	the level, direction and volatility of market interest rates generally.

Even if an active trading market for the New Notes does develop, it may not continue. Further, any market that may develop for such Notes may not be liquid, you may not be able to sell such Notes and the price at which you will be able to sell such Notes may be reduced.

The trading price and the liquidity of the Notes may be volatile and can be directly affected by many factors, including MVW’s credit ratings.

The trading price of the Notes could be subject to significant fluctuation in response to, among other factors, changes in MVW’s operating results, interest rates, the market for non-investment grade securities, general economic conditions and securities analysts’ recommendations, if any, regarding MVW’s securities. Any rating organization that rates the Notes may lower the rating or decide not to rate the Notes in its sole discretion. The ratings of the Notes will be based primarily on the rating organization’s assessment of the likelihood of timely payment of interest when due and the payment of principal on the maturity date. Any downgrade or withdrawal of a rating by a rating agency that rates the Notes could have an adverse effect on the trading prices or liquidity of the Notes.

The Issuers may choose to redeem the Notes prior to maturity.

The Issuer may redeem some or all of the Notes at any time. See “Description of the 2023 Notes—Optional Redemption” and “Description of the 2026 Notes—Optional Redemption.”

An increase in market interest rates could result in a decrease in the value of the Notes.

In general, as market interest rates rise, debt bearing interest at a fixed rate declines in value because the premium, if any, over market interest rates will decline. Consequently, if market interest rates increase, the market values of your Notes may decline.

Certain change of control events that affect the market price of the Notes may not give rise to any obligation to repurchase the Notes.

Legal uncertainty regarding what constitutes a change of control and the provisions of the indentures that govern the Notes may allow MVW to enter into transactions, such as acquisitions, refinancing or recapitalizations, that would not constitute a “Change of Control” under the indentures but may increase our outstanding indebtedness or otherwise affect our ability to satisfy obligations under the Notes. The definition of change of control for purposes of the Notes includes a phrase relating to the transfer of “all or substantially all” of MVW’s property. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, your ability to require the Issuers to repurchase the Notes as a result of a transfer of less than all of MVW’s property to another person may be uncertain.

The Issuers may not be able to repurchase all of the Notes upon a change of control, which would result in a default under the Notes.

The Issuers will be required to offer to repurchase the Notes at a purchase price equal to 101% of the principal amount thereof upon the occurrence of a “Change of Control” as provided in the indentures. The occurrence of a change of control may cause an event of default under the Credit Facilities and therefore could cause the Issuers to have to repay amounts outstanding thereunder, and any financing arrangements the Issuers may enter into in the future may also require repayment of amounts outstanding in the event of a change of control and therefore limit the Issuers’ ability to fund the repurchase of the Notes pursuant to the change of control repurchase offers. The Issuers may not have sufficient funds, or be able to arrange for additional financing, at the time of the change of control to make the required repurchase of the Notes. If the Issuer has insufficient funds to repurchase all of the Notes that holders tender for purchase pursuant to the change of control repurchase offers and the Issuers are unable to raise additional capital, an event of default would occur under the indentures. An event of default could cause any other debt that the Issuers may have at that time to become automatically due, further exacerbating their financial condition and diminishing the value and liquidity of the Notes. Additional capital may not be available to the Issuers on acceptable terms or at all. See “Description of the 2023 Notes—Repurchase at the Option of Holders Upon a Change of Control” and “Description of the 2026 Notes—Repurchase at the Option of Holders Upon a Change of Control.”

U.S. federal and state fraudulent transfer laws may permit a court to void the Notes and/or the Note Guarantees, and if that occurs, you may not receive any payments on the Notes.

U.S. federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the Notes and the incurrence of the Note Guarantees. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the Notes or the Note Guarantees could be voided as a fraudulent transfer or conveyance if the Issuers or any of the Guarantors, as applicable, (a) issued the Notes or incurred the Note Guarantee with the intent of hindering, delaying or defrauding creditors or (b) received less than reasonably equivalent value or fair consideration in return for either issuing the Notes or incurring the Note Guarantee and, in the case of (b) only, one of the following is also true at the time thereof:

•	the Issuers or any of the Guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the Notes or the incurrence of the Note Guarantee;

•

the issuance of the Notes or the incurrence of the Note Guarantee left the Issuers or any of the Guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on its business;

•	either of the Issuers or any of the Guarantors intended to, or believed that such Issuer or such guarantor would, incur debts beyond its or such guarantor’s ability to pay as they mature; or

•

either of the Issuers or any of the Guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, the judgment is unsatisfied after final judgment.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that either of the Issuers or any of the Guarantors did not receive reasonably equivalent value or fair consideration for issuing the Notes or incurring its Note Guarantee to the extent such Issuer or such guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the Notes or the incurrence of such Note Guarantee.

The Issuers cannot be certain as to the standards a court would use to determine whether or not either of the Issuers or any of the Guarantors of the Notes were insolvent at the relevant time or, regardless of the standard that a court uses, whether the Notes or the Note Guarantees would be subordinated to the Issuers’ or any of such Guarantors’ other debt. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

If a court were to find that the issuance of the Notes or the incurrence of a Note Guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the Notes or that Note Guarantee, subordinate the Notes or that Note Guarantee to presently existing and future indebtedness of the applicable obligor or require the holders of the Notes to repay any amounts received with respect to that Note Guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred with respect to the Notes or the Note Guarantees, you may not receive any repayment on the Notes or the Note Guarantees.

Further, as a court of equity, the bankruptcy court may subordinate the claims in respect of the Notes to other claims against the Issuers under the principle of equitable subordination if the court determines that (1) the holder of Notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to the Issuers’ other creditors or conferred an unfair advantage upon the holders of Notes and (3) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

Many of the covenants in the indentures will not apply during any period in which the Notes are rated investment grade by both Moody’s and Standard & Poor’s.

Many of the covenants in the indentures will not apply during any period in which the Notes are rated investment grade by both Moody’s and Standard & Poor’s, provided at such time no default or event of default has occurred and is continuing. The covenants that will not apply during such period include covenants that will restrict, among other things, our ability to incur or guarantee debt, to pay dividends or make other restricted payments, to sell assets, to enter into affiliate transactions and to enter into certain other transactions. The Notes may never be rated investment grade, or if they are rated investment grade, they may not maintain these ratings. However, suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. To the extent the covenants are subsequently reinstated, any such actions taken while the covenants were suspended would not result in an event of default under the indentures. See the sections entitled “Description of of the 2023 Notes—Certain Covenants—Covenant Suspension” and ” “Description of of the 2026 Notes—Certain Covenants—Covenant Suspension.”

The Exchange Offers may be cancelled or delayed.

We have reserved the right to terminate or withdraw the Exchange Offers, including solely in respect of the Original 2023 Notes or the Original 2026 Notes, in our sole discretion at any time and for any reason, subject to applicable law. Therefore, even if you properly submit a letter of instruction prior to the expiration date and otherwise comply with the terms and conditions of the Exchange Offers, the Exchange Offers may not be consummated. Because of adjustments or other logistical challenges in exchanging original Notes for New Notes, among other things, the settlement of the Exchange Offers may be delayed. Accordingly, you may have to wait longer than expected to receive your New Notes, during which time you will not be able to effect transfers of your Original Notes or New Notes you are to receive in the Exchange Offers.

You must comply with the Exchange Offers procedures in order to receive freely tradable New Notes.

Delivery of New Notes in exchange for Original Notes tendered and accepted for exchange pursuant to the Exchange Offers will be made only if such tenders comply with the Exchange Offer procedures described herein, including the timely receipt by the applicable Exchange Agent of book-entry transfer of Original Notes into such Exchange Agent’s account at DTC (as defined below), as depositary, including an agent’s message (as defined herein). We are not required to notify you of defects or irregularities in tenders of Original Notes for exchange.

Some holders who exchange their Original Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your Original Notes in the Exchange Offers for the purpose of participating in a distribution of the Original Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

SELECTED HISTORICAL FINANCIAL DATA

The following table presents MVW’s selected historical financial data, which was derived from MVW’s last five fiscal years of consolidated financial statements and related notes. The selected historical financial data of MVW for the years ended December 31, 2017, December 30, 2016, January 1, 2016 and January 2, 2015 set forth below does not include the effects of the Combination Transactions. The selected historical financial data as of and for each of the quarters ended March 31, 2019 and March 31, 2018 are derived from MVW’s unaudited consolidated financial statements included in MVW’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which is incorporated by reference in this prospectus. The selected historical financial data as of and for each of the fiscal years ended December 31, 2018, December 31, 2017 and December 30, 2016 are derived from MVW’s audited consolidated financial statements included in the Annual Report, which is incorporated by reference in this prospectus. The selected historical financial data as of and for the fiscal year ended January 1, 2016 are derived from MVW’s audited consolidated financial statements included in MVW’s Current Report on Form 8-K filed with the SEC on June 5, 2018, which is not incorporated by reference in this prospectus. The selected historical financial data included in the table below for the fiscal year ended January 2, 2015 is derived from MVW’s audited consolidated financial statements for such year, which have not been incorporated by reference into this prospectus and have not been restated for the retrospective adoption of ASC 606.

Historical results are not necessarily indicative of the results that may be expected for any future period or any future date. Because this information is only a summary and does not provide all of the information contained in MVW’s consolidated financial statements, including the related notes, this selected historical financial data should be read in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and MVW’s unaudited consolidated financial statements and the related notes, each included in MVW’s Quarterly Report on Form 10-Q filed with the SEC on May 7, 2019, which is incorporated by reference in this prospectus, and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and MVW’s audited consolidated financial statements and the related notes, each included in the Annual Report, which is incorporated by reference in this prospectus.

	Fiscal Years					Quarter Ended March 31,
($ in millions)	2018(1)	2017(1)	2016(1)	2015(1)	2014(1)(2)	2019	2018
Income Statement Data
Revenues	$2,968	$2,183	$2,000	$2,067	$1,716	$1,060	$571
Revenues net of total expenses	267	246	200	225	156	91	53
Net income attributable to common shareholders	55	235	122	127	81	24	36
Per Share Data
Basic earnings per share attributable to common shareholders	$1.64	$8.70	$4.37	$4.04	$2.40	$0.52	$1.35
Diluted earnings per share attributable to common shareholders	1.61	8.49	4.29	3.95	2.33	0.51	1.32
Cash dividends declared per share	1.65	1.45	1.25	1.05	.25	0.45	0.40
Balance Sheet Data
Total assets	$9,018	$2,845	$2,320	$2,351	$2,531	$9,109	$2,760
Securitized debt, net	1,694	835	729	676	700	1,688	750
Debt, net	2,124	260	8	3	3	2,201	1,012
Mandatorily redeemable preferred stock of consolidated subsidiary, net	—	—	—	39	39	—	—
Total liabilities	5,552	1,804	1,425	1,372	1,451	5,758	1,694
MVW shareholders’ equity	3,461	1,041	895	979	1,080	3,346	1,066
Noncontrolling interests	5	—	—	—	—	5	—

	Fiscal Years					Quarter Ended March 31,
($ in millions)	2018(1)	2017(1)	2016(1)	2015(1)	2014(1)(2)	2019	2018
Operating Statistics
Vacation Ownership
Consolidated Contract Sales(3)
Vacation ownership	$1,073	$826	$741	$719	$699	$354	$204
Exchange & Third-Party Management
Total active members at end of period (000’s)(4)	1,802	—	—	—	—	1,694	—

(1)

In 2017, MVW changed to a calendar year-end and end-of-month quarterly reporting cycle. Earlier fiscal years ended on the Friday closest to December 31. As a result of the change in our financial reporting cycle, MVW’s 2017, 2016, 2015 and 2014 fiscal years were composed of 366 days, 364 days, 364 days and 364 days respectively.

(2)	Amounts have not been restated for the retrospective adoption of ASC 606. As such, the selected financial data is not comparable to the 2018, 2017, 2016 and 2015 information.
(3)

Contract sales consist of the total amount of vacation ownership product sales under contract signed during the period where MVW has received a down payment of at least ten percent of the contract price, reduced by actual rescissions during the period, inclusive of contracts associated with sales of vacation ownership products on behalf of third parties, which MVW refers to as “resales contract sales.” In circumstances where a customer applies any or all of their existing ownership interests as part of the purchase price for additional interests, MVW includes only the incremental value purchased as contract sales. Contract sales differ from revenues from the sale of vacation ownership products that MVW reports in our income statements due to the requirements for revenue recognition described in Note 2, “Summary of Significant Accounting Policies,” accompanying MVW’s audited consolidated financial statements included in the Annual Report, which is incorporated by reference in this prospectus. MVW considers contract sales to be an important operating measure because it reflects the pace of sales in MVW’s business. Consolidated contract sales do not include contract sales from unconsolidated joint ventures.

(4)	Total active members represents the number of Interval International network active members at the end of the applicable period.

THE EXCHANGE OFFERS

Terms of the Exchange Offers

General. We issued the Original 2026 Notes on August 23, 2018 and the Original 2023 Notes on September 4, 2018 in transactions exempt from the registration requirements of the Securities Act.

In connection with the sale of the Original Notes, (i) certain holders of the Original 2023 Notes became entitled to the benefits of the registration rights agreement, dated September 4, 2018, among the Issuers, the Guarantors and the representatives of the dealer managers of the ILG Notes Exchange Offer, and (ii) certain holders of the Original 2026 Notes became entitled to the benefits of the registration rights agreement, dated August 23, 2018, and the joinder thereto, dated September 1, 2018, among the Issuers, the Guarantors and the representatives of the initial purchasers of the Original 2026 Notes. Such agreements are collectively referred to herein as the “registration rights agreements.”

Under the registration rights agreements, we became obligated to file a registration statement in connection with an Exchange Offer, to use our reasonable best efforts to have the Exchange Offers registration statement declared effective and to use our reasonable best efforts to exchange New Notes for the Original Notes tendered prior thereto (i) with respect to the Original 2023 Notes, within 365 days following September 4, 2018, and (ii) with respect to the Original 2026 Notes, within 365 days following August 23, 2018. The Exchange Offers being made by this prospectus, if consummated within the required time period, will satisfy our obligations under the registration rights agreements. This prospectus, together with the letter of instruction, is being sent to all beneficial holders of Original Notes known to us.

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of instruction, we will accept for exchange all Original Notes properly tendered and not withdrawn on or prior to the expiration date. We will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Original Notes accepted in the Exchange Offers. Holders may tender some or all of their Original Notes pursuant to the Exchange Offers.

Based on no-action letters issued by the staff of the SEC to third parties, we believe that holders of the New Notes issued in exchange for Original Notes may offer for resale, resell and otherwise transfer the New Notes, other than any holder that is an affiliate of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act. This is true as long as the New Notes are acquired in the ordinary course of the holders’ business, the holder has no arrangement or understanding with any person to participate in the distribution of the New Notes and neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Notes. A broker-dealer that acquired Original Notes directly from us cannot exchange the Original Notes in the Exchange Offers. Any holder who tenders in the Exchange Offers for the purpose of participating in a distribution of the New Notes cannot rely on the no-action letters of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives New Notes for its own account in exchange for Original Notes, where Original Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See “Plan of Distribution” for additional information.

We shall be deemed to have accepted validly tendered Original Notes when, as and if we have given oral or written notice of the acceptance of such Notes to the applicable Exchange Agent. The 2023 Notes Exchange Agent will act as agent for the tendering holders of Original 2023 Notes for the purposes of receiving the New 2023 Notes from the Issuers and delivering New 2023 Notes to such holders. The 2026 Notes Exchange Agent will act as agent for the tendering holders of Original 2026 Notes for the purposes of receiving the New 2026 Notes from the Issuers and delivering New 2026 Notes to such holders.

If any tendered Original Notes are not accepted for exchange because of an invalid tender or the occurrence of the conditions set forth under “—Conditions” without waiver by us, any such unaccepted Original Notes will be returned, without expense, to the tendering holder of any such Original Notes as promptly as practicable after the expiration date.

Holders of Original Notes who tender in the Exchange Offers will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of instruction, transfer taxes with respect to the exchange of Original Notes, pursuant to the Exchange Offers. We will pay all charges and expenses, other than certain applicable taxes in connection with the Exchange Offers.

Expiration Date; Extensions; Amendment. We will keep the Exchange Offers open for not less than 20 business days, or longer if required by applicable law. The term “expiration date” means the expiration date set forth on the cover page of this prospectus, unless we extend either Exchange Offer, in which case the term “expiration date” when used with respect to an Exchange Offer means the latest date to which such Exchange Offer is extended.

In order to extend the expiration date of an Exchange Offer, we will notify the applicable Exchange Agent of any extension by oral or written notice and issue a public announcement of the extension prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right:

(a)

to delay accepting any Original Notes, to extend the Exchange Offers or to terminate the Exchange Offers and not accept Original Notes not previously accepted if any of the conditions set forth under “—Conditions” shall have occurred and shall not have been waived by us, if permitted to be waived by us, by giving oral or written notice of such delay, extension or termination to the applicable Exchange Agent; or

(b)

to amend the terms of the Exchange Offers in any manner deemed by us to be advantageous to the holders of the Original Notes. Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice. If an Exchange Offer is amended in a manner determined by us to constitute a material change, we promptly will disclose such amendment in a manner reasonably calculated to inform the holders of the Original Notes of such amendment. Depending upon the significance of the amendment, we may extend the applicable Exchange Offer if it otherwise would expire during such extension period.

Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the Exchange Offers, we will not be obligated to publish, advertise, or otherwise communicate any such announcement, other than by making a timely release to an appropriate news agency.

Procedures for Tendering

To tender in the Exchange Offers, a holder must effect a book-entry transfer of Original Notes to be tendered in the Exchange Offers into the account of the applicable Exchange Agent at The Depository Trust Company (“DTC”) by electronically transmitting its acceptance of the Exchange Offers through the Automated Tender Offer Program (“ATOP”) maintained by DTC, and delivering to the applicable Exchange Agent any other required documents. DTC will then verify the acceptance, execute a book-entry delivery to such Exchange Agent’s account at DTC and send an agent’s message to such Exchange Agent. To be validly tendered, confirmation of such book-entry transfer and such other required documents must reach the exchange agent before 5:00 p.m., New York City time, on the expiration date. Holders desiring to tender Original Notes pursuant to ATOP must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC. Except as otherwise provided in this prospectus, delivery of Original Notes will be deemed made only when the agent’s message is actually received by the applicable Exchange Agent prior to the expiration date.

The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the applicable Exchange Agent, forming a part of a confirmation of a book-entry transfer, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility tendering the Original Notes that such participant has received and agrees to be bound by the terms of the letter of instruction and that we may enforce such agreement against such participant.

The tender by a holder of Original Notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of instruction.

Although delivery of the Original Notes may be effected through book-entry transfer into the applicable Exchange Agent’s account at DTC and delivery of an agent’s message to such Exchange Agent, delivery of all other required documents (if any) must be made to the applicable Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

The method of delivery of the required documents other than the Original Notes (if any) to the applicable Exchange Agent is at the election and risk of the holders. In all cases, sufficient time should be allowed to assure timely delivery to the applicable Exchange Agent before 5:00 p.m., New York City time, on the expiration date. No Original Notes or other documents should be sent to us.

There will be no fixed record date for determining registered holders of Original Notes entitled to participate in the Exchange Offers.

Any beneficial holder whose Original Notes are registered in the name of its broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf and comply with the ATOP procedures for book-entry transfer described below on or prior to the expiration date.

All questions as to the validity, form, eligibility, including time of receipt, and withdrawal of the tendered Original Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Original Notes not properly tendered or any Original Notes our acceptance of which, in the opinion of our counsel, would be unlawful. We also reserve the right to waive any irregularities or conditions of tender as to particular Original Notes. Our interpretation of the terms and conditions of the Exchange Offers, including the instructions in the letter of instruction, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within such time as we shall determine. None of us, the Exchange Agents or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Original Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Original Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Original Notes received by the Exchange Agents that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the applicable Exchange Agent to the tendering holders of Original Notes, unless otherwise provided in the letter of instruction, as soon as practicable following the expiration date.

In addition, we reserve the right in our sole discretion to:

(a)

purchase or make offers for any Original Notes that remain outstanding subsequent to the expiration date or, as set forth under “—Conditions,” to terminate the Exchange Offers in accordance with the terms of the registration rights agreements; and

(b)

to the extent permitted by applicable law, purchase Original Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offers.

By tendering, each holder will represent to us that, among other things,

(a)	the New Notes acquired pursuant to the Exchange Offers are being obtained in the ordinary course of business of such holder or other person;

(b)	neither such holder nor such other person is engaged in or intends to engage in a distribution of the New Notes;

(c)	neither such holder or other person has any arrangement or understanding with any person to participate in the distribution of such New Notes; and

(d)

such holder or other person is not an “affiliate,” as defined under Rule 405 of the Securities Act, of the Issuers or, if such holder or other person is such an affiliate, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

We understand that each of the Exchange Agents will make a request promptly after the date of this prospectus to establish accounts with respect to the Original 2023 Notes or the Original 2026 Notes, as applicable, at DTC for the purpose of facilitating the Exchange Offers, and subject to the establishment of such accounts, any financial institution that is a participant in DTC’s system may make book-entry delivery of Original Notes of a series by causing DTC to transfer such Original Notes into the applicable Exchange Agent’s account with respect to the Original Notes in accordance with the ATOP procedures for such transfer. Although delivery of the Original Notes of a series may be effected through book-entry transfer into the applicable Exchange Agent’s account at DTC and delivery of an agent’s message to such Exchange Agent, all other required documents (if any) must in each case be transmitted to and received or confirmed by such Exchange Agent at its address set forth below on or prior to the expiration date.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. However, if the expiration date has been extended, tenders of Original Notes previously accepted for exchange as of the original expiration date may not be withdrawn.

To withdraw a tender of Original Notes in the Exchange Offers, you must comply with DTC’s procedures for withdrawal of tenders. Sufficient time should be allowed for completion of the ATOP withdrawal procedures during the normal business hours of DTC. A withdrawal may be effected by a properly submitted “Request Message” through ATOP, which must:

•	specify the name of the DTC participant whose name appears on the security position listing as the owner of such tendered Original Notes;

•	contain a description of the Original Notes to be withdrawn, including the principal amount; and

•	be signed by such DTC participant in the same manner as the participant’s name is listed in the applicable agent’s message.

Conditions

Notwithstanding any other term of the Exchange Offers, we will not be required to accept any Original Notes for exchange, or exchange any New Notes for any Original Notes, and may terminate or amend the Exchange Offers before the expiration date, if the Exchange Offers violate any applicable law or interpretation by the staff of the SEC. In addition, we will not be obligated to accept for exchange the Original Notes of any holder that has not made to us the representations described under “—Terms of the Exchange Offers—Procedures for Tendering” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the New Notes under the Securities Act.

If we determine in our reasonable discretion that any of the foregoing conditions exist, we may:

(1)	refuse to accept any Original Notes and return all tendered Original Notes to the tendering holders;

(2)

extend the Exchange Offers and retain all Original Notes tendered prior to the expiration of the Exchange Offers, subject, however, to the rights of holders who tendered such Original Notes to withdraw their tendered Original Notes; or

(3)

waive such condition, if permissible, with respect to the Exchange Offers and accept all properly tendered Original Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offers, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the holders, and we will extend the Exchange Offers as required by applicable law.

2023 Notes Exchange Agent

HSBC Bank USA, National Association has been appointed as exchange agent for the 2023 Notes. Any requests for assistance or for additional copies of this prospectus, related materials or documents required in connection with surrenders of Original 2023 Notes for conversion should be directed to HSBC Bank USA, National Association addressed as follows:

HSBC Bank USA, National Association, as Exchange Agent

452 Fifth Avenue

New York, NY 10018

Attn: Corporate Trust & Loan Agency

Facsimile: 212-525-1300

2026 Notes Exchange Agent

The Bank of New York Mellon Trust Company, N.A. has been appointed as exchange agent for the 2026 Notes. Any requests for assistance or for additional copies of this prospectus, related materials or documents required in connection with surrenders of Original 2026 Notes for conversion should be directed to The Bank of New York Mellon Trust Company, N.A. addressed as follows:

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations—Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Eric Herr

Tel: 315-414-3362

Facsimile: 732-667-9408

Email: CT_REORG_UNIT_INQUIRIES@bnymellon.com

Fees and Expenses

We have agreed to bear the expenses of the Exchange Offers pursuant to the registration rights agreements. We have not retained any dealer manager in connection with the Exchange Offers and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offers. We, however, will pay the exchange agent reasonable and customary fees for their services and will reimburse them for their reasonable out-of-pocket expenses in connection with providing such services.

The cash expenses to be incurred in connection with the Exchange Offers will be paid by us. Such expenses include fees and expenses of the Exchange Agents, accounting and legal fees and printing costs, among others.

Accounting Treatment

The New Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us. Certain expenses of the Exchange Offers and the unamortized expenses related to the issuance of the Original Notes will be amortized over the term of the Notes in accordance with the applicable accounting framework.

Consequences of Failure to Exchange

Holders of Original Notes who are eligible to participate in the Exchange Offers but who do not tender their Original Notes will not have any further registration rights, and their Original Notes will continue to be subject to restrictions on transfer. Accordingly, such Original Notes may be resold only:

•	to us, upon redemption of such Original Notes or otherwise,

•

so long as the Original Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A,

•	outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act,

•

in accordance with Rule 144 under the Securities Act, or under another exemption from the registration requirements of the Securities Act, and based upon an opinion of counsel reasonably acceptable to us, or

•	under an effective registration statement under the Securities Act,

in each case in accordance with any applicable securities laws of any state of the United States.

Regulatory Approvals

We do not believe that the receipt of any material federal or state regulatory approval will be necessary in connection with the Exchange Offers, other than the effectiveness of the Exchange Offers registration statement under the Securities Act.

Other

Participation in the Exchange Offers is voluntary and holders of Original Notes should carefully consider whether to accept the terms and condition of the Exchange Offers. Holders of the Original Notes are urged to consult their financial and tax advisors in making their own decision on what action to take with respect to the Exchange Offers.

DESCRIPTION OF THE 2023 NOTES

This description of notes relates to the 5.625% senior notes due 2023 (the “New 2023 Notes”), to be issued by Marriott Ownership Resorts, Inc. and ILG, LLC (the “Issuers” and each an “Issuer”) in exchange for $88,165,000 aggregate principal amount of 5.625% Senior Notes due 2023 (the “Original 2023 Notes” and, together the New 2023 Notes and any additional notes, the “2023 Notes”), issued by the Issuers pursuant to an indenture, dated as of September 4, 2018, by and among the Issuers, Marriott Vacations Worldwide Corporation, the other guarantors party thereto and HSBC Bank USA, National Association, as trustee (the “2023 Notes Trustee”), relating to the 2023 Notes (as supplemented, the “2023 Notes Indenture”). Interest on each 2023 Note will accrue from the last interest payment date on which interest was paid on the tendered Original 2023 Note in exchange therefor or, if no interest has been paid on such Original 2023 Note, from the first date Original Notes of such series were issued. Any Original 2023 Note that remains outstanding after completion of the Exchange Offers, together with the 2023 Notes, will be treated as a single class of securities under the 2023 Notes Indenture.

You can find the definitions of capitalized terms used in this “Description of the 2023 Notes” and not defined elsewhere under the subheading “—Definitions.” Terms defined in this “Description of the 2023 Notes” are defined for use in this section only, and the same terms may have different meanings in the “Description of the 2026 Notes” or elsewhere in this prospectus. In this “Description of the 2023 Notes,” the words “Issuers,” “we,” “us” or “our” refer to Marriott Ownership Resorts, Inc., a Delaware corporation, and ILG, LLC, a Delaware limited liability company, and not to any of their Subsidiaries. Because consents of the holders of a majority of the aggregate principal amount of the Existing ILG Notes were not received in the Consent Solicitation, ILG became a co-issuer of the 2023 Notes rather than a Subsidiary Guarantor of the 2023 Notes. As such, where applicable, certain changes were made in the Indenture, including references to ILG as the “Co-Issuer” and the treatment of the Co-Issuer in a manner similar to the Issuer for purposes of the covenants and other terms described in this “Description of the 2023 Notes,” including with respect to the obligation to pay any principal of, or premium, if any, and interest on, the 2023 Notes and the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Property.” The words “Parent Guarantor” refer only to Marriott Vacations Worldwide Corporation, a Delaware corporation, and not to any of its Subsidiaries, except for the purpose of financial data determined on a consolidated basis. In addition, the words “Subsidiary Guarantor” refer to all existing Subsidiaries of the Parent Guarantor that Guarantee the 2023 Notes and to any Subsidiaries of the Parent Guarantor that Guarantee the 2023 Notes in the future. The word “Guarantors” refers to the Parent Guarantor and the Subsidiary Guarantors, collectively.

The following description is a summary of the material provisions of the 2023 Notes Indenture. It does not restate the 2023 Notes Indenture in its entirety. We urge you to read the 2023 Notes Indenture in its entirety because it, and not this description, defines your rights as a holder of the 2023 Notes. Copies of the 2023 Notes Indenture are available without charge upon request to the Issuer at the address indicated under “Where You Can Find More Information.”

Brief Description of the Notes and the Guarantees

The Notes

The 2023 Notes:

•	are general unsecured obligations of the Issuers;

•	rank equally in right of payment with all of the Issuers’ existing and future senior Debt, including borrowings under the Credit Agreement and the 2026 Notes;

•	rank senior in right of payment to all of the Issuers’ future Subordinated Obligations;

•	are effectively subordinated to all secured obligations of the Issuers, including borrowings under the Credit Agreement, to the extent of the value of the assets securing such obligations;

•	are structurally subordinated to all Debt and other liabilities (including trade payables) of the Parent Guarantor’s Subsidiaries that are not Subsidiary Guarantors; and

•	are fully and unconditionally guaranteed, on a senior basis, by the Guarantors.

Although the 2023 Notes are titled “senior,” we have not issued, and do not currently have any plans to issue, any indebtedness which would be subordinated in right of payment to the 2023 Notes.

The Note Guarantees

The Note Guarantees:

•	are general unsecured obligations of each Guarantor;

•

rank equally in right of payment with all existing and future senior Debt of such Guarantor, including borrowings under the Credit Agreement, the Existing ILG Notes that were not exchanged in the ILG Notes Exchange Offer, the 2026 Notes and the Convertible Notes (with respect to the Parent Guarantor only);

•	rank senior in right of payment to all existing and future Subordinated Obligations of such Guarantor; and

•

are effectively subordinated to all secured obligations of such Guarantor, including the secured guarantee by such guarantor of our obligations under the Credit Agreement, to the extent of the value of the assets securing such obligations.

As of the Issue Date, all of the Parent Guarantor’s Subsidiaries were Restricted Subsidiaries. Under certain circumstances, we are permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries would not be subject to any of the covenants in the 2023 Notes Indenture. Unrestricted Subsidiaries would not Guarantee the 2023 Notes.

Principal, Maturity and Interest

We issued $88,165,000 in aggregate principal amount of Original 2023 Notes on the Issue Date and, subject to compliance with the covenant described under “—Certain Covenants—Limitation on Debt,” we can issue an unlimited amount of additional 2023 Notes under the 2023 Notes Indenture at later dates.

Any additional 2023 Notes that we issue in the future under the 2023 Notes Indenture will be identical in all respects to the 2023 Notes that we are issuing now, except that the 2023 Notes issued in the future will have different issue prices, issue dates, first interest payment dates and first dates from which interest will accrue; provided that if the additional 2023 Notes are not fungible with the 2023 Notes for U.S. federal income tax purposes, the additional 2023 Notes will be issued with a separate CUSIP number. The 2023 Notes and any additional 2023 Notes, if any, will be treated as a single class for all purposes of the 2023 Notes Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the 2023 Notes Indenture and this “Description of the 2023 Notes,” references to the 2023 Notes include any additional 2023 Notes actually issued. We will issue 2023 Notes only in fully registered form without coupons, in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof.

The 2023 Notes will mature on April 15, 2023.

Interest on the 2023 Notes accrues at a rate of 5.625% per annum. Interest on the 2023 Notes is payable semi-annually in arrears on April 15 and October 15, commencing on October 15, 2019. We will pay interest to those persons who were holders of record on the April 1 or October 1 immediately preceding each interest payment date.

Interest on the 2023 Notes will accrue from April 15, 2019. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

The 2023 Notes are denominated in U.S. Dollars and all payments of principal and interest thereon will be paid in U.S. Dollars.

Ranking

The 2023 Notes are senior unsecured obligations of the Issuers and are guaranteed by the Parent Guarantor and each of its Restricted Subsidiaries that is a borrower or guarantor under the Credit Agreement. The 2023 Notes rank equally with all senior unsecured Debt of the Parent Guarantor and the Subsidiary Guarantors (including the Existing ILG Notes that were not exchanged in the ILG Notes Exchange Offer, the 2026 Notes and the Convertible Notes (with respect to the Parent Guarantor only)) but will be effectively subordinated to all secured Debt, including our obligations under the Credit Agreement, to the extent of the value of the assets securing such Debt. Certain of the Parent Guarantor’s Subsidiaries do not and will not guarantee the 2023 Notes, including any Receivables Subsidiary or Foreign Subsidiary. Claims of creditors of non-Guarantor Subsidiaries, including trade creditors, and creditors holding debt and guarantees issued by those Subsidiaries, and claims of preferred stockholders (if any) of those Subsidiaries, generally are structurally senior with respect to the assets and earnings of those subsidiaries over the claims of creditors of the Parent Guarantor, the Issuers or the Subsidiary Guarantors, including holders of the 2023 Notes. The 2023 Notes and each Note Guarantee are therefore structurally subordinated to creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Parent Guarantor (other than the Issuers or the Subsidiary Guarantors).

As of March 31, 2019:

•	we had approximately $3,955 million of total gross indebtedness (including the 2023 Notes);

•

of our total indebtedness, we had approximately $973 million of gross secured indebtedness (excluding (i) $4 million of outstanding letters of credit under the Credit Agreement and (ii) non-recourse, securitized debt, including any borrowings under the warehouse credit facility) to which the 2023 Notes are effectively subordinated; and

•	we had commitments available to be borrowed under the Credit Agreement of $521 million (after giving effect to $4 million of outstanding letters of credit).

Although the 2023 Notes Indenture limits the Incurrence of Debt by the Parent Guarantor and its Restricted Subsidiaries, this limitation is subject to a number of significant exceptions. The Parent Guarantor and its Restricted Subsidiaries may Incur a substantial amount of additional Debt, and a significant portion of such Debt may be secured Debt. Moreover, the 2023 Notes Indenture does not impose any limitation on the Incurrence by the Parent Guarantor and its Restricted Subsidiaries of liabilities that are not considered Debt under the 2023 Notes Indenture. See “—Certain Covenants—Limitation on Debt.”

Optional Redemption

The Issuers may, at their option, redeem all or any portion of the 2023 Notes, at any time, upon not less than 30 days nor more than 60 days prior notice, at the redemption prices set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for 2023 Notes redeemed during the 12-month period commencing on April 15 of the years set forth below, and are expressed as percentages of principal amount:

Redemption Year	Price
2019	102.813%
2020	101.406%
2021 and thereafter	100.000%

Any notice of redemption may, at the Issuers’ discretion, be subject to one or more conditions precedent, including a sale of Capital Stock of the Parent Guarantor, an Incurrence of Debt, a Change of Control or other transaction. If any redemption is subject to the satisfaction of one or more conditions precedent, the related redemption notice shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed. In addition, the Issuers may provide in such notice that payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption may be performed by another Person.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, to, but not including, the redemption date will be paid on the redemption date to the Person in whose name the 2023 Note is registered at the close of business on such record date. In the case of any partial redemption, the 2023 Notes Trustee will select 2023 Notes for redemption by such method as it shall deem fair and appropriate; provided that if the 2023 Notes are in global form, interests in such global notes will be selected for redemption by DTC in accordance with its standard procedures therefor, although no 2023 Note of $2,000 in principal amount or less will be redeemed in part. If any 2023 Note is to be redeemed in part only, the notice of redemption relating to such 2023 Note will state the portion of the principal amount thereof to be redeemed. A new 2023 Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original 2023 Note.

Mandatory Redemption; Sinking Fund

The Issuers are not be required to make any mandatory redemption or sinking fund payments with respect to the 2023 Notes. However, under certain circumstances, the Issuers may be required to offer to purchase the 2023 Notes as described under “—Repurchase at the Option of Holders Upon a Change of Control” and “Certain Covenants—Limitation on Asset Sales.”

The Issuers and their affiliates may acquire 2023 Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the 2023 Notes Indenture.

Note Guarantees

The obligations of the Issuers pursuant to the 2023 Notes, including any repurchase obligation resulting from a Change of Control, are unconditionally guaranteed, jointly and severally, on an unsecured basis, by the Parent Guarantor and each Restricted Subsidiary of the Parent Guarantor that guarantees or is a borrower under the Credit Agreement or other Credit Facility or other capital markets debt securities of an Issuer or a Guarantor (the “Note Guarantees” and each, a “Note Guarantee”). If any Restricted Subsidiary (other than any Receivables Subsidiary or Foreign Subsidiary) that is a Wholly Owned Subsidiary of the Parent Guarantor (and any Domestic Restricted Subsidiary that is a non-Wholly Owned Subsidiary of the Parent Guarantor if such non-Wholly Owned Subsidiary guarantees other capital markets debt securities of an Issuer or a Guarantor) becomes a borrower or guarantor under any Credit Facility or other capital markets debt securities of any Issuer or any Guarantor after the Issue Date, such Restricted Subsidiary must provide a Note Guarantee.

Not all of the Parent Guarantor’s Subsidiaries guarantee the 2023 Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries must pay the holders of their debts and their trade creditors in full before they will be permitted to distribute any of their assets to the Issuers or another Guarantor.

For the quarter ended March 31, 2019, our non-guarantor Subsidiaries represented 15% of our revenue and 47% of our operating income. For the year ended December 31, 2018, our non-guarantor Subsidiaries represented 14% of our revenue and 9% of our income before income taxes. As of March 31, 2019, our non-guarantor Subsidiaries represented 17% of our total assets and had $18 million of total liabilities, including debt and trade payables but excluding intercompany liabilities.

Each Note Guarantee is limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor’s obligation under its Note Guarantee could be significantly less than amounts payable with respect to the 2023 Notes, or a Guarantor may have effectively no obligation under its Note Guarantee. See “Risk Factors—Risks Related to Our Indebtedness, the Exchange Offers and the New Notes—U.S. federal and state fraudulent transfer laws may permit a court to void the Notes and/or the Note Guarantees, and if that occurs, you may not receive any payments on the Notes.”

The Note Guarantee of a Subsidiary Guarantor will terminate, and the Note Guarantee will be automatically and unconditionally released and discharged, upon:

(1) a sale or other disposition (including by way of consolidation or merger) of Capital Stock of the Subsidiary Guarantor following which such Subsidiary Guarantor ceases to be a Subsidiary or the sale or disposition of all or substantially all the Property of the Subsidiary Guarantor (in each case other than to the Parent Guarantor or a Domestic Restricted Subsidiary) otherwise permitted by the 2023 Notes Indenture;

(2) the release or discharge of such Subsidiary Guarantor as a guarantor or borrower under the Credit Agreement and any other Credit Facility and such Subsidiary Guarantor’s guarantee in respect of other capital markets debt securities of any Issuer or any Guarantor, as applicable, that resulted in the creation of such Note Guarantee other than, in each case, a release or discharge through payment thereon;

(3) the designation in accordance with the 2023 Notes Indenture of the Subsidiary Guarantor as an Unrestricted Subsidiary; or

(4) defeasance or discharge of the 2023 Notes, as provided in “—Defeasance and Discharge.”

The Note Guarantee of Parent Guarantor will terminate, and the Note Guarantee will be automatically and unconditionally released and discharged, upon defeasance or discharge of the 2023 Notes, as provided in “—Defeasance and Discharge.”

Repurchase at the Option of Holders Upon a Change of Control

Upon the occurrence of a Change of Control, each holder of 2023 Notes will have the right to require us to repurchase all or any part of that holder’s 2023 Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control, the Issuers shall send or cause to be sent by first-class mail (or electronic transmission in the case of 2023 Notes held in book-entry form), with a copy to the 2023 Notes Trustee, to each holder of 2023 Notes, at such holder’s address appearing in the security register, a notice stating:

(1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant described herein under “—Repurchase at the Option of Holders Upon a Change of Control” and that all 2023 Notes timely tendered will be accepted for repurchase;

(2) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is delivered; and

(3) the procedures that holders of 2023 Notes must follow in order to tender their 2023 Notes (or portions thereof) for payment, and the procedures that holders of 2023 Notes must follow in order to withdraw an election to tender 2023 Notes (or portions thereof) for payment.

We will not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the 2023 Notes Indenture applicable to a Change of Control Offer made by us and purchases all 2023 Notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given pursuant to the 2023 Notes Indenture to redeem all of the 2023 Notes, as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of 2023 Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described above, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant by virtue of such compliance.

We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. Subject to the covenants described below, we could, in the future, enter into transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the 2023 Notes Indenture, but that could increase the amount of Debt outstanding at such time or otherwise affect our capital structure or credit ratings.

The definition of “Change of Control” includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of “all or substantially all” of the Parent Guarantor’s Property. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, if less than all of the Parent Guarantor’s Property is disposed of by any of the means described above, the ability of a holder of 2023 Notes to require us to repurchase its 2023 Notes may be uncertain.

The Credit Agreement also provides that the occurrence of some of the events that would constitute a Change of Control would constitute a default under the Credit Agreement. Future Debt of the Issuers may contain prohibitions of certain events that would constitute a Change of Control or require that future Debt be repurchased upon a Change of Control. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases. Our failure to purchase 2023 Notes in connection with a Change of Control would result in a default under the 2023 Notes Indenture. Any such default would, in turn, constitute a default under the Credit Agreement, and may constitute a default under any of our future Debt as well. Our obligation to make an offer to repurchase the 2023 Notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of that Change of Control with the written consent of the holders of a majority in principal amount of the 2023 Notes. See “—Amendments and Waivers.”

Certain Covenants

Set forth below are summaries of certain of the covenants to be contained in the 2023 Notes Indenture.

Covenant Suspension

During any period of time that:

(a) the 2023 Notes have Investment Grade Ratings from both Rating Agencies, and

(b) no Default or Event of Default has occurred and is continuing under the 2023 Notes Indenture,

the Parent Guarantor and the Restricted Subsidiaries will not be subject to the following provisions of the 2023 Notes Indenture:

•	“—Limitation on Debt,”

•	“—Limitation on Restricted Payments,”

•	“—Limitation on Asset Sales,”

•	“—Limitation on Restrictions on Distributions from Restricted Subsidiaries,”

•	“—Limitation on Transactions with Affiliates” and

•	clause (e) of the first paragraph of “—Merger, Consolidation and Sale of Property”

(collectively, the “Suspended Covenants”). In the event that the Parent Guarantor and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the 2023 Notes below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing (the date of such ratings withdrawal or downgrade or the occurrence of such Default or Event of Default, the “Reversion Date”), then the Parent Guarantor and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants for all periods after that withdrawal, downgrade, Default or Event of Default and, furthermore, compliance with the provisions of the covenant described in “—Limitation on Restricted Payments” with respect to Restricted Payments made after the Reversion Date will be calculated in accordance with the terms of that covenant as though that covenant had been in effect during the entire period of time from the Issue Date, provided that there will not be deemed to have occurred a Default or Event of Default with respect to that covenant during the time (the “Suspension Period”) that the Parent Guarantor and the Restricted Subsidiaries were not subject to the Suspended Covenants (or after that time based solely on events that occurred during that time). Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitation on Restricted Payments.” The Issuers will give the 2023 Notes Trustee written notice of any such suspension of covenants and in any event not later than five Business Days after such suspension has occurred. In the absence of such notice, the 2023 Notes Trustee shall assume that the Suspended Covenants are in full force and effect.

Solely for the purpose of determining the amount of Permitted Liens under the “—Limitation on Liens” covenant during any Suspension Period (as defined below) and without limiting the Parent Guarantor’s or any Restricted Subsidiary’s ability to Incur Debt during any Suspension Period, to the extent that calculations in the “—Limitation on Liens” covenant refer to the “—Limitation on Debt” covenant, such calculations shall be made as though the “—Limitation on Debt” covenant remains in effect during the Suspension Period. On the Reversion Date, all Debt Incurred during the Suspension Period will be classified to have been Incurred pursuant to clause (1) of the first paragraph or one of the clauses set forth in the second paragraph of the covenant described under “—Limitation on Debt” (to the extent such Debt would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Debt Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Debt would not be permitted to be Incurred pursuant to clause (1) of the first paragraph or one of the clauses set forth in the second paragraph of the covenant described under “—Limitation on Debt,” such Debt will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (g) of the second paragraph of the covenant described under “—Limitation on Debt.” For purposes of determining compliance with the covenant described under “—Limitation on Asset Sales,” on the Reversion Date, the Net Available Cash from all Asset Sales not applied in accordance with the covenant will be deemed to be reset to zero. No Subsidiaries may be designated as Unrestricted Subsidiaries during any Suspension Period.

The Issuers will give the 2023 Notes Trustee written notice of any occurrence of a Reversion Date not later than five Business Days after such Reversion Date. After any such notice of the occurrence of a Reversion Date, the 2023 Notes Trustee shall assume that the Suspended Covenants apply and are in full force and effect.

There can be no assurance that the 2023 Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Debt

The Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt (including Acquired Debt) unless, after giving effect to the application of the proceeds thereof either:

(1) the Debt is Debt (in each case, including Acquired Debt) of the Parent Guarantor or a Restricted Subsidiary and after giving pro forma effect to the Incurrence of the Debt and the application of the proceeds thereof, the Consolidated Fixed Charges Coverage Ratio would be at least 2.00 to 1.00; provided that the aggregate principal amount of Debt permitted to be Incurred pursuant to this clause (1) by Restricted Subsidiaries that are not the Issuers or Subsidiary Guarantors may not exceed $35 million at any time outstanding, or

(2) the Debt is Permitted Debt.

The term “Permitted Debt” is defined to include the following:

(a) Debt of the Parent Guarantor or any Restricted Subsidiary evidenced by the Original 2023 Notes and New 2023 Notes offered hereby and the related Note Guarantees (including New 2023 Notes and the Guarantees thereof, but excluding any additional 2023 Notes);

(b) Debt of the Parent Guarantor or a Restricted Subsidiary Incurred under Credit Facilities up to an aggregate principal amount (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) not to exceed $700 million at any time outstanding, which amount shall be permanently reduced by the amount of Net Available Cash from an Asset Sale used to Repay Debt Incurred pursuant to this clause (b), pursuant to the covenant described under “—Limitation on Asset Sales”;

(c) Debt of the Parent Guarantor owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Parent Guarantor or any Restricted Subsidiary; provided, however, that (1) any subsequent issue or transfer of Capital Stock or other event that results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of that Debt (except to the Parent Guarantor or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of that Debt by the issuer thereof, and (2) if the Parent Guarantor, an Issuer or a Subsidiary Guarantor is the obligor on that Debt and the Debt is owed to a Restricted Subsidiary that is not an Issuer or a Subsidiary Guarantor, the Debt is expressly subordinated to the prior payment in full in cash of all obligations with respect to the 2023 Notes or the applicable Note Guarantee;

(d) Debt of a Restricted Subsidiary outstanding on the date on which that Restricted Subsidiary was acquired by the Parent Guarantor or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, a transaction or series of transactions pursuant to which the Restricted Subsidiary became a Restricted Subsidiary of the Parent Guarantor or was otherwise acquired by the Parent Guarantor); provided that the principal amount of any Debt Incurred pursuant to this clause (d) outstanding at any one time may not exceed the greater of (x) $35 million and (y) 3.5% of the Parent Guarantor’s Consolidated Total Assets;

(e) Debt in connection with one or more standby letters of credit or performance or surety bonds or completion guarantees issued by the Parent Guarantor or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

(f) Debt arising from agreements of the Parent Guarantor or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the disposition of any business, assets or Capital Stock of a Subsidiary, other than Guarantees of Debt

Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock; provided, however, that the maximum aggregate liability in respect of all such Debt shall at no time exceed the gross proceeds actually received by the Parent Guarantor or such Restricted Subsidiary in connection with such disposition;

(g) Debt of the Parent Guarantor and its Restricted Subsidiaries outstanding on the Issue Date (including any Existing ILG Notes not exchanged in the ILG Notes Exchange Offer, the 2026 Notes and the Convertible Notes, including, in each case, any Guarantee thereof) and, in each case, not otherwise described in clauses (a) through (f) above and clause (l) below;

(h) Debt of the Parent Guarantor or a Restricted Subsidiary (other than any Receivables Subsidiary) in an aggregate principal amount outstanding at any one time not to exceed $150 million;

(i) Debt of the Parent Guarantor or a Restricted Subsidiary Incurred in respect of Capital Lease Obligations, Purchase Money Debt and Sale and Leaseback Transactions; provided that the principal amount of any Debt Incurred pursuant to this clause (i) outstanding at any one time may not exceed the greater of (x) $50 million and (y) 5.0% of the Parent Guarantor’s Consolidated Total Assets;

(j) Debt of any Issuer or any Guarantor consisting of Guarantees of Debt of the Parent Guarantor or any Restricted Subsidiary Incurred under any other clause of this covenant;

(k) Debt of Foreign Subsidiaries in an aggregate principal amount outstanding at any one time not to exceed $50 million;

(l) Debt under Hedging Obligations that are Incurred in the ordinary course of business, under Permitted Bond Hedge Transactions or consisting of any Permitted Warrant Transaction, in each case not for speculative purposes;

(m) Debt to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the 2023 Notes in each case in accordance with the requirements of the 2023 Notes Indenture;

(n) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this covenant and clauses (a), (d) and (g) above or this clause (n);

(o) Debt of any Receivables Subsidiary under an Accounts Receivable Facility to the extent that the obligations thereunder are required to be reflected as a liability on the consolidated balance sheet of the Parent Guarantor in accordance with GAAP;

(p) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Debt is extinguished within five (5) Business Days of its Incurrence;

(q) Debt in respect of trade letters of credit, warehouse receipts or similar instruments issued to support performance obligations (other than obligations in respect of Debt) in the ordinary course of business; provided that the aggregate stated amount of any such trade letters of credit, warehouse receipts or similar instruments shall not exceed, as of the date of issuance, amendment or extension thereof, $15.0 million;

(r) Debt consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(s) Debt representing deferred compensation to employees of the Parent Guarantor or any Subsidiary Incurred in the ordinary course of business;

(t) all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (a) through (s) above.

For purposes of determining compliance with any restriction on the Incurrence of Debt in U.S. Dollars where Debt is denominated in a different currency, the amount of such Debt will be the Dollar Equivalent determined on the date of such determination. The principal amount of any Permitted Refinancing Debt Incurred in the same currency as the Debt being refinanced will be the Dollar Equivalent of the Debt refinanced determined on the date such Debt being refinanced was initially Incurred. Notwithstanding any other provision of this covenant, for purposes of determining compliance with this “Limitation on Debt” covenant, increases in Debt solely due to fluctuations in the exchange rates of currencies will not be deemed to exceed the maximum amount that the Parent Guarantor or any Restricted Subsidiary may Incur under any of clauses (a) through (t) of this “Limitation on Debt” covenant.

For purposes of determining compliance with the covenant described above:

(A) in the event that all or any portion of an item of Debt meets the criteria of more than one of the types of Debt described above, the Parent Guarantor, in its sole discretion, will classify such item of Debt at the time of Incurrence and only be required to include the amount and type of such Debt in one of the above clauses;

(B) the Parent Guarantor will be entitled to divide and classify and reclassify all or any portion of an item of Debt in more than one of the types of Debt described above; provided that the Issuers shall designate an aggregate principal amount of $700 million of Debt committed or outstanding under the Credit Agreement on the Issue Date which shall at all times such Debt remains committed or outstanding be treated as Incurred under clause (2)(b) above and may not be reclassified; and

(C) in the case of any Refinancing Debt, when measuring the outstanding amount of such Debt such amount shall not include, without duplication, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums (including, without limitation, tender premiums) and other costs and expenses (including, without limitation, original issue discount, upfront fees or similar fees) Incurred in connection with such refinancing.

Limitation on Restricted Payments

The Parent Guarantor shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, the proposed Restricted Payment,

(a) a Default or Event of Default shall have occurred and be continuing,

(b) the Parent Guarantor could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under “—Limitation on Debt,” or

(c) the aggregate amount of that Restricted Payment and all other Restricted Payments declared or made after the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

(1) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the first day of the fiscal quarter in which the Issue Date occurred to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment and for which reports are required to be provided under “—Reports” (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

(2) Capital Stock Sale Proceeds received after the Issue Date, plus

(3) the sum of:

(A) the aggregate Net Cash Proceeds received by the Parent Guarantor or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Parent Guarantor, and

(B) the aggregate amount by which Debt of the Parent Guarantor or any Restricted Subsidiary is reduced on the Parent Guarantor’s consolidated balance sheet on or after the Issue

Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Parent Guarantor, excluding, in the case of clause (A) or (B):

(x) any Debt issued or sold to the Parent Guarantor or a Subsidiary of the Parent Guarantor or an employee stock ownership plan or trust established by the Parent Guarantor or any Subsidiary for the benefit of their employees, and

(y) the aggregate amount of any cash or other Property distributed by the Parent Guarantor or any Restricted Subsidiary upon any such conversion or exchange, plus

(4) an amount equal to the sum of:

(A) the net reduction in Investments in any Person other than the Parent Guarantor or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property made after the Issue Date, in each case to the Parent Guarantor or any Restricted Subsidiary from that Person, less the cost of the disposition of those Investments, and

(B) the lesser of the net book value or the Fair Market Value of the Parent Guarantor’s equity interest in an Unrestricted Subsidiary at the time the Unrestricted Subsidiary is designated a Restricted Subsidiary (provided that such designation occurs after the Issue Date);

provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as Restricted Payments) by the Parent Guarantor or any Restricted Subsidiary in that Person, plus

(5) any cash dividends or cash distributions received directly or indirectly by an Issuer or a Guarantor after the Issue Date from an Unrestricted Subsidiary or any other Person that is not a Restricted Subsidiary, to the extent such dividends or distributions were not otherwise included in Consolidated Net Income (other than to the extent such distribution represents a return of capital and the Investment in such Unrestricted Subsidiary or such other Person was made by the Parent Guarantor or a Restricted Subsidiary pursuant to clause (j) of the second paragraph of this covenant or to the extent such Investment constituted a Permitted Investment), plus

(6) an amount equal to the amount calculated pursuant to Section 4.05(c) of the Original Indenture through the Issue Date, less the amount of any of Restricted Payments made through the Issue Date by IAC or any of its Restricted Subsidiaries in compliance with Section 4.05 of the Original Indenture.

Notwithstanding the foregoing limitation, the Parent Guarantor and each of the Restricted Subsidiaries may:

(a) declare or pay dividends on its Capital Stock or distributions, or the consummation of any irrevocable redemption, within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if, on said date of declaration or redemption notice, such dividends, distributions or redemption, as the case may be, could have been paid in compliance with the 2023 Notes Indenture; provided, however, that the dividend, distribution and redemption shall be included in the calculation of the amount of Restricted Payments;

(b) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Parent Guarantor or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Parent Guarantor (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Parent Guarantor or an employee stock ownership plan or trust established by the Parent Guarantor or any Subsidiary for the benefit of their employees); provided, however, that

(1) the purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments, and

(2) the Capital Stock Sale Proceeds from the exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) above;

(c) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that the purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

(d) pay scheduled dividends (not constituting a return on capital) on Disqualified Stock issued pursuant to and in compliance with the covenant described under “—Limitation on Debt”;

(e) permit a Restricted Subsidiary that is not a Wholly Owned Subsidiary to pay dividends to shareholders of that Restricted Subsidiary that are not the parent of that Restricted Subsidiary, so long as the Parent Guarantor or a Restricted Subsidiary that is the parent of that Restricted Subsidiary receives dividends on a pro rata basis or on a basis that results in the receipt by the Parent Guarantor or a Restricted Subsidiary that is the parent of that Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis;

(f) make cash payments in lieu of fractional shares in connection with the exercise of warrants, options or other securities convertible into Capital Stock of the Parent Guarantor; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(g) make repurchases of shares of Capital Stock (other than Disqualified Stock) of the Parent Guarantor deemed to occur upon the exercise of options to purchase shares of Capital Stock (other than Disqualified Stock) of the Parent Guarantor, warrants, other rights to acquire Capital Stock (other than Disqualified Stock) or the vesting of restricted stock units if such shares of Capital Stock (other than Disqualified Stock) of the Parent Guarantor represent a portion of the exercise price of such options, warrants or other rights or represents withholding, income or employment taxes due upon such exercise or vesting; provided, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

(h) repurchase shares of, or options to purchase shares of, common stock of the Parent Guarantor or a Restricted Subsidiary from current or former officers, directors or employees of the Parent Guarantor or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees), pursuant to the terms of agreements (including employment agreements) or plans approved by the Board of Directors under which such individuals acquire shares of such common stock; provided, however, that the aggregate amount of such repurchases shall not exceed $5.0 million in any calendar year (with unused amounts in any calendar year carried over to the immediately succeeding calendar year (but not any other years) subject to a maximum of $7.5 million in any calendar year); and provided further, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

(i) purchase, defease or otherwise acquire or retire for value any Subordinated Obligations upon a Change of Control of the Parent Guarantor or an Asset Sale by the Parent Guarantor or any Restricted Subsidiary, to the extent required by any agreement pursuant to which such Subordinated Obligations were issued, but only if an offer to purchase 2023 Notes has previously been made as required under “—Repurchase at the Option of Holders Upon a Change of Control” or “—Limitation on Asset Sales” and all 2023 Notes validly tendered and not withdrawn in connection with such offer to purchase 2023 Notes have been repurchased pursuant to the provisions described under “—Repurchase at the Option of Holders Upon a Change of Control” or “—Limitation on Asset Sales”; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments;

(j) make other Restricted Payments not to exceed $75 million in the aggregate; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(k) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Parent Guarantor or a Restricted Subsidiary made by exchange for or out of the proceeds of, the substantially concurrent sale of Disqualified Stock of the Parent Guarantor or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Stock is permitted to be Incurred pursuant to the covenant described under “—Limitation on Debt” and constitutes Permitted Refinancing Debt;

(l) payments of the premium in respect of, and other performance by the Parent Guarantor of its obligations under, any Permitted Bond Hedge Transaction;

(m) any Restricted Payments and/or payments or deliveries required by the terms of, and other performance by the Parent Guarantor of its obligations under, any Permitted Warrant Transaction (including making payments and/or deliveries due upon exercise and settlement or termination thereof); and

(n) any payments made in connection with the Transactions; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments.

For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (a) through (l) above, meets any of the criteria of any of the clauses of the definition of “Permitted Investments,” or is permitted pursuant to the first paragraph of this covenant, the Parent Guarantor, in its sole discretion, (x) will classify such Restricted Payment or Permitted Investment on the date of such Restricted Payment or Permitted Investment and may later reclassify such Restricted Payment or Permitted Investment in any manner that complies with this covenant (based on circumstances existing at the time of reclassification), (y) may divide and later redivide the amount of a Restricted Payment among more than one of such clauses or the first paragraph of this covenant and (z) will only be required to include such Restricted Payment or Permitted Investment in one of such clauses or the first paragraph of this covenant.

Limitation on Liens

The Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens), upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom unless (i) it has made or will make effective provision whereby the 2023 Notes will be secured by that Lien equally and ratably with (or prior to) all other Debt of the Parent Guarantor or any Restricted Subsidiary secured by that Lien or (ii) in the case of Liens securing Subordinated Obligations of any Issuer or any Guarantor, the 2023 Notes and the related Note Guarantees are secured by a Lien on such property, assets or proceeds that is senior to such Liens.

Any Lien created for the benefit of the holders of the 2023 Notes pursuant to this covenant shall be automatically and unconditionally released and discharged (a) upon the release and discharge of each of the Liens described in clauses (i) and (ii) above or (b) upon the Restricted Subsidiary whose Property is secured by such Lien ceasing to be a Subsidiary of the Parent Guarantor in accordance with the 2023 Notes Indenture.

Limitation on Asset Sales

The Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(a) the Parent Guarantor or the Restricted Subsidiary receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the Property subject to that Asset Sale;

(b) at least 75% of the consideration paid to the Parent Guarantor or the Restricted Subsidiary in connection with the Asset Sale is in the form of cash or Cash Equivalents or the assumption by the purchaser of liabilities of the Parent Guarantor or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the 2023 Notes or the Note Guarantees) as a result of which the Parent Guarantor and the Restricted Subsidiaries are no longer obligated with respect to those liabilities; and

(c) the Issuers deliver an Officer’s Certificate to the 2023 Notes Trustee certifying that the Asset Sale complies with the foregoing clauses (a) and (b).

For the purposes of this covenant:

(1) securities or other assets received by the Parent Guarantor or any Restricted Subsidiary from the transferee that are converted by the Parent Guarantor or such Restricted Subsidiary into cash within 180 days after the closing of such Asset Sale shall be considered to be cash to the extent of the cash received in that conversion;

(2) any cash consideration paid to the Parent Guarantor or the Restricted Subsidiary in connection with the Asset Sale that is held in escrow or on deposit to support indemnification, adjustment of purchase price or similar obligations in respect of such Asset Sale shall be considered to be cash;

(3) Productive Assets received by the Parent Guarantor or any Restricted Subsidiary in connection with the Asset Sale shall be considered to be cash;

(4) the requirement that at least 75% of the consideration paid to the Parent Guarantor or the Restricted Subsidiary in connection with the Asset Sale be in the form of cash or Cash Equivalents or assumed liabilities shall also be considered satisfied if the cash or Cash Equivalents received constitutes at least 75% of the consideration received by the Parent Guarantor or the Restricted Subsidiary in connection with such Asset Sale, determined on an after-tax basis; and

(5) any Designated Non-Cash Consideration received by the Parent Guarantor or any Restricted Subsidiary in connection with the Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received in respect of Asset Sales that is at that time outstanding not to exceed $40 million shall be considered to be cash.

The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Parent Guarantor or a Restricted Subsidiary, to the extent the Parent Guarantor or the Restricted Subsidiary elects (or is required by the terms of any Debt):

(a) to Repay secured Debt of an Issuer or a Guarantor (and if the secured Debt being repaid is revolving credit Debt, to correspondingly permanently reduce commitments with respect thereto), or any Debt of a non-Guarantor Restricted Subsidiary (excluding, in any such case, any Debt that is owed to the Parent Guarantor or an Affiliate of the Parent Guarantor);

(b) to Repay other Debt (and if the Debt being repaid is revolving credit Debt, to correspondingly permanently reduce commitments with respect thereto) of the Parent Guarantor or a Restricted Subsidiary (other than Subordinated Obligations and Debt owed to the Parent Guarantor or an Affiliate of the Parent Guarantor) so long as the Parent Guarantor shall equally and ratably reduce obligations under the 2023 Notes (i) on a pro rata basis as provided under “—Optional Redemption,” (ii) through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or (iii) by making an offer (in accordance with the procedures set forth below for a Prepayment Offer) to all holders to purchase their 2023 Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of 2023 Notes that would otherwise be prepaid; or

(c) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary equal to the amount of Net Available Cash received by the Parent Guarantor or a Restricted Subsidiary);

provided, however, that the Net Available Cash (or any portion thereof) from Asset Sales from the Parent Guarantor to any Subsidiary must be reinvested in Additional Assets of the Parent Guarantor, an Issuer or another Guarantor. The Issuers may, at their option, make a Prepayment Offer (as defined below) using proceeds from any Asset Sale at any time after the consummation of such Asset Sale.

Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 365 days from the date of the receipt of that Net Available Cash or that the Parent Guarantor earlier elects to so designate shall constitute “Excess Proceeds”; provided, however, that a binding commitment to reinvest in

Additional Assets pursuant to clause (c) of the preceding paragraph shall be treated as a permitted application of the Net Available Cash from the date of such commitment; provided that (i) such reinvestment is consummated within 180 days of the end of the 365-day period referred to in this sentence, and (ii) if such reinvestment is not consummated within the period set forth in subclause (i) or such binding commitment is terminated, the Net Available Cash not so applied will be deemed to be Excess Proceeds. The foregoing obligations with respect to any Net Available Cash from an Asset Sale may be satisfied by the Issuers making a Prepayment Offer (as defined below) with respect to all Net Available Cash prior to the expiration of the relevant 365-day period (or such longer period provided above) or with respect to any unapplied Excess Proceeds.

When the aggregate amount of Excess Proceeds not previously subject to a Prepayment Offer (as defined below) exceeds $35 million (taking into account income earned on those Excess Proceeds, if any), the Issuers will be required to make or cause to be made an offer to purchase (the “Prepayment Offer”) the 2023 Notes, which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the 2023 Notes Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of 2023 Notes have been given the opportunity to tender their 2023 Notes for purchase in accordance with the 2023 Notes Indenture, the Parent Guarantor or such Restricted Subsidiary may use the remaining amount for any purpose permitted by the 2023 Notes Indenture and the amount of Excess Proceeds will be reset to zero.

The term “Allocable Excess Proceeds” will mean the product of:

(a) the Excess Proceeds, and

(b) a fraction,

(1) the numerator of which is the aggregate principal amount of the 2023 Notes outstanding on the date of the Prepayment Offer, and

(2) the denominator of which is the sum of the aggregate principal amount of the 2023 Notes outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of the Issuers and the Guarantors outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the 2023 Notes and the Note Guarantees and subject to terms and conditions in respect of Asset Sales similar in all material respects to the covenant described hereunder and requiring any Issuer or any Guarantor to make an offer to purchase that Debt at substantially the same time as the Prepayment Offer.

Not later than five Business Days after the Issuers are obligated to make a Prepayment Offer as described in the preceding paragraph, the Issuers shall send, or cause to be sent, a written notice, by first-class mail (or electronic transmission in the case of 2023 Notes held in book-entry form), to the holders of 2023 Notes, accompanied by information regarding the Parent Guarantor and its Subsidiaries as the Issuers in good faith believe will enable the holders to make an informed decision with respect to that Prepayment Offer. The notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days and no later than 60 days from the date the notice is delivered.

The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of 2023 Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with provisions of the covenant described hereunder, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the covenant described hereunder by virtue thereof.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

The Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

(x) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Parent Guarantor or any other Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividend or liquidating distributions prior to the dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock),

(y) make any loans or advances to the Parent Guarantor or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Parent Guarantor or any Restricted Subsidiary to other Debt Incurred by the Parent Guarantor or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances), or

(z) sell, lease or transfer any of its Property to the Parent Guarantor or any other Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (x) or (y) above).

The foregoing limitations will not apply to restrictions:

(a) in effect on the Issue Date, including, but not limited to pursuant to the Credit Agreement and the related collateral documentation and the indentures governing any Existing ILG Notes not exchanged in the ILG Notes Exchange Offer, the 2026 Notes and the Convertible Notes, including, in each case, any Guarantee thereof;

(b) relating to Debt of a Restricted Subsidiary existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which that Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Parent Guarantor,

(c) that result from any amendment, restatement, modification, renewal, supplement, extension, replacement or Refinancing of Debt Incurred pursuant to an agreement referred to in clause (a) or (b) above, in clause (f), (g) or (j) below or this clause (c); provided that the restriction contained in such amendment, restatement, modification, renewal, supplement, extension, replacement or Refinancing is not materially more restrictive (as determined in good faith by the Issuers’ Boards of Directors in a resolution of the Board of Directors delivered to the 2023 Notes Trustee), taken as a whole, than the restrictions of the same type contained in the agreements or instruments referred to in clauses (a), (b), (f), (g) or (j) or this clause (c), as applicable,

(d) resulting from the Incurrence of any Permitted Debt described in the second paragraph of the covenant described under “—Limitation on Debt”; provided that the restriction is no less favorable to the holders of 2023 Notes in any material respect (as determined in good faith by the Issuers’ Boards of Directors in a resolution of the Board of Directors delivered to the 2023 Notes Trustee) than the restrictions of the same type contained in the 2023 Notes Indenture, or

(e) existing by reason of applicable law, rule, regulation or order; and

(f) with respect to clause (z) above only, relating to Debt that is permitted to be Incurred and secured without also securing the 2023 Notes pursuant to the covenants described under “—Limitation on Debt” and “—Limitation on Liens” that limit the right of the debtor to dispose of the Property securing that Debt,

(g) encumbering Property at the time the Property was acquired by the Parent Guarantor or any Restricted Subsidiary, so long as the restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of the acquisition,

(h) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements (including, without limitation, intellectual property licenses entered into in the ordinary course of business) that restrict assignment of the agreements or rights thereunder,

(i) which are customary restrictions contained in asset sale agreements limiting the transfer of Property pending the closing of the sale,

(j) existing by reason of the 2023 Notes Indenture, the 2023 Notes offered hereby and the Note Guarantees;

(k) in respect of any Receivables Subsidiary to the extent set forth in the Accounts Receivable Facility Documents; or

(l) which are customary provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Issuers’ Boards of Directors and otherwise permitted under the 2023 Notes Indenture, which limitation is applicable only to the assets that are the subject of such agreements.

Limitation on Transactions with Affiliates

The Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Parent Guarantor (an “Affiliate Transaction”), unless:

(a) the terms of such Affiliate Transaction are materially no less favorable to the Parent Guarantor or that Restricted Subsidiary, as the case may be, taken as a whole, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Parent Guarantor, and

(b) (i) if the Affiliate Transaction involves aggregate payments or value in excess of $10 million, the Boards of Directors of the Issuers (including a majority of the disinterested members of the Board of Directors) approves the Affiliate Transaction and, in its good faith judgment, believes that the Affiliate Transaction complies with clause (a) of this paragraph as evidenced by a resolution of the Board of Directors promptly delivered to the 2023 Notes Trustee and (ii) if the Affiliate Transaction involves aggregate payments or value in excess of $25 million, the Issuers deliver to the 2023 Notes Trustee an opinion issued by an Independent Financial Advisor to the effect that such Affiliate Transaction is fair to the Parent Guarantor or such Restricted Subsidiary from a financial point of view.

Notwithstanding the foregoing limitation, the Parent Guarantor or any Restricted Subsidiary may enter into or suffer to exist the following:

(a) any transaction or series of transactions between the Parent Guarantor and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries;

(b) any Restricted Payment permitted to be made pursuant to the covenant described under “—Limitation on Restricted Payments” or any Permitted Investment;

(c) any reasonable or customary employment, consulting, service, severance, termination agreement, employee benefit plan, compensation arrangement, indemnification arrangement, or any similar arrangement entered into by the Parent Guarantor or a Restricted Subsidiary with a current or former director, officer or employee of the Parent Guarantor or a Restricted Subsidiary and payments related thereto; or any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Parent Guarantor, restricted stock plans, restricted stock unit plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of directors, officers and employees of the Parent Guarantor or a Restricted Subsidiary approved by the Boards of Directors of the Issuers;

(d) (i) reimbursement of employee travel and lodging costs and other business expenses Incurred in the ordinary course of business and (ii) loans and advances to employees made in the ordinary course of business in compliance with applicable laws and consistent with the past practices of the Parent Guarantor or that Restricted Subsidiary, as the case may be; provided that those loans and advances do not exceed $5 million in the aggregate at any one time outstanding;

(e) any issuance of shares of Capital Stock (other than Disqualified Stock) of the Parent Guarantor;

(f) any agreement as in effect on the Issue Date or any amendment, modification, supplement, extension or renewal thereto (so long as such amendment, modification, supplement, extension or renewal is not materially adverse to the interests of the holders of the 2023 Notes) or any transaction contemplated thereby;

(g) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged or consolidated with or into the Parent Guarantor or a Restricted Subsidiary, as such agreement may be amended, modified, supplemented, extended or renewed from time to time; provided that such agreement was not entered into contemplation of such acquisition, merger or consolidation, and so long as any such amendment, modification, supplement, extension or renewal, when taken as a whole, is not materially more disadvantageous to the holders, in the reasonable determination of an Officer of each of the Issuers than the applicable agreement as in effect on the date of such acquisition, merger or consolidation;

(h) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Parent Guarantor and its Restricted Subsidiaries and otherwise in compliance with the terms of the 2023 Notes Indenture; provided that in the reasonable determination of an Officer of each of the Issuers, such transactions are on terms that are not materially less favorable, when taken as a whole, to the Parent Guarantor or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent Guarantor or such Restricted Subsidiary with an unrelated Person;

(i) transactions in which the Parent Guarantor or any Restricted Subsidiary delivers to the 2023 Notes Trustee a letter or opinion from an Independent Financial Advisor stating that such transaction is fair to the Parent Guarantor or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, than those that might reasonably have been obtained by the Parent Guarantor or such Restricted Subsidiary in a comparable transaction at such time on an arms-length basis from a Person that is not an Affiliate;

(j) the Transactions and the payment of all Transaction Expenses; and

(k) transactions in connection with an Accounts Receivable Facility.

Limitation on Sale and Leaseback Transactions

The Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

(a) the Parent Guarantor or that Restricted Subsidiary would be entitled to:

(1) Incur Debt in an amount equal to the Attributable Debt with respect to that Sale and Leaseback Transaction pursuant to the covenant described under “—Limitation on Debt,” and

(2) create a Lien on the Property securing that Attributable Debt without also securing the 2023 Notes pursuant to the covenant described under “—Limitation on Liens,” and

(b) the Sale and Leaseback Transaction is effected in compliance with the covenant described under “—Limitation on Asset Sales” after treating all the consideration received in such Sale and Leaseback Transaction as Net Available Proceeds of such covenant.

Designation of Restricted and Unrestricted Subsidiaries

The Boards of Directors of the Issuers may designate any Restricted Subsidiary or other Subsidiary of the Parent Guarantor to be an Unrestricted Subsidiary if:

(a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Parent Guarantor or any other Restricted Subsidiary,

(b) immediately before and after such designation, no Event of Default shall have occurred and be continuing, and

(c) any of the following:

(1) the Subsidiary to be so designated has total assets of $10,000 or less,

(2) if the Subsidiary has consolidated assets greater than $10,000, then the designation would be permitted under the covenant entitled “—Limitation on Restricted Payments,” or

(3) the designation is effective immediately upon the entity becoming a Subsidiary of the Parent Guarantor (as designated by the Board of Directors in the manner provided below).

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Parent Guarantor will be classified as a Restricted Subsidiary; provided, however, that the Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if the Person is a Subsidiary of an Unrestricted Subsidiary.

Except as provided in the first sentence of the first paragraph of this covenant, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. In addition, neither the Parent Guarantor nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary in existence and classified as an Unrestricted Subsidiary at the time the Parent Guarantor or the Restricted Subsidiary is liable for that Debt (including any right to take enforcement action against that Unrestricted Subsidiary).

The Boards of Directors of the Issuers may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to the designation,

(x) the Parent Guarantor could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under “—Limitation on Debt,” and

(y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

Any designation or redesignation of this kind by the Board of Directors will be evidenced to the 2023 Notes Trustee by filing with the 2023 Notes Trustee a resolution of the Board of Directors giving effect to the designation or redesignation and an Officer’s Certificate that:

(a) certifies that the designation or redesignation complies with the foregoing provisions, and

(b) gives the effective date of the designation or redesignation, and the filing with the 2023 Notes Trustee to occur after the end of the fiscal quarter of the Parent Guarantor in which the designation or redesignation is made within the time period for which reports are required to be provided under “—Reports.”

Additional Note Guarantees

The Parent Guarantor will not permit any of its Restricted Subsidiaries that is a Wholly Owned Subsidiary (and any Domestic Restricted Subsidiary that is a non-Wholly Owned Subsidiary if such non-Wholly Owned

Subsidiary guarantees other capital markets debt securities of an Issuer or a Guarantor), other than the Issuers or the Subsidiary Guarantors, to guarantee the payment of any Debt of any Issuer or any other Guarantor incurred under a Credit Facility or other capital markets debt securities (other than Debt payable to the Parent Guarantor or a Restricted Subsidiary) unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the 2023 Notes Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Debt of any Issuer or any Guarantor:

(a) if the 2023 Notes or such Guarantor’s Guarantee are subordinated in right of payment to such Debt, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Debt substantially to the same extent as the 2023 Notes are subordinated to such Debt; and

(b) if such Debt is by its express terms subordinated in right of payment to the 2023 Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Debt shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Debt is subordinated to the 2023 Notes;

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; and

(3) such Restricted Subsidiary shall deliver to the 2023 Notes Trustee an Opinion of Counsel stating that:

(a) such Guarantee has been duly executed and authorized; and

(b) such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principals of equity;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed on the Issue Date or at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; provided, further, that no Receivables Subsidiary or Foreign Subsidiary will be required to become a Guarantor at any time.

Each Guarantee shall be released in accordance with the provisions of the 2023 Notes Indenture described under “—Note Guarantees.”

Merger, Consolidation and Sale of Property

The Parent Guarantor

The Parent Guarantor shall not merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

(a) the Parent Guarantor shall be the surviving Person or the surviving Person (if other than Parent Guarantor) formed by that merger, consolidation or amalgamation or to which that sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (each such Person being herein called the “Surviving Parent”);

(b) the Surviving Parent (if other than the Parent Guarantor) expressly assumes, by supplemental indenture executed and delivered to the 2023 Notes Trustee by that Surviving Parent, in the case of a

Surviving Parent formed by the merger, consolidation or amalgamation with the Parent Guarantor or to which the sale, transfer, assignment, lease, conveyance or disposition is with respect to all or substantially all of the Property of the Parent Guarantor, the due and punctual payment of the principal of, and premium, if any, and interest on, all the 2023 Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the 2023 Notes Indenture to be performed by the Parent Guarantor;

(c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Parent Guarantor, that Property shall have been transferred as an entirety or virtually as an entirety to one Person;

(d) immediately before and after giving effect to that transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Parent or any Restricted Subsidiary as a result of that transaction or series of transactions as having been Incurred by the Surviving Parent or the Restricted Subsidiary at the time of that transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(e) immediately after giving effect to that transaction or series of transactions on a pro forma basis, the Parent Guarantor or the Surviving Parent, as the case may be, (i) would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under “—Limitation on Debt” or (ii) the Consolidated Fixed Charges Coverage Ratio of the Parent Guarantor or the Surviving Parent, as applicable, would be greater than or equal to such ratio immediately prior to such transaction; provided, however, that this clause (e) shall not be applicable to the Parent Guarantor merging, consolidating or amalgamating with or into an Affiliate incorporated solely for the purpose of reincorporating the Parent Guarantor in a State of the United States so long as the amount of Debt of the Parent Guarantor and the Restricted Subsidiaries is not increased thereby; and

(f) the Issuers shall deliver, or cause to be delivered, to the 2023 Notes Trustee, in form and substance reasonably satisfactory to the 2023 Notes Trustee, an Officer’s Certificate and an Opinion of Counsel, each stating that the transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to the transaction have been satisfied.

The Surviving Parent shall succeed to, and be substituted for, and may exercise every right and power of, the Parent Guarantor under the 2023 Notes Indenture, but the predecessor Parent Guarantor in the case of:

(a) a sale, transfer, assignment, conveyance or other disposition (unless that sale, transfer, assignment, conveyance or other disposition is of all the assets of the Parent Guarantor as an entirety or virtually as an entirety), or

(b) a lease,

shall not be released from any obligation to pay the principal of, premium, if any, and interest on, the 2023 Notes, in the case of the Parent Guarantor.

The Issuers

Neither of the Issuers shall merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all their Property in any one transaction or series of transactions unless:

(a) one of the Issuers shall be the surviving Person or the surviving Person (if other than the Issuers) formed by that merger, consolidation or amalgamation or to which that sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (each such Person being herein called the “Surviving Person”);

(b) the Surviving Person (if other than the Issuers) expressly assumes, by supplemental indenture executed and delivered to the 2023 Notes Trustee by that Surviving Person, in the case of a Surviving Person formed by the merger, consolidation or amalgamation with any of the Issuers, or to which the sale, transfer, assignment, lease, conveyance or disposition is with respect to all or substantially all of the Property of the applicable Issuer, the due and punctual payment of the principal of, and premium, if any, and interest on, all the 2023 Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the 2023 Notes Indenture to be performed by the applicable Issuer;

(c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of any of the Issuers, that Property shall have been transferred as an entirety or virtually as an entirety to one Person;

(d) immediately before and after giving effect to that transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

(e) the applicable Issuer shall deliver, or cause to be delivered, to the 2023 Notes Trustee, in form and substance reasonably satisfactory to the 2023 Notes Trustee, an Officer’s Certificate and an Opinion of Counsel, each stating that the transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to the transaction have been satisfied.

The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the applicable Issuer under the 2023 Notes Indenture.

Subsidiary Guarantors

No Subsidiary Guarantor may:

(a) merge, consolidate or amalgamate with or into any other Person, or

(b) sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions, or

(c) permit any Person to merge, consolidate or amalgamate with or into the Subsidiary Guarantor unless:

(i) the other Person is the Parent Guarantor, any Issuer or any Restricted Subsidiary that is a Subsidiary Guarantor or becomes a Subsidiary Guarantor concurrently with the transaction; or

(ii) (1) either (x) the Subsidiary Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor under its Note Guarantee; and

(2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(iii) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Subsidiary Guarantor or the sale or disposition of all or substantially all the Property of the Subsidiary Guarantor (in each case other than to the Parent Guarantor or a Restricted Subsidiary) in compliance with the covenant described under “—Limitation on Asset Sales” and otherwise permitted by the 2023 Notes Indenture.

Notwithstanding the foregoing, any Subsidiary Guarantor may merge, consolidate or amalgamate with or into or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its properties and assets to any Issuer, the Parent Guarantor or another Subsidiary Guarantor or merge with a Restricted Subsidiary of the Parent Guarantor, so long as the resulting entity remains or becomes a Subsidiary Guarantor.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Conduct of Business of Receivables Subsidiaries

Notwithstanding anything to the contrary contained herein, the Parent Guarantor will not permit any Receivables Subsidiary to engage in any business activities (including, but not limited to, making acquisitions or Investments) or incur or assume any liabilities other than, in each case, solely in connection with the transactions contemplated by the Accounts Receivable Facility Documents.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any 2023 Notes are outstanding, the Issuers will furnish to the holders of 2023 Notes or cause the 2023 Notes Trustee to furnish to the holders of 2023 Notes, within the time periods specified in the SEC’s rules and regulations for non-accelerated filers:

(1) all quarterly and annual reports of the Parent Guarantor that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Parent Guarantor were required to file such reports; and

(2) all current reports of the Parent Guarantor required to be filed with the SEC on Form 8-K if the Parent Guarantor were required to file such reports,

provided that the electronic filing of the foregoing reports by the Parent Guarantor on the SEC’s EDGAR system (or any successor system) shall be deemed to satisfy the Issuers’ delivery obligations to the 2023 Notes Trustee and any holder of 2023 Notes, it being understood that the 2023 Notes Trustee shall have no responsibility to determine whether any reports have been filed on the SEC’s EDGAR system (or any successor system).

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Parent Guarantor’s consolidated financial statements by the Parent Guarantor’s certified independent accountants. In addition, the Parent Guarantor will, substantially concurrently with furnishing or making such reports referred to in clauses (1) and (2) above available to the holders of the 2023 Notes or the 2023 Notes Trustee, post the reports on its website within the time periods specified above.

If, at any time, the Parent Guarantor is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Parent Guarantor will nevertheless continue to file the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. Neither the Issuers nor the Parent Guarantor will take any action reasonably expected to cause the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Parent Guarantor’s filings for any reason, the Issuers or the Parent Guarantor will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Parent Guarantor were required to file those reports with the SEC.

If the Parent Guarantor has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Parent Guarantor and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Parent Guarantor. In addition, each Issuer agrees that, if at any time the Parent Guarantor is not required to file with the SEC the reports required by the preceding paragraphs, it will furnish to the holders of 2023 Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

To the extent any information is not provided within the time periods specified in this section “—Reports” and such information is subsequently provided, the Issuers will be deemed to have satisfied their obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

The Issuers will be deemed to have satisfied their obligations to furnish the reports referred to in clauses (1) and (2) above to the 2023 Notes Trustee and the holders of the 2023 Notes if any direct or indirect parent of the Parent Guarantor has furnished to the holders of the 2023 Notes or caused the 2023 Notes Trustee to furnish to the holders of 2023 Notes or filed such reports (including reports filed by such direct or indirect parent’s independent accountants) with the SEC using the EDGAR filing system (or any successor thereto). The 2023 Notes Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, any Issuer’s, any Guarantor’s or any other Person’s compliance with the covenants described herein or with respect to any reports or other documents filed under the 2023 Notes Indenture.

Events of Default

Events of Default in respect of the 2023 Notes include:

(1) failure to make the payment of any interest on the 2023 Notes when the same becomes due and payable, and that failure continues for a period of 30 days;

(2) failure to make the payment of any principal of, or premium, if any, on any of the 2023 Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

(3) failure to comply with the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Property”;

(4) failure to comply with any other covenant or agreement in the 2023 Notes or in the 2023 Notes Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 60 days after written notice is given to the Issuers as provided below;

(5) a default under any Debt by the Parent Guarantor or any Restricted Subsidiary that results in acceleration of the maturity of that Debt, or failure to pay any Debt at maturity, in an aggregate amount greater than $30 million or its foreign currency equivalent at the time (the “cross acceleration provisions”);

(6) any judgment or judgments for the payment of money in an aggregate amount in excess of $30 million (or its foreign currency equivalent at the time) (net of amounts covered by insurance or bonded) that shall be rendered against Parent Guarantor or any Restricted Subsidiary and that shall not be waived, satisfied, annulled, discharged or rescinded for any period of 60 consecutive days during which a stay of enforcement shall not be in effect (the “judgment default provisions”);

(7) specified events involving bankruptcy, insolvency or reorganization of Parent Guarantor, any Issuer or any Significant Subsidiary (the “bankruptcy provisions”); and

(8) any Note Guarantee ceases to be in full force and effect, other than in accordance with the terms of the 2023 Notes Indenture, or Parent Guarantor or a Subsidiary Guarantor denies or disaffirms its obligations under its Note Guarantee (the “note guarantee provisions”).

A Default under clause (4) is not an Event of Default until the 2023 Notes Trustee or the holders of not less than 25% in aggregate principal amount of the 2023 Notes then outstanding notify the Issuers of the Default and the Issuers do not cure that Default within the time specified after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”

The Issuers shall deliver to the 2023 Notes Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event that with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Issuers are taking or proposes to take with respect thereto.

If an Event of Default with respect to the 2023 Notes (other than an Event of Default resulting from particular events involving bankruptcy, insolvency or reorganization with respect to any Issuer, the Parent Guarantor or any Significant Subsidiary) shall have occurred and be continuing, the 2023 Notes Trustee or the registered holders of not less than 25% in aggregate principal amount of 2023 Notes then outstanding may declare to be immediately due and payable the principal amount of all the 2023 Notes then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default resulting from events of bankruptcy, insolvency or reorganization with respect to any Issuer, the Parent Guarantor or any Significant Subsidiary shall occur, the amount with respect to all the 2023 Notes shall be due and payable immediately without any declaration or other act on the part of the 2023 Notes Trustee or the holders of the 2023 Notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the 2023 Notes Trustee, the registered holders of a majority in aggregate principal amount of the 2023 Notes then outstanding may, under some circumstances, rescind and annul the acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest of any 2023 Note held by a non-consenting holder, have been cured or waived as provided in the 2023 Notes Indenture.

Subject to the provisions of the 2023 Notes Indenture relating to the duties of the 2023 Notes Trustee, in case an Event of Default shall occur and be continuing, the 2023 Notes Trustee will be under no obligation to exercise any of its rights or powers under the 2023 Notes Indenture at the request or direction of any of the holders of the 2023 Notes, unless the holders shall have offered to the 2023 Notes Trustee reasonable indemnity satisfactory to it. Subject to the provisions for the indemnification of the 2023 Notes Trustee, the holders of a majority in aggregate principal amount of the 2023 Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the 2023 Notes Trustee or exercising any trust or power conferred on the 2023 Notes Trustee with respect to the 2023 Notes.

No holder of 2023 Notes will have any right to institute any proceeding with respect to the 2023 Notes Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(a) that holder has previously given to the 2023 Notes Trustee written notice of a continuing Event of Default,

(b) the registered holders of at least 25% in aggregate principal amount of the 2023 Notes then outstanding have made written request and offered indemnity reasonably satisfactory to the 2023 Notes Trustee to institute the proceeding as trustee, and

(c) the 2023 Notes Trustee shall not have received from the registered holders of a majority in aggregate principal amount of the 2023 Notes then outstanding a direction inconsistent with that request and shall have failed to institute the proceeding within 60 days.

However, these limitations do not apply to a suit instituted by a holder of any 2023 Note for enforcement of payment of the principal of, and premium, if any, or interest on, that 2023 Note on or after the respective due dates expressed in that 2023 Note. The 2023 Notes Trustee shall not be deemed to have notice of any Default or Event of Default unless an officer of the 2023 Notes Trustee having direct responsibility for the administration of the 2023 Notes Indenture has received written notice of any such event and such notice references the 2023 Notes and the 2023 Notes Indenture.

Amendments and Waivers

Subject to certain exceptions, the 2023 Notes Indenture, the 2023 Notes and the Note Guarantees may be amended, supplemented or otherwise modified with the consent of the registered holders of a majority in aggregate principal amount of the 2023 Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the 2023 Notes) and any past default or compliance with any provisions may also be waived with the consent of the registered holders of a majority in aggregate principal amount of the 2023 Notes then outstanding (including waivers obtained in connection with a tender offer or exchange offer for the

2023 Notes), except a Default in the payment of principal, premium, if any, or interest and particular covenants and provisions of the 2023 Notes Indenture which cannot be amended without the consent of each holder of an outstanding 2023 Note (with respect to any 2023 Notes held by such non-consenting holder). However, with respect to any 2023 Notes held by a non-consenting holder, no amendment may, among other things:

(1) reduce the principal amount of 2023 Notes whose holders must consent to an amendment or waiver;

(2) reduce the rate of or extend the time for payment of interest on any 2023 Note;

(3) reduce the principal of or extend the Stated Maturity of any 2023 Note;

(4) make any 2023 Note payable in money other than U.S. Dollars;

(5) impair the right of any holder of the 2023 Notes to receive payment of principal of and interest on that holder’s 2023 Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to that holder’s 2023 Notes;

(6) subordinate the 2023 Notes or the Note Guarantees to any other obligation of any Issuer or any Guarantor;

(7) reduce the premium payable upon the redemption of any 2023 Note or change the time at which any 2023 Note may be redeemed, as described under “—Optional Redemption”;

(8) reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the 2023 Notes must be repurchased pursuant to that Change of Control Offer;

(9) at any time after the Issuers are obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which the Prepayment Offer must be made or at which the 2023 Notes must be repurchased pursuant thereto; or

(10) release any Guarantor from any of its obligations under its Note Guarantee or the 2023 Notes Indenture, except in accordance with the terms of the 2023 Notes Indenture.

Without the consent of any holder of the 2023 Notes, the Issuers, the Guarantors and the 2023 Notes Trustee may amend, supplement or otherwise modify the 2023 Notes Indenture, the 2023 Notes and the Note Guarantees to:

(1) cure any ambiguity, omission, defect, mistake or inconsistency;

(2) provide for the assumption by a successor of the obligations of any Issuer or any Guarantor under the 2023 Notes Indenture;

(3) provide for uncertificated 2023 Notes in addition to or in place of certificated 2023 Notes; provided that the uncertificated 2023 Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated 2023 Notes are described in Section 163(f)(2)(B) of the Code;

(4) add Guarantees with respect to the 2023 Notes or release Guarantors from their Note Guarantees as provided by the terms of the 2023 Notes Indenture or the Note Guarantees;

(5) secure the 2023 Notes and the Note Guarantees (and, thereafter, provide releases of collateral in accordance with the security documents entered into in connection therewith), add to the covenants for the benefit of the holders of the 2023 Notes or surrender any right or power conferred upon the Parent Guarantor or any Restricted Subsidiary;

(6) make any change that does not adversely affect the rights of any holder of the 2023 Notes;

(7) comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, the 2023 Notes Indenture under the Trust Indenture Act of 1939, as amended;

(8) provide for the issuance of additional 2023 Notes in accordance with the 2023 Notes Indenture;

(9) provide for the appointment of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the 2023 Notes Indenture;

(10) provide for the issuance of New 2023 Notes or other exchange securities that shall have terms substantially identical to the 2023 Notes (except that the transfer restrictions contained in the 2023 Notes shall be modified or eliminated as appropriate) and which shall be treated, together with any outstanding 2023 Notes, as a single class of securities; or

(11) conform any provision of the 2023 Notes Indenture, the 2023 Notes or the Note Guarantees to this “Description of the 2023 Notes” to the extent that such provision in this “Description of the 2023 Notes” was intended to a verbatim recitation of a provision of the 2023 Notes Indenture, the 2023 Notes or the Note Guarantees.

The consent of the holders of the 2023 Notes is not necessary to approve the particular form of any proposed amendment, supplement or other modification. It is sufficient if such consent approves the substance of the proposed amendment, supplement or other modification. After an amendment, supplement or other modification becomes effective, the Issuers are required to deliver to each registered holder of the 2023 Notes at the holder’s address appearing in the security register a notice briefly describing the amendment. However, the failure to give this notice to all holders of the 2023 Notes, or any defect therein, will not impair or affect the validity of the amendment supplement or other modification. In connection with any modification, amendment or supplement, the Issuers will deliver to the 2023 Notes Trustee an Opinion of Counsel and an Officer’s Certificate upon which the 2023 Notes Trustee may conclusively rely, each stating that such modification, amendment or supplement complies with the applicable provisions of the 2023 Notes Indenture and such modification, amendment or supplement is the legal, valid and binding obligation of the Issuers enforceable against them in accordance with its terms.

Defeasance and Discharge

The Issuers may discharge all obligations of the Issuers and the Guarantors under the 2023 Notes, the 2023 Notes Indenture and the Note Guarantees by irrevocably depositing in trust with the 2023 Notes Trustee money or Government Obligations sufficient to pay principal of and interest on the 2023 Notes to maturity or redemption within one year, subject to meeting certain other conditions.

The Issuers at any time may also terminate all of the obligations of the Issuers and the Guarantors under the 2023 Notes, the 2023 Notes Indenture and the Note Guarantees (“legal defeasance”), except for particular obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the 2023 Notes, to replace mutilated, destroyed, lost or stolen 2023 Notes and to maintain a registrar and paying agent in respect of the 2023 Notes. The Issuers at any time may terminate (“covenant defeasance”):

(1) the obligations of the Parent Guarantor and the Restricted Subsidiaries under the covenants described under “—Repurchase at the Option of Holders Upon a Change of Control” and “—Certain Covenants” above (other the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Property,” except as provided in clause (3) below),

(2) the operation of the cross acceleration provisions, the judgment default provisions, the bankruptcy provisions with respect to Significant Subsidiaries and the Note Guarantee provisions described under “—Events of Default” above, and

(3) the limitations contained in clause (e) under the first paragraph of “—Certain Covenants—Merger, Consolidation and Sale of Property” above.

The Issuers may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Issuers exercise their legal defeasance option, payment of the 2023 Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option, payment of the 2023 Notes may not be accelerated because of an Event of Default specified in clause (4) (with respect to the covenants described under “—Certain Covenants”), (5), (6), (7) (with respect only to Significant Subsidiaries) or (8) under “—Events of Default” above or because of the failure of the Parent Guarantor to comply with clause (e) under the first paragraph of “—Merger, Consolidation and Sale of Property” above. The legal defeasance option or the covenant defeasance option may be exercised only if:

(a) the Issuers irrevocably deposit in trust with the 2023 Notes Trustee money in U.S. Dollars or U.S. dollar-denominated Government Obligations for the payment of principal of and interest (including premium, if any) on the 2023 Notes to maturity or redemption;

(b) the Issuers deliver to the 2023 Notes Trustee a certificate of a nationally recognized accounting firm expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited Government Obligations plus any deposited money without investment will provide cash at the times and in amounts as will be sufficient to pay principal and interest (including premium, if any) when due on all the 2023 Notes to maturity or redemption, as the case may be;

(c) no Default or Event of Default has occurred and is continuing on the date of the deposit and after giving effect thereto (other than a Default or Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith);

(d) the deposit does not constitute a default under any other agreement or instrument binding on the Issuers;

(e) the Issuers deliver to the 2023 Notes Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(f) in the case of the legal defeasance option, the Issuers deliver to the 2023 Notes Trustee an Opinion of Counsel stating that:

(1) the Issuers have received from the Internal Revenue Service a ruling, or

(2) since the date of the 2023 Notes Indenture there has been a change in the applicable federal income tax law,

to the effect, in either case, that, and based thereon the Opinion of Counsel shall confirm that, the holders of the 2023 Notes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

(g) in the case of the covenant defeasance option, the Issuers deliver to the 2023 Notes Trustee an Opinion of Counsel to the effect that the holders of the 2023 Notes will not recognize income, gain or loss for federal income tax purposes as a result of that covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that covenant defeasance had not occurred; and

(h) the Issuers deliver to the 2023 Notes Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the 2023 Notes have been complied with as required by the 2023 Notes Indenture.

In the case of either discharge or defeasance, the Note Guarantees, if any, will terminate.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of any Issuer or any Guarantor, as such, shall have any liability for any obligations of any Issuer or any Guarantor (other than an Issuer in respect of the 2023 Notes and each Guarantor in respect of its Note Guarantee) under the 2023 Notes, the Note Guarantees or the 2023 Notes Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a 2023 Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the 2023 Notes. This waiver may not be effective to waive liabilities under the federal securities law.

Governing Law

The 2023 Notes Indenture, the 2023 Notes and the Note Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

HSBC Bank USA, National Association is the trustee under the 2023 Notes Indenture and has been appointed by the Issuers as registrar and paying agent with regard to the 2023 Notes.

Except during the continuance of an Event of Default, the 2023 Notes Trustee will perform only the duties as are specifically set forth in the 2023 Notes Indenture, and no implied covenants or obligations shall be read into the 2023 Notes Indenture against the 2023 Notes Trustee, where duties and obligations shall be determined solely by the express provisions of the 2023 Notes Indenture. During the existence of an Event of Default, the 2023 Notes Trustee will exercise the rights and powers vested in it under the 2023 Notes Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of that person’s own affairs.

Definitions

Set forth below is a summary of defined terms from the 2023 Notes Indenture that are used in this “Description of the 2023 Notes.” Reference is made to the 2023 Notes Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

“2026 Notes” means the 6.500% senior notes due 2026 of the Issuers.

“Accounts Receivable Facilities” means the transactions contemplated by the Accounts Receivable Facility Documents pursuant to which the Designated Notes Parties sell Time Share Receivables to a Receivables Subsidiary for resale by such Receivables Subsidiary as part of a customary asset securitization or similar financing transaction involving Time Share Receivables, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Parent Guarantor and its Subsidiaries (other than a Receivables Subsidiary) and as to which neither the Parent Guarantor nor any of its Subsidiaries (other than a Receivables Subsidiary) provides credit support of any kind.

“Accounts Receivable Facility Documents” means the pooling and servicing agreement, the receivables purchase agreement and each of the other documents and agreements entered into in connection with an Accounts Receivable Facility, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time.

“Acquisition” means the purchase or acquisition (whether in one or a series of related transactions) by any Person of (a) more than fifty percent (50%) of the Capital Stock with ordinary voting power of another Person or (b) all or substantially all of the Property (other than Capital Stock) of another Person or division or line of business or business unit of another Person, whether or not involving a merger or consolidation with such Person.

“Acquired Debt” means Debt (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, (2) assumed in connection with the acquisition of assets from such Person, whether or not Incurred by such Person in connection with such Person becoming a Restricted Subsidiary of the Parent Guarantor or such acquisition or (3) of a Person at the time such Person merges or amalgamates with or into or consolidates or otherwise combines with the Parent Guarantor or any Restricted Subsidiary. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets and, with respect to clause (3) of the preceding sentence, on the date of the relevant merger, amalgamation, consolidation or other combination.

“Additional Assets” means:

(a) any Property (other than cash, cash equivalents, securities and inventory), including any improvements thereto through capital expenditures or otherwise, to be used, or that is useful, in a Permitted Business;

(b) Capital Stock of (i) a Person that becomes a Restricted Subsidiary as a result of the acquisition of that Capital Stock by the Parent Guarantor or another Restricted Subsidiary from any Person other than the Parent Guarantor or an Affiliate of the Parent Guarantor or (ii) any Person that at such time is a Restricted Subsidiary; provided, however, that, in the case of this clause (b), the Restricted Subsidiary is primarily engaged in a Permitted Business; or

(c) all or substantially all of the assets of a Permitted Business.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with that specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Approved Bank” means (a) any lender under the Credit Agreement, (b) any United States domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (c) any bank (or parent thereof) whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody’s is at least P-2 or the equivalent thereof.

“Asset Sale” means any direct or indirect sale, lease (other than operating lease entered into in the ordinary course of business), transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) by the Parent Guarantor or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(a) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares),

(b) all or substantially all the assets of any division or line of business of the Parent Guarantor or any Restricted Subsidiary, or

(c) any other Property of the Parent Guarantor or any Restricted Subsidiary outside of the ordinary course of business of the Parent Guarantor or such Restricted Subsidiary,

other than, in the case of clause (a), (b) or (c) above,

(1) any disposition by a Restricted Subsidiary to the Parent Guarantor or by the Parent Guarantor or a Restricted Subsidiary to a Restricted Subsidiary;

(2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by the covenant described under “—Certain Covenants—Limitation on Restricted Payments”;

(3) any disposition effected in compliance with the first paragraph of the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Property—The Parent Guarantor” or any disposition that constitutes a Change of Control pursuant to the 2023 Notes Indenture;

(4) any disposition that does not (together with all related dispositions) involve assets having a Fair Market Value or consideration in excess of $7.5 million;

(5) any disposition of Cash Equivalents in the ordinary course of business;

(6) the creation or Incurrence of a Permitted Lien or any other Lien created or Incurred in compliance with the covenant described under “—Certain Covenants—Limitation on Liens,” and dispositions in connection therewith;

(7) the issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by the covenant described under “—Certain Covenants—Limitation on Debt”;

(8) a surrender or waiver of contract rights or a settlement, release or surrender of contract, tort or other claims in the ordinary course of business;

(9) any sale or other disposition of Time Share Receivables by the Designated Notes Parties and Receivables Subsidiaries pursuant to, and in accordance with the terms of, the Accounts Receivable Facility Documents;

(10) any sale or other disposition of timeshare interests in real property in the ordinary course of business of the Parent Guarantor and its Subsidiaries;

(11) the disposition in the ordinary course of business of interests in any resort operating as part of the European business of the Parent Guarantor or its Restricted Subsidiaries to an independent trustee after all or substantially all of the Time Share Inventory attributable to such resort have been sold to third parties; and

(12) the disposition in the ordinary course of business of interests in the entities which hold the interests in inventory used in the operation of the Marriott Vacation Club, Asia Pacific business to an independent trustee or administrative third parties subject to regulatory provisions of the laws of the jurisdictions governing such entities.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination,

(a) if the Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligation” and

(b) in all other instances, the greater of:

(1) the Fair Market Value of the Property subject to the Sale and Leaseback Transaction, and

(2) the present value (discounted at the interest rate implicit in the transaction, as reasonably determined by the Parent Guarantor) of the total obligations of the lessee for rental payments during the remaining term of the lease included in the Sale and Leaseback Transaction (including any period for which the lease has been extended).

“Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

(a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of that Debt or redemption or similar payment with respect to that Preferred Stock multiplied by the amount of the payment by

(b) the sum of all payments of this kind.

“Beneficial Owner” means a beneficial owner as defined in Rule 13d-3 under the Exchange Act, except that:

(a) a Person will be deemed to be the Beneficial Owner of all shares that the Person has the right to acquire, whether that right is exercisable immediately or only after the passage of time, and

(b) for purposes of clause (a) of the definition of “Change of Control,” any “person” or “group” (as those terms are defined in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, shall be deemed to be the Beneficial Owners of any Voting Stock of a corporation or other legal entity held by any other corporation or legal entity (the “parent corporation”), so long as that person or group Beneficially Owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of that parent corporation.

The term “Beneficially Own” shall have a corresponding meaning.

“Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation or a duly authorized committee of the board of directors; (2) with respect to a partnership, the board of directors of the general partner of the partnership; (3) with respect to a limited liability company, the managing member or members or any controlling committee or board of managers of such company or the Board of Directors of the sole member or the managing member thereof; and (4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or the city in which the corporate trust office of the 2023 Notes Trustee is located are authorized or required by law to close.

“Capital Lease Obligation” means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of the 2023 Notes Indenture governing the 2023 Notes, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty, in each case; provided that all obligations of such Person that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect on the Issue Date (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a capital lease) for purposes of the 2023 Notes Indenture regardless of any change in GAAP following the Issue Date (or any change in the implementation in GAAP for future periods that are contemplated as of the Issue Date) that would otherwise require such obligation to be re-characterized as a capital lease. For purposes of “—Certain Covenants—Limitation on Liens,” a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participation, rights, warrants, options or other interests in the nature of an equity interest in that Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into that equity interest.

“Capital Stock Sale Proceeds” means the aggregate net proceeds (including the Fair Market Value of property other than cash) received by the Parent Guarantor from the issuance or sale (other than to a Subsidiary of the Parent Guarantor or an employee stock ownership plan or trust established by the Parent Guarantor or the Subsidiary for the benefit of their employees) by the Parent Guarantor of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys’ fees, accountants’ fees, initial purchasers’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with the issuance or sale and net of taxes paid or payable as a result thereof.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Parent Guarantor or any Restricted Subsidiary: (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States, is pledged in support thereof) having maturities of not more than 24 months from the date of acquisition, (b) Dollar denominated time deposits, certificates of deposit or bankers’ acceptances of any Approved Bank, in each case with maturities of not more than 364 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, and maturing within 24 months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the lenders) or recognized securities dealer having capital and surplus in excess of $500 million for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least one hundred percent (100%) of the amount of the repurchase obligations, (e) Investments (classified in accordance with GAAP as current assets) in money market investment programs registered under the Investment Company Act of 1940 that are administered by financial institutions having capital of at least $500 million and the portfolios of which are limited to Investments of the character described in the foregoing subclauses hereof, (f) other short-term investments utilized by the Parent Guarantor or any Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing, (g) U.S. Dollars or foreign currencies held from time to time in the ordinary course of business, and (h) interests in any investment company or money market fund which invests 95% or more of its assets in instruments specified in clauses (a) through (g) above.

“Change of Control” means the occurrence of any of the following events:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the ultimate Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the Voting Stock of Parent Guarantor; or

(b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of Parent Guarantor, the Issuers and the Restricted Subsidiaries, considered as a whole (other than a disposition of assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary), shall have occurred; or

(c) during any period of two consecutive years, individuals who at the beginning of that period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of Parent Guarantor was approved by a vote of not less than three-fourths of the directors then still in office who were either directors at the beginning of that period or whose election or nomination for election was previously so approved or by a vote of the shareholders of Parent Guarantor) cease for any reason to constitute a majority of the Board of Directors then in office; or

(d) the shareholders of Parent Guarantor shall have approved any plan of liquidation or dissolution of Parent Guarantor.

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-Issuer” means ILG, LLC.

“Combination Transactions” means the acquisition of ILG, Inc. by the Parent Guarantor through a series of business combinations pursuant to the Merger Agreement.

“Commodity Price Protection Agreement” means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in commodity prices.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus

(a) without duplication and to the extent deducted (and not added back) in determining such Consolidated Net Income, the sum of:

(i) consolidated interest expense (and, to the extent not reflected therein, bank and letter of credit fees and costs of surety bonds in connection with financing activities) for such period (including imputed interest expense in respect of Capital Lease Obligations),

(ii) consolidated income tax expense for such period,

(iii) all amounts attributable to depreciation and amortization for such period,

(iv) any non-cash extraordinary charges for such period,

(v) any other non-cash charges (other than the write-down or write-off of current assets, any additions to bad debt reserve or bad debt expense or any accruals for estimated sales discounts, returns or allowances) for such period,

(vi) any losses for such period attributable to early extinguishment of Debt or obligations under any Swap Agreement,

(vii) the amount of any restructuring, business optimization costs, charges or reserves (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives), recruiting fees, fees of restructuring or business optimization consultants, integration and non-recurring severance, relocation, consolidation, transition, integration or other similar charges and expenses, contract termination costs, excess pension charges, system establishment charges, start-up or closure or transition costs, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to curtailments or modifications to pension and post-retirement employee benefit plans and litigation settlements or losses outside the ordinary course of business); provided that the aggregate amount added back pursuant to this clause (vii) may not exceed, when aggregated with the amount of any increase for such period to Consolidated EBITDA pursuant to clause (ii) of the definition of “pro forma,” 10% of Consolidated EBITDA for such period (prior to giving effect to any increase pursuant to such clause (ii) or this clause (a)(vii)), and minus

(b) without duplication:

(i) to the extent not deducted in determining such Consolidated Net Income, all cash payments made during such period on account of non-cash charges that were or would have been added to Consolidated Net Income, and

(ii) to the extent included in determining such Consolidated Net Income, (A) any extraordinary gains and all non-cash items of income (other than normal accruals in the ordinary course of business) for such period and (B) any gains for such period attributable to early extinguishment of Debt or obligations under any Swap Agreement or Hedging Obligation, all determined on a consolidated basis in accordance with GAAP.

“Consolidated Fixed Charges” means, for any period for the Parent Guarantor and its consolidated Restricted Subsidiaries, the sum, without duplication, of,

(a) Consolidated Interest Expense for such period, plus

(b) Disqualified Stock Dividends paid, accrued or scheduled to be paid or accrued during such period, excluding dividends paid in Qualified Capital Stock, plus

(c) Preferred Stock Dividends paid, accrued or scheduled to be paid or accrued during such period, excluding dividends paid in Qualified Capital Stock.

“Consolidated Fixed Charges Coverage Ratio” means, as of any date of determination, the ratio of:

(a) the aggregate amount of Consolidated EBITDA for the most recent four consecutive fiscal quarters ending prior to such determination date for which financial statements are required to be filed pursuant to “—Reports” to

(b) Consolidated Fixed Charges for those four fiscal quarters;

provided, however, that:

(1) if:

(a) since the beginning of that period the Parent Guarantor or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

(b) the transaction giving rise to the need to calculate the Consolidated Fixed Charges Coverage Ratio involves an Incurrence or Repayment of Debt,

Consolidated Fixed Charges for that period shall be calculated after giving effect on a pro forma basis to that Incurrence or Repayment as if the Debt was Incurred or Repaid on the first day of that period; provided that, in the event of any Repayment of Debt, Consolidated EBITDA for that period shall be calculated as if the Parent Guarantor or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

(2) if:

(a) since the beginning of that period the Parent Guarantor or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

(b) the transaction giving rise to the need to calculate the Consolidated Fixed Charges Coverage Ratio involves an Asset Sale, Investment or acquisition, or

(c) since the beginning of that period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Parent Guarantor or any Restricted Subsidiary since the beginning of that period) shall have made such an Asset Sale, Investment or acquisition,

Consolidated EBITDA for that period shall be calculated after giving pro forma effect to the Asset Sale, Investment or acquisition as if the Asset Sale, Investment or acquisition occurred on the first day of that period.

If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on that Debt shall be calculated as if the base interest rate in effect for the floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to that Debt if the applicable Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Parent Guarantor shall be deemed, for purposes of clause (1) above, to have Repaid during that period the Debt of that Restricted Subsidiary to the extent the Parent Guarantor and its continuing Restricted Subsidiaries are no longer liable for that Debt after the sale.

“Consolidated Interest Expense” means, for any period for the Parent Guarantor and its Restricted Subsidiaries, the sum of the total interest expense of the Parent Guarantor and its consolidated Restricted Subsidiaries (calculated without regard to any limitations on the payment thereof) plus, without duplication, the interest component under Capital Lease Obligations determined on a consolidated basis and amortization of original issue discount resulting from the issuance of Debt at less than par; provided that there shall be excluded from Consolidated Interest Expense the following: (a) the amortization of deferred financing, legal and accounting costs with respect to the Credit Agreement, the Existing ILG Notes, the 2026 Notes, the Convertible Notes and the 2023 Notes, (b) the interest expense with respect to Non-Recourse Debt incurred in connection with Accounts Receivable Facilities and (c) the interest income derived from Time Share Receivables, in each case to the extent the same would otherwise have been included therein. Consolidated Interest Expense shall be calculated on a pro forma basis.

“Consolidated Net Income” means, for any period, the net income or loss of the Parent Guarantor and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than the Parent Guarantor) that is not a Restricted Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to the Parent Guarantor or, subject to clauses (b) and (c) below, any of the Restricted Subsidiaries during such period, (b) the income of, and any amounts referred to in clause (a) above paid to, any Restricted Subsidiary (other than an Issuer or a Subsidiary Guarantor) to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Restricted Subsidiary is restricted by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, statute, rule or regulation applicable to such Restricted Subsidiary, (c) the income or loss of, and any amounts referred to in clause (a) above paid to, any Restricted Subsidiary that is not wholly owned by the Parent Guarantor to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such Restricted Subsidiary, (d) any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts, (e) any gain or loss (less all fees and expenses relating thereto) realized upon sales or other dispositions of assets of the Parent Guarantor or such Restricted Subsidiary, other than in the ordinary course of business, (f) any after-tax effect of income (loss) from the early extinguishment of Debt or Hedging Obligations or other derivative instruments, (g) the cumulative effect of a change in accounting principles, (h) any net after-tax (x) extraordinary, unusual or nonrecurring gains or losses and (y) extraordinary, unusual or nonrecurring costs, charges or expenses, (i) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, recapitalization, Investment, Asset Sale, disposition, incurrence or repayment of Debt (including such fees, expenses or charges related to the offering and issuance of the 2023 Notes and other securities and the syndication and incurrence of any Credit Facilities), issuance of Capital Stock, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the 2023 Notes and other securities and any Credit Facilities) and any such transaction undertaken but not completed, and any charges or merger costs incurred during such period as a result of any such transaction (including, for the avoidance of doubt, the effects of expensing all transaction related expenses in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic No. 805, Business Combinations) and (j) the effects from applying purchase accounting, including applying purchase accounting to inventory, property and equipment, software and other intangible assets and deferred revenue required or permitted by GAAP and related authoritative pronouncements, as a result of any other past or future acquisitions or the amortization or write-off of any amounts thereof.

Notwithstanding the foregoing, (i) for purposes of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayment of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Parent Guarantor or a Restricted Subsidiary to the extent the dividends, repayments or transfers increase the amount of Restricted Payments permitted under that covenant pursuant to clause (c)(4) or (c)(5) thereof, and (ii) any net income (loss) of any Person (other than the Parent Guarantor) that is not a Restricted Subsidiary shall be excluded in calculating Consolidated Net Income, except that the Parent Guarantor’s equity in the net income of any such Person for any period shall be included without duplication, in such Consolidated Net Income up to the aggregate amount of cash distributed by the Person during such period to the Parent Guarantor or a Restricted Subsidiary as a dividend or distribution.

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) the aggregate amount of all Debt of the Parent Guarantor and its Restricted Subsidiaries (other than Debt under Accounts Receivable Facilities) secured by Liens at the date of determination (on a pro forma basis reflecting any Incurrence of Debt and repayment of Debt made on such date) to (b) the aggregate amount of Consolidated EBITDA for the Parent Guarantor for the four full fiscal quarters, treated as one period, ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Secured Leverage Ratio for which financial statements are required to be filed pursuant to “—Reports.” In addition to and without limitation of the foregoing, for purposes of this definition, this ratio shall be calculated in a manner consistent with the definition of the “Consolidated Fixed Charges Coverage Ratio,” including any pro forma calculations.

“Consolidated Total Assets” of any Person as of any date means the total assets of such Person and its Restricted Subsidiaries as of the most recent fiscal quarter end for which an internal consolidated balance sheet of such Person and its Subsidiaries is available, all calculated on a consolidated basis in accordance with generally accepted accounting principles.

“Convertible Notes” means the Parent Guarantor’s 1.50% Convertible Senior Notes due 2022 issued pursuant to that certain Indenture, dated as of September 25, 2017, by and between the Parent Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee.

“Credit Agreement” means that certain Credit Agreement, dated August 31, 2018, by and among the Issuers, as the borrowers, the Parent Guarantor, certain subsidiaries of the Parent Guarantor party thereto, the lenders and agents party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, as amended, restated, supplemented, modified, renewed, refunded, replaced (whether at maturity or thereafter) or refinanced from time to time in one or more agreements (in each case with the same or new agents, lenders or institutional investors).

“Credit Facilities” means, with respect to the Parent Guarantor or any Restricted Subsidiary, one or more debt facilities (including the Credit Agreement) or commercial paper facilities with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or bankers’ acceptances or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (and whether or not with the original trustee, administrative agent, holders and lenders or another trustee, administrative agent or agents or other holders or lenders and whether provided under the Credit Agreement or any other credit agreement or other agreement or indenture).

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect that Person against fluctuations in currency exchange rates.

“Debt” means, with respect to any Person on any date of determination (without duplication):

(a) the principal of and premium (if any) in respect of:

(1) debt of the Person for money borrowed, and

(2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Person is responsible or liable;

(b) all Capital Lease Obligations of the Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by the Person;

(c) all obligations of the Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of the Person and all obligations of the Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(d) all obligations of the Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of the Person to the extent those letters of credit are not drawn upon or, if and to the extent drawn upon, the drawing is reimbursed no later than the third Business Day following receipt by the Person of a demand for reimbursement following payment on the letter of credit);

(e) the amount of all obligations of the Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of the Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(f) all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, the Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(g) all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of the Person (whether or not such obligation is assumed by the Person), the amount of such obligation being deemed to be the lesser of the value of that Property or the amount of the obligation so secured;

(h) to the extent not otherwise included in this definition, Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Obligations that would be payable by such person at such time); and

(i) all obligations under any Accounts Receivable Facility to the extent that such obligations are required to be reflected as a liability on the consolidated balance sheet of the Parent Guarantor in accordance with GAAP.

The amount of Debt (including, for the avoidance of doubt, any guarantee) of any Person at any date shall be the outstanding balance at that date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at that date.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Parent Guarantor or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Notes Parties” shall mean any Issuer or any Guarantor or Foreign Subsidiary that are from time to time party to the Accounts Receivable Facility Documents.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction and any sale or issuance of Capital Stock in a Restricted Subsidiary but excluding any sale or issuance of Capital Stock in the Parent Guarantor) of any Property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding, for purposes hereof, (a) Dispositions of obsolete, worn out or no longer useful property, whether now owned or hereafter acquired, in each case, in the ordinary course of business, (b) Dispositions of inventory, promotional materials and product displays in the ordinary course of business, (c) Dispositions of equipment to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property; (d) Dispositions of defaulted receivables in the ordinary course of business for collection, (e) any Involuntary Disposition, and (f) the unwinding of any Hedging Obligation.

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

(b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

(c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the date that is 91 days after the Stated Maturity of the 2023 Notes.

“Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of the Parent Guarantor or any Restricted Subsidiary held by Persons other than the Parent Guarantor or a Wholly Owned Restricted Subsidiary. The amount of any dividend of this kind shall be equal to the quotient of the dividend divided by the difference between one and the maximum statutory consolidated federal, state and local income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of the Disqualified Stock.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as published by the Federal Reserve Board on the date of such determination.

“Domestic Restricted Subsidiary” means a Restricted Subsidiary that is a U.S. Subsidiary.

“Event of Default” has the meaning set forth under “—Events of Default.”

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Existing ILG Notes” means the 5.625% Senior Notes due 2023 of Interval Acquisition Corp. (“IAC”) issued pursuant to the Original Indenture and those issued pursuant to the Original Indenture in connection with a registered exchange offer pursuant to the Registration Rights Agreement, dated as of April 10, 2015, by and among IAC, the guarantors named therein and the initial purchasers named therein.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability, as determined by an Officer of the Issuers in good faith.

“Foreign Subsidiary” means any Restricted Subsidiary of the Parent Guarantor that is not a U.S. Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board Accounting Standards Codification or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date, except with respect to any reports or financial information required to be delivered pursuant to the covenant described above under “—Certain Covenants—Reports,” which shall be prepared in accordance with GAAP as in effect on the date thereof. For the purposes of the 2023 Notes Indenture, the term “consolidated,” with respect to any Person, shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment. If at any time the SEC permits or requires U.S. domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Parent Guarantor may elect by written notice to the 2023 Notes Trustee to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect on the date specified in such notice, except with respect to any reports or financial information required to be delivered pursuant to the covenant described above under “—Certain Covenants—Reports,” which shall be prepared in accordance with IFRS as in effect on the date thereof and (b) for prior periods, GAAP as defined in the first sentence of this definition.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America or any country that is a member of the European Union on the Issue Date (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America or such European Union country is pledged and which are not callable or redeemable at the Issuers’ option.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of that Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) the Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

(b) entered into for the purpose of assuring in any other manner the obligee against loss in respect such Debt (in whole or in part); provided, however, that the term “Guarantee” shall not include:

(1) endorsements for collection or deposit in the ordinary course of business, or

(2) a contractual commitment by one Person to invest in another Person for so long as the Investment is reasonably expected to constitute a Permitted Investment under clause (a), (b) or (h) of the definition of “Permitted Investment.”

The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligation” of any Person means any obligation of that Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

“IFRS” means the international financial reporting standards as issued by the International Accounting Standards Board.

“ILG Notes Exchange Offer” means the exchange of the Existing ILG Notes for up to $350 million in aggregate principal amount of the 2023 Notes, subject to the terms and conditions set forth in the offering memorandum and consent solicitation statement of MVW, dated July 26, 2018, as amended on August 15, 2018.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of that Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any Debt or obligation on the balance sheet of that Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of that Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of that Debt; provided further, however, that any Debt or other obligations of a Person existing at the time the Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by that Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with “—Certain Covenants—Limitation on Debt,” amortization of debt discount or premium shall not be deemed to be the Incurrence of Debt; provided that in the case of Debt sold at a discount or at a premium, the amount of the Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

“Independent Financial Advisor” means an accounting or investment banking firm of national standing or any third party appraiser of national standing, provided that the firm or appraiser is not an Affiliate of the Parent Guarantor.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate option agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates.

“Investment” by any Person means any direct or indirect loan (other than advances to customers and suppliers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of that Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor undertakes any Support Obligation with respect to Debt or other obligations of such other Person. For purposes of the covenants described under “—Certain Covenants—Limitation on Restricted Payments” and “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries” and the definition of “Restricted Payment,” “Investment” shall include the portion (proportionate to the Parent Guarantor’s equity interest in the Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Parent Guarantor at the time that the Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of that Subsidiary as a Restricted Subsidiary, the Parent Guarantor shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary of an amount (if positive) equal to:

(a) the Parent Guarantor’s “Investment” in that Subsidiary at the time of such redesignation, less

(b) the portion (proportionate to the Parent Guarantor’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of that Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, the Property shall be valued at its Fair Market Value at the time of the Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB– (or the equivalent) by S&P.

“Involuntary Disposition” means the receipt by the Parent Guarantor or any Restricted Subsidiary of any cash insurance proceeds or condemnation awards or expropriation compensation payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of its Property.

“Issue Date” means September 4, 2018.

“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to that Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

“Merger Agreement” means the Agreement and Plan of Merger, dated as of April 30, 2018, by and among Marriott Vacations Worldwide Corporation, ILG, Inc., Ignite Holdco, Inc., Ignite Holdco Subsidiary, Inc., Volt Merger Sub, Inc., and Volt Merger Sub LLC, as the same may be amended, restated or otherwise modified.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received upon the sale or other disposition of any Designated Non-Cash Consideration received in any Asset Sale, any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of that Asset Sale or received in any other non-cash form), in each case net of:

(a) all legal, title and recording tax expenses, commissions and other fees (including, without limitation, brokers’ or investment bankers’ commissions or fees) and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of the Asset Sale,

(b) all payments made on any Debt that is secured by any Property subject to the Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to that Property, or which must by its terms, or in order to obtain a necessary consent to the Asset Sale, or by applicable law, be repaid out of the proceeds from the Asset Sale,

(c) all distributions and other payments required to be made to noncontrolling interest holders in Subsidiaries or joint ventures as a result of the Asset Sale, and

(d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in the Asset Sale and retained by the Parent Guarantor or any Restricted Subsidiary after the Asset Sale, provided, that, to the extent that any portion of the consideration for an Asset Sale is required by contract to be held in a separate escrow or deposit account to support indemnification, adjustment of purchase price or similar obligations, such portion of the consideration shall become Net Available Cash only at such time as it is released to the Parent Guarantor or a Restricted Subsidiary from the escrow or deposit account.

“Net Cash Proceeds” means with respect to any Incurrence or issuance of Debt, the aggregate principal amount actually received in cash by the Parent Guarantor or any Restricted Subsidiary in connection therewith, net of direct costs (including legal, accounting and investment banking fees and expenses, sales brokerage commissions and underwriting discounts).

“Non-Recourse Debt” means Debt of a Person: (a) which the lenders or holders thereof have no recourse other than to specific assets of such Person and (b) as to which neither the Parent Guarantor nor any of its Subsidiaries provides any Support Obligation or credit support of any kind. Notwithstanding the foregoing, Debt shall not be considered to be recourse to a Person if recourse is contingent upon the occurrence of specified events that have not yet occurred in circumstances in which the occurrence of such events is within the control of such Person (e.g., provisions commonly known as “bad boy” provisions).

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, Vice Chairman, any President, the Chief Accounting Officer, any Executive Vice President, any Senior Vice President or Vice President, the Controller, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Issuers.

“Officer’s Certificate” means a certificate signed by one Officer of each of the Issuers and delivered to the 2023 Notes Trustee.

“Opinion of Counsel” means a written opinion from legal counsel which is acceptable to the 2023 Notes Trustee. The counsel may be an employee of or counsel to the Issuers.

“Original Indenture” means the Indenture governing the Existing ILG Notes, dated as of April 10, 2015, by and among IAC, the guarantors party thereto from time to time and HSBC Bank USA, National Association, as trustee, as in effect immediately prior to the consummation of the ILG Notes Exchange Offer on the Issue Date.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to the Parent Guarantor’s common stock (or other securities or property following a merger event or other change of the common stock of the Parent Guarantor) purchased by the Parent Guarantor in connection with the issuance of any convertible Debt; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Parent Guarantor from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Parent Guarantor from the sale of such convertible Debt issued in connection with such Permitted Bond Hedge Transaction.

“Permitted Business” means any business that is reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Parent Guarantor and its Restricted Subsidiaries are engaged on the Issue Date.

“Permitted Investment” means any Investment by the Parent Guarantor or a Restricted Subsidiary in:

(a) any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of the Restricted Subsidiary is a Permitted Business;

(b) any Person if as a result of the Investment that Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Parent Guarantor or a Restricted Subsidiary; provided that the Person’s primary business is a Permitted Business;

(c) cash, Cash Equivalents and Temporary Cash Investments;

(d) commission, payroll, travel and similar advances to cover matters that are expected at the time of those advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(e) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Parent Guarantor or a Restricted Subsidiary or in satisfaction of judgments;

(f) any Person to the extent the Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under “—Certain Covenants—Limitation on Asset Sales”;

(g) Hedging Obligations permitted under clauses (e), (f) or (g) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt”;

(h) customers or suppliers of the Parent Guarantor or any of its Subsidiaries in the form of extensions of credit or transfers of Property, to the extent otherwise constituting an Investment, and in the ordinary course of business and any Investments received in the ordinary course of business in satisfaction or partial satisfaction thereof;

(i) any Person if the Investments (or binding commitments in respect thereof) are outstanding on the Issue Date and not otherwise described in clauses (a) through (h) above, and any extension, modification or renewal of any such Investments (but not any such extension, modification, renewal or to the extent it involves additional advances, contributions or other investments of cash or property, other than reasonable expenses incidental to the structuring, negotiation and consummation of such extension, modification or renewal);

(j) any securities, derivative instruments or other Investments of any kind that are acquired and held for the benefit of Parent Guarantor or Restricted Subsidiary employees in the ordinary course of business pursuant to deferred compensation plans or arrangements approved by the Board of Directors; provided, however, that (i) the amount of such Investment represents funds paid or payable in respect of deferred compensation previously included as an expense in the calculation of Consolidated Net Income (and not excluded pursuant to clause (d) of the definition of “Consolidated Net Income”), and (ii) the terms of such Investment shall not require any additional Investment by the Parent Guarantor or any Restricted Subsidiary;

(k) any Person (other than an Affiliate) in aggregate amount not to exceed the greater of (x) $50 million and (y) 5.0% of the Parent Guarantor’s Consolidated Total Assets outstanding at any one time in the aggregate;

(l) any Investment acquired in exchange for shares of Capital Stock of the Parent Guarantor (other than Disqualified Stock); provided that the proceeds of such issuance shall be excluded from the definition of “Capital Stock Sale Proceeds”;

(m) any receivable owing to the Parent Guarantor or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Parent Guarantor or any such Restricted Subsidiary deems reasonable under the circumstances;

(n) any Investment (i) in exchange for any other Investment or accounts receivable held by the Parent Guarantor or any such Restricted Subsidiary in connection with or as a result of bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, (ii) in satisfaction of judgments or in compromise, settlement or resolution of any litigation, arbitration or other dispute, or (iii) as a result of a foreclosure by the Parent Guarantor or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(o) Guarantees of Debt permitted under “Certain Covenants—Limitations on Debt”;

(p) Investments made in connection with the funding of contributions under any nonqualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Parent Guarantor and its Restricted Subsidiaries in connection with such plans;

(q) Investments in joint ventures or in Unrestricted Subsidiaries or entities that become joint ventures or Unrestricted Subsidiaries as a result of such Investments, having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (q) that are at that time outstanding, not to exceed 10.0% of the Parent Guarantor’s Consolidated Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(r) except to the extent constituting an Acquisition, Investments by the Parent Guarantor in Receivables Subsidiaries in connection with Accounts Receivable Facilities;

(s) Investments held by a Person at the time such Person becomes a Restricted Subsidiary or is merged with or into the Parent Guarantor or any Restricted Subsidiary and not made in contemplation of such Person becoming a Restricted Subsidiary;

(t) advances in the ordinary course of business to secure developer contracts of the Parent Guarantor and its Subsidiaries;

(u) Investments arising from pledges and deposits pursuant to paragraphs (g), (h) and (u) of the definition of Permitted Liens;

(v) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or Investments acquired by the Parent Guarantor or a Restricted Subsidiary as a result of a foreclosure by the Parent Guarantor or any Restricted Subsidiary with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(w) loans or advances or other similar transactions with customers, distributors, clients, developers, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business, regardless of frequency;

(x) advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Parent Guarantor or such Restricted Subsidiary;

(y) guarantees by the Parent Guarantor or any Restricted Subsidiary of operating leases or of other obligations that do not constitute Debt, in each case entered into by the Parent Guarantor or any Restricted Subsidiary in the ordinary course of business; and

(z) Investments consisting of the non-exclusive licensing of intellectual property pursuant to joint marketing arrangements with other Persons otherwise permitted hereunder.

For the avoidance of doubt, any Investment that is a Permitted Investment hereunder may be transferred to the Parent Guarantor or a Restricted Subsidiary, or exchanged for other assets of the Parent Guarantor or a Restricted Subsidiary.

“Permitted Liens” means:

(a) Liens (including, without limitation and to the extent constituting a Lien, negative pledges) to secure Debt in an aggregate principal amount not to exceed the amount permitted to be Incurred under clause (b) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt,” regardless of whether the Parent Guarantor and the Restricted Subsidiaries are actually subject to that covenant at the time the Lien is Incurred;

(b) Liens for taxes, assessments or governmental charges or levies on the Property of the Parent Guarantor or any Restricted Subsidiary and deposits in respect thereof if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(c) Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens and other similar Liens, on the Property of the Parent Guarantor or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(d) Liens on the Property of the Parent Guarantor or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, including banker’s liens and rights of set-off, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Parent Guarantor and the Restricted Subsidiaries taken as a whole;

(e) Liens on Property at the time the Parent Guarantor or any Restricted Subsidiary acquired the Property, including any acquisition by means of a merger or consolidation with or into the Parent Guarantor or any Restricted Subsidiary; provided, however, that any Lien of this kind may not extend to any other Property of the Parent Guarantor or any Restricted Subsidiary; provided further, however, that the Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which the Property was acquired by the Parent Guarantor or any Restricted Subsidiary;

(f) Liens on the Property of a Person at the time that Person becomes a Restricted Subsidiary; provided, however, that any Lien of this kind may not extend to any other Property of the Parent Guarantor or any other Restricted Subsidiary that is not a direct Subsidiary of that Person; provided further, however, that the Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which the Person became a Restricted Subsidiary;

(g) pledges or deposits by the Parent Guarantor or any Restricted Subsidiary under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Parent Guarantor or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Parent Guarantor or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(h) Liens (including, without limitation and to the extent constituting Liens, negative pledges), assignments and pledges of rights to receive premiums, interest or loss payments or otherwise arising in connection with workers’ compensation loss portfolio transfer insurance transactions or any insurance or reinsurance agreements pertaining to losses covered by insurance, and Liens (including, without limitation and to the extent constituting Liens, negative pledges) in favor of insurers or reinsurers on pledges or deposits by the Parent Guarantor or any Restricted Subsidiary under workmen’s compensation laws, unemployment insurance laws or similar legislation;

(i) Liens of landlords on fixtures, equipment and movable property located on leased premises and utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

(j) Liens arising out of judgments or awards against the Parent Guarantor or a Restricted Subsidiary with respect to which the Parent Guarantor or the Restricted Subsidiary shall then be proceeding with an appeal or other proceeding for review;

(k) Liens in favor of issuers of performance, stay, appeal, indemnification, surety or similar bonds, completion guarantees or letters of credit issued pursuant to the request of and for the account of the Parent Guarantor or a Restricted Subsidiary in the ordinary course of its business; provided that these letters of credit do not constitute Debt;

(l) leases or subleases of real property granted by the Parent Guarantor or a Restricted Subsidiary to any other Person and not interfering in any material respect with the business of the Parent Guarantor and its Subsidiaries, taken as a whole;

(m) Liens (including, without limitation and to the extent constituting Liens, negative pledges) on intellectual property arising from intellectual property licenses entered into in the ordinary course of business;

(n) Liens on Capital Stock in joint ventures securing obligations of such joint venture, to the extent required by the terms of the organizational documents or material contracts of such joint venture;

(o) Liens existing on the Issue Date not otherwise described in clauses (a) through (n) above;

(p) Liens securing Debt Incurred pursuant to clause (i) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt” on the Property (other than in respect of a Receivables Subsidiary) purchased with the proceeds of such Debt;

(q) Liens on the Property of the Parent Guarantor or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (e), (f), (o) or (p) above or this clause (q); provided, however, that any Lien of this kind shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by the Lien shall not be increased to an amount greater than the sum of:

(1) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (e), (f), (o) or (p) above or this clause (q), as the case may be, at the time the original Lien became a Permitted Lien under the 2023 Notes Indenture, and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, Incurred by the Parent Guarantor or the Restricted Subsidiary in connection with the Refinancing;

(r) Liens on cash or Temporary Cash Investments held as proceeds of Permitted Refinancing Debt pending the payment, purchase, defeasance or other retirement of the Debt being Refinanced;

(s) Liens not otherwise permitted by clauses (a) through (r) above (other than in respect of a Receivables Subsidiary) securing obligations with an aggregate principal amount not to exceed $25 million;

(t) Liens securing Hedging Obligations permitted under clause (l) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt”;

(u) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(v) Liens to secure Debt (assuming any commitments for secured Debt of the Parent Guarantor and its Restricted Subsidiaries were fully drawn) so long as on a pro forma basis, after giving effect to such Liens, the Consolidated Secured Leverage Ratio does not exceed 3.25 to 1.00;

(w) Liens on property of any Foreign Subsidiary securing Debt of a Foreign Subsidiary Incurred pursuant to clause (k) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt”;

(x) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Parent Guarantor and its Restricted Subsidiaries in the ordinary course of business;

(y) any interest or title of a lessor under any Capital Lease Obligation or operating lease;

(z) Liens granted by a Receivables Subsidiary on Time Share Receivables sold by or to it pursuant to the Accounts Receivable Facility Documents to the extent that such Liens are created by the Accounts Receivable Facility Documents and permitted under clause (o) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt”;

(aa) Liens in favor of any Issuer, the Parent Guarantor or any Restricted Subsidiary;

(bb) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Parent Guarantor or any Restricted Subsidiary; and

(cc) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(dd) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Parent Guarantor or any Restricted Subsidiary;

(ee) Liens solely on any cash earnest money deposits made by the Parent Guarantor or any Restricted Subsidiary in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(ff) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a bank guarantee or bankers’ acceptance issued or created for the account of the Parent Guarantor or any Restricted Subsidiary in the ordinary course of business so long as such Liens are extinguished when such goods or inventory are delivered to the Parent Guarantor or a Restricted Subsidiary; provided, that such Lien secures only the obligations of the Parent Guarantor or such Restricted Subsidiary in respect of such bankers’ acceptance or bank guarantee to the extent permitted under the covenant described under “—Certain Covenants—Limitation on Debt”; and

(gg) Liens securing insurance premiums financing arrangements, provided, that such Liens are limited to the applicable unearned insurance premiums.

For purposes of determining compliance with the covenant described under “—Certain Covenants—Limitation on Liens” and this definition of Permitted Liens, in the event that a Lien meets the criteria of more than one of the categories described above in clauses (a) through (gg) of Permitted Liens, the Parent Guarantor will be permitted, in its sole discretion, (x) to classify such Lien on the date of Incurrence and may later reclassify such Lien in any manner (based on the circumstances existing at the time of any such reclassification), (y) may divide and later redivide the amount of such Lien among more than one of such clauses and (z) will only be required to include such Lien in one of any such clauses; provided that all Liens Incurred pursuant to clause (a) of Permitted Liens shall be deemed to be Incurred pursuant to clause (a) of Permitted Liens and shall not later be reclassified, and the amount of such Liens shall not be divided or later redivided among any other clause of Permitted Liens.

“Permitted Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

(a) the new Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

(1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to the Refinancing,

(b) the Average Life of the new Debt is equal to or greater than the Average Life of the Debt being Refinanced,

(c) the Stated Maturity of the new Debt is no earlier than the Stated Maturity of the Debt being Refinanced, and

(d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced;

provided, however, that Permitted Refinancing Debt shall not include:

(x) Debt of a Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Parent Guarantor, any Issuer or any Subsidiary Guarantor, or

(y) Debt of the Parent Guarantor or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Parent Guarantor’s common stock (or other securities or property following a merger event or other change of the common stock of the Parent Guarantor) and/or cash (in an amount determined by reference to the price of such common stock) sold by the Parent Guarantor substantially concurrently with any purchase by the Parent Guarantor of a Permitted Bond Hedge Transaction.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of that Person, over shares of any other class of Capital Stock issued by that Person.

“Preferred Stock Dividends” means all dividends with respect to Preferred Stock of the Parent Guarantor or any Restricted Subsidiary held by Persons other than the Parent Guarantor or a Wholly Owned Restricted Subsidiary. The amount of any dividend of this kind shall be equal to the quotient of the dividend divided by the difference between one and the maximum statutory consolidated federal, state and local income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of the Preferred Stock.

“Productive Assets” means assets (other than securities and inventory) that are used or usable by the Parent Guarantor and its Restricted Subsidiaries in Permitted Businesses.

“pro forma” means, with respect to any computation hereunder required to be made on a pro forma basis giving effect to any proposed Investment or other acquisition, any Disposition (other than any Disposition pursuant to clause (9) of the definition of “Asset Sale”), any Restricted Payment or any payment of or in respect of any Debt (collectively, “Pro Forma Events”), computation thereof after giving pro forma effect to adjustments in connection with such Pro Forma Event that are either (i) in accordance with Regulation S-X under the Securities Act or (ii) set forth in an Officer’s Certificate and believed in good faith by the Issuers to be probable based on actions taken or to be taken within 12 months following the consummation of the relevant Pro Forma Event; provided that the aggregate amount of any increase in Consolidated EBITDA resulting from adjustments pursuant to this clause (ii) for any four fiscal quarter period of the Issuers, when aggregated with the amount of any addback to Consolidated EBITDA pursuant to clause (a)(vii) of the definition thereof for such period, shall not exceed 10% of Consolidated EBITDA for such period (prior to giving effect to any increase pursuant to such clause (a)(vii) or this clause (ii)), in each case, using, for purposes of making such computation, the consolidated financial statements of the Parent Guarantor and the Restricted Subsidiaries (and, to the extent applicable, the historical financial statements of any entities or assets so acquired or to be acquired, or so disposed or to be disposed), which shall be reformulated as if such Pro Forma Event (and, in the case of any pro forma computations made hereunder to determine whether such Pro Forma Event is permitted to be consummated hereunder, to any other Pro Forma Event consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation), and any Debt or other liabilities Incurred in connection with any such Pro Forma Event, had been consummated and Incurred at the beginning of such period.

“Pro Forma Event” has the meaning set forth in the definition of “pro forma.”

“Property” means, with respect to any Person, any interest of that Person in any kind of property, plant, equipment or other asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the 2023 Notes Indenture, the value of any Property shall be its Fair Market Value.

“Purchase Money Debt” means Debt:

(a) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of the Debt does not exceed the anticipated useful life of the Property being financed, and

(b) Incurred to finance the acquisition, construction or lease by the Parent Guarantor or a Restricted Subsidiary of the Property, including additions and improvements thereto; provided, however, that the Debt is Incurred within 365 days after the acquisition, construction or lease of the Property by the Parent Guarantor or Restricted Subsidiary.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Stock.

“Rating Agencies” means Moody’s and S&P.

“Receivables Subsidiary” shall mean a special purpose Wholly Owned Subsidiary of the Parent Guarantor formed to enter into an Accounts Receivable Facility, and in each case engages only in activities reasonably related or incidental thereto.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, that Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

“Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire that Debt. “Repayment” and “Repaid” shall have correlative meanings. For purposes of the covenants described under “—Certain Covenants—Limitation on Asset Sales” and “—Certain Covenants—Limitation on Debt” and the definition of “Consolidated Fixed Charges Coverage Ratio,” Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

“Restricted Payment” means:

(a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Parent Guarantor or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Parent Guarantor or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Parent Guarantor, the Issuers or another Restricted Subsidiary or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Parent Guarantor;

(b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Parent Guarantor or any Restricted Subsidiary (other than from the Parent Guarantor or a Restricted Subsidiary) or any securities exchangeable for or convertible into Capital Stock of the Parent Guarantor or any Restricted Subsidiary, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Parent Guarantor that is not Disqualified Stock);

(c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than (i) any Subordinated Obligation Incurred under clause (c) of the covenant described under “—Certain Covenants—Limitation on Debt” and (ii) the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case under this subclause (ii) due within one year of the date of acquisition);

(d) any Investment (other than Permitted Investments) in any Person; or

(e) the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person other than the Parent Guarantor or another Restricted Subsidiary if the result thereof is that the Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of the “Restricted Payment” shall be the Fair Market Value of the remaining interest, if any, in the former Restricted Subsidiary held by the Parent Guarantor and the other Restricted Subsidiaries.

“Restricted Subsidiary” means any Subsidiary of the Parent Guarantor (including the Issuers) other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a business of Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw Hill Companies, Inc., or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Parent Guarantor or a Restricted Subsidiary transfers that Property to another Person and the Parent Guarantor or a Restricted Subsidiary leases it from that other Person together with any Refinancings thereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Parent Guarantor within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in the security as the fixed date on which the payment of principal of the security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of the security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless that contingency has occurred).

“Subordinated Obligation” means any Debt of the Issuers or the Guarantors (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the 2023 Notes pursuant to a written agreement to that effect.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Support Obligation” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Debt to obtain any such Lien). The amount of any Support Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Support Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent Guarantor or any Subsidiary shall be a Swap Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

“Temporary Cash Investments” means any of the following:

(a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition,

(b) U.S. Dollar-denominated time deposits and certificates of deposit of an Approved Bank, in each case with maturities of not more than 364 days from the date of acquisition,

(c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within twelve months of the date of acquisition,

(d) repurchase agreements entered into by any Person with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500.0 million for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least one hundred percent (100%) of the amount of the repurchase obligations,

(e) Investments (classified in accordance with GAAP as current assets) in money market investment programs registered under the Investment Company Act of 1940 that are administered by reputable financial institutions having capital of at least $500.0 million and the portfolios of which are limited to Investments of the character described in the foregoing subclauses hereof, and

(f) other short-term investments utilized by Foreign Restricted Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“Time Share Receivables” means notes receivable arising from the financing of the sale of timeshare intervals and fractional products to a retail customer, together with any assets related thereto, including, without limitation, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such notes receivable.

“Transaction Expenses” means any fees and expenses incurred or paid by the Parent Guarantor or any Restricted Subsidiary in connection with the Transactions.

“Transactions” means, collectively, (a) the borrowing of funds under the Credit Agreement on the closing date of the Combination Transactions, (b) the issuance of the 2023 Notes on the Issue Date, (c) the refinancing of Debt of the Parent Guarantor and its subsidiaries and ILG, Inc. and its subsidiaries, respectively, under existing credit facilities on the closing date of the Combination Transactions, (d) the Combination Transactions, (e) the consummation of any other transaction in connection with the foregoing and (f) the payment of Transaction Expenses.

“Unrestricted Subsidiary” means:

(a) any Subsidiary of the Parent Guarantor that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries” and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

(b) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Dollar” or “$” means the lawful currency of the United States.

“U.S. Subsidiary” means any direct or indirect Subsidiary of the Parent Guarantor that is organized under the laws of any state of the United States or the District of Columbia.

“Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of that Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned” means a Subsidiary all the Voting Stock of which (except directors’ qualifying shares) is at that time owned, directly or indirectly, by the Parent Guarantor and its other Wholly Owned Restricted Subsidiaries.

DESCRIPTION OF THE 2026 NOTES

This description of notes relates to the 6.500% senior notes due 2026 (the “New 2026 Notes”), to be issued by Marriott Ownership Resorts, Inc. and ILG, LLC (the “Issuers” and each an “Issuer”) in exchange for $750,000,000 aggregate principal amount of 6.500% Senior Notes due 2026 (the “Original 2026 Notes” and, together the New 2026 Notes and any additional notes, the “2026 Notes”), issued by the Issuers pursuant to an indenture, dated as of August 23, 2018, by and among the Issuers, Marriott Vacations Worldwide Corporation, the other guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “2026 Notes Trustee”), relating to the 2026 Notes (as supplemented, the “2026 Notes Indenture”). Interest on each 2026 Note will accrue from the last interest payment date on which interest was paid on the tendered Original 2026 Note in exchange therefor or, if no interest has been paid on such Original 2026 Note, from the first date Original Notes of such series were issued. Any Original 2026 Note that remains outstanding after completion of the Exchange Offers, together with the 2026 Notes, will be treated as a single class of securities under the 2026 Notes Indenture.

You can find the definitions of capitalized terms used in this description and not defined elsewhere under the subheading “Definitions.” Terms defined in this “Description of the 2026 Notes” are defined for use in this section only, and the same terms may have different meanings in the “Description of the 2023 Notes” or elsewhere in this prospectus. In this “Description of the 2026 Notes,” the terms “Issuers,” “we,” “us” or “our” refer to Marriott Ownership Resorts, Inc., a Delaware corporation, and ILG, LLC, a Delaware limited liability company, and not to any of their Subsidiaries. Because consents of the holders of a majority of the aggregate principal amount of the Existing ILG Notes were not received in the Consent Solicitation, ILG became a co-issuer of the 2026 Notes rather than a Subsidiary Guarantor of the 2026 Notes. As such, where applicable, certain changes were made in the 2026 Notes Indenture, including references to ILG as the “Co-Issuer” and the treatment of the Co-Issuer in a manner similar to the Issuer for purposes of the covenants and other terms described in this “Description of the 2026 Notes,” including with respect to the obligation to pay any principal of, or premium, if any, and interest on, the 2026 Notes and the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Property.” The term “Parent Guarantor” refers only to Marriott Vacations Worldwide Corporation, a Delaware corporation, and not to any of its Subsidiaries, except for the purpose of financial data determined on a consolidated basis. In addition, the term “Subsidiary Guarantor” refers to all existing Subsidiaries of the Issuers that Guarantee the 2026 Notes and to any future Subsidiaries that guarantee the 2026 Notes. The word “Guarantors” refers to the Parent Guarantor and the Subsidiary Guarantors, collectively.

The following description is a summary of the material provisions of the 2026 Notes Indenture. It does not restate the 2026 Notes Indenture in its entirety. We urge you to read the 2026 Notes Indenture in its entirety because it, and not this description, defines your rights as a holder of the 2026 Notes. Copies of the 2026 Notes Indenture are available without charge upon request to the Issuers at the address indicated under “Where You Can Find More Information.”

Principal, Maturity and Interest

On the Issue Date, we issued $750.0 million in aggregate principal amount of Original 2026 Notes under the 2026 Notes Indenture and, subject to compliance with the covenant described under “—Certain Covenants—Limitation on Debt,” we can issue an unlimited amount of additional notes at later dates. Any additional 2026 Notes that we issue in the future will have identical terms and conditions as the 2026 Notes offered hereby, except that any additional notes issued in the future will have different issue prices, issue dates, first interest payment dates and first dates from which interest will accrue; provided that any additional notes that are not fungible with the 2026 Notes for U.S. federal income tax purposes will be issued with a separate CUSIP number and ISIN from the 2026 Notes. Any additional 2026 Notes will be part of the same issue as the 2026 Notes that we are currently offering and will vote on all matters with the 2026 Notes. We will issue 2026 Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 2026 Notes will mature on September 15, 2026.

Interest on the 2026 Notes accrues at a rate of 6.500% per annum. Interest on the 2026 Notes is payable semi-annually in arrears on March 15 and September 15, commencing on September 15, 2019. We will pay interest to those persons who were holders of record on the March 1 or September 1 immediately preceding each interest payment date.

Interest on the 2026 Notes will accrue from March 15, 2019. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. The 2026 Notes are denominated in U.S. Dollars and all payments of principal and interest thereon will be paid in U.S. Dollars.

Ranking

The 2026 Notes are the senior unsecured obligations of the Issuers and are guaranteed by the Parent Guarantor and each of its Restricted Subsidiaries that is required to provide a guarantee or is a borrower under the Credit Agreement. The 2026 Notes rank equally with all senior unsecured Debt of the Parent Guarantor and the Guarantors but is effectively subordinated to all secured Debt, including our obligations under the Credit Agreement, to the extent of the value of the assets securing such Debt. Certain of the Parent Guarantor’s Subsidiaries do not and will not guarantee the 2026 Notes, including any Securitization Subsidiary or Foreign Subsidiary. Claims of creditors of non-Guarantor Subsidiaries, including trade creditors, and creditors holding debt and guarantees issued by those Subsidiaries, and claims of preferred stockholders (if any) of those Subsidiaries, generally are structurally senior with respect to the assets and earnings of those subsidiaries over the claims of creditors of the Parent Guarantor, the Issuers or the Subsidiary Guarantors, including holders of the 2026 Notes. The 2026 Notes and each Note Guarantee are therefore structurally subordinated to creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Parent Guarantor (other than the Issuers or the Subsidiary Guarantors).

As of March 31, 2019:

•	we had approximately $3,955 million of total gross indebtedness (including the 2026 Notes);

•

of our total indebtedness, we had approximately $973 million of gross secured indebtedness (excluding (i) $4 million of outstanding letters of credit under the Credit Agreement and (ii) non-recourse, securitized debt, including any borrowings under the MVW warehouse credit facility) to which the 2026 Notes are effectively subordinated; and

•	we had commitments available to be borrowed under the Credit Agreement of $521 million (after giving effect to $4 million of outstanding letters of credit).

Although the 2026 Notes Indenture limits the Incurrence of Debt by the Parent Guarantor and its Restricted Subsidiaries, this limitation is subject to a number of significant exceptions. The Parent Guarantor and its Restricted Subsidiaries may Incur a substantial amount of additional Debt, and a significant portion of such Debt may be secured Debt. Moreover, the 2026 Notes Indenture does not impose any limitation on the Incurrence by the Parent Guarantor and its Restricted Subsidiaries of liabilities that are not considered Debt under the 2026 Notes Indenture.

Optional Redemption

Except as set forth in the next two paragraphs, 2026 Notes are not redeemable at the option of the Issuers prior to September 15, 2021.

On or after September 15, 2021, the Issuers may, at their option, redeem all or any portion of the 2026 Notes, on any one or more occasions, upon not less than 30 days nor more than 60 days prior notice. The 2026 Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for 2026 Notes redeemed during the 12-month period commencing on September 15 of the years set forth below, and are expressed as percentages of principal amount:

Redemption Year	Price
2021	103.250%
2022	101.625%
2023 and thereafter	100.000%

At any time and from time to time, prior to September 15, 2021, the Issuers may, on any one or more occasions, redeem up to a maximum of 40% of the original aggregate principal amount of the 2026 Notes (including additional notes, if any) with the Net Cash Proceeds of one or more Equity Offerings, at a redemption price equal to 106.500% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that immediately after giving effect to any such redemption, at least 50% of the original aggregate principal amount of 2026 Notes (including additional 2026 Notes, if any) remains outstanding. Any such redemption shall be made within 90 days of such Equity Offering upon not less than 30 and no more than 60 days’ prior notice.

In addition, the Issuers may choose to redeem all or any portion of the 2026 Notes, on any one or more occasions, prior to September 15, 2021, upon not less than 30 days nor more than 60 days prior notice, at a redemption price equal to the sum of:

(a) 100% of the principal amount of the 2026 Notes to be redeemed, plus

(b) the Applicable Premium,

plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Any notice to holders of 2026 Notes of such a redemption shall set forth the manner of the calculation of the redemption price, but need not set forth the redemption price itself. The actual redemption price, calculated as described above, must be set forth in an Officers’ Certificate delivered to the 2026 Notes Trustee no later than two Business Days prior to the redemption date.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the 2026 Note is registered at the close of business on such record date; provided that if the 2026 Notes are in global form, such accrued and unpaid interest shall be paid in accordance with the applicable procedures of DTC. In the case of any partial redemption, the 2026 Notes will be selected for redemption, with respect to global notes, in accordance with the applicable procedures of DTC and, with respect to certificated notes, by lot, pro rata or by such method as the 2026 Notes Trustee shall deem fair and appropriate; provided that no note of $2,000 in principal amount or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note will state the portion of the principal amount thereof to be redeemed. Upon the request of the Issuer, a new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note.

Any redemption notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including the completion of an Equity Offering, an Incurrence of Debt or other corporate transaction.

Mandatory Redemption; Sinking Fund; Open Market Purchases

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the 2026 Notes. However, under certain circumstances, the Issuers may be required to offer to purchase the 2026 Notes as described under “—Repurchase at the Option of Holders Upon a Change of Control” and “—Certain Covenants—Limitation on Asset Sales.”

The Issuers and their affiliates may acquire 2026 Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the 2026 Notes Indenture.

Note Guarantees

The obligations of the Issuers under the 2026 Notes Indenture and the 2026 Notes, including any repurchase obligation resulting from a Change of Control, are unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by the Parent Guarantor and each Restricted Subsidiary of the Parent Guarantor that guarantees or is a borrower under the Issuers’ existing credit agreement. The obligations of the Issuers under the 2026 Notes Indenture and the 2026 Notes are unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by the Parent Guarantor and each Restricted Subsidiary of the Parent Guarantor that guarantees or is a borrower under the Credit Agreement, including ILG and certain of its Subsidiaries. If any Restricted Subsidiary (other than any Securitization Subsidiary or Foreign Subsidiary) that is a Wholly Owned Subsidiary of the Parent Guarantor (and any Domestic Subsidiary that is a non-Wholly Owned Subsidiary of the Parent Guarantor if such non-Wholly Owned Subsidiary guarantees other capital markets debt securities of an Issuer or a Guarantor) becomes a borrower or guarantor under any Credit Facility or other capital markets debt securities of any Issuer or any Guarantor after the date of the 2026 Notes Indenture, such Restricted Subsidiary must provide a Note Guarantee.

Not all of the Parent Guarantor’s subsidiaries guarantee the 2026 Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries must pay the holders of their debts and their trade creditors in full before they will be permitted to distribute any of their assets to the Issuers or another Guarantor.

For the quarter ended March 31, 2019, our non-guarantor Subsidiaries represented 15% of our revenue and 47% of our income before income taxes. For the year ended December 31, 2018, our non-guarantor Subsidiaries represented 14% of our revenue and 9% of our income before income taxes. As of March 31, 2019, our non-guarantor Subsidiaries represented 17% of our total assets and had $18 million of total liabilities, including debt and trade payables but excluding intercompany liabilities.

Each Note Guarantee is limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor’s obligation under its Note Guarantee could be significantly less than amounts payable with respect to the 2026 Notes, or a Guarantor may have effectively no obligation under its Note Guarantee. See “Risk Factors—Risks Related to Our Indebtedness, the Exchange Offers and the New Notes—U.S. federal and state fraudulent transfer laws may permit a court to void the Notes and/or the Note Guarantees, and if that occurs, you may not receive any payments on the Notes.”

The Note Guarantee of a Subsidiary Guarantor will terminate, and the Note Guarantee will be automatically and unconditionally released and discharged, upon:

(1) a sale or other disposition (including by way of consolidation or merger) of Capital Stock of the Subsidiary Guarantor following which such Subsidiary Guarantor ceases to be a Subsidiary or the sale or disposition of all or substantially all the properties and assets of the Subsidiary Guarantor (in each case other than to an Issuer or a Guarantor) otherwise permitted by the 2026 Notes Indenture;

(2) the release or discharge of such Subsidiary Guarantor’s obligations under the Credit Agreement and any other Credit Facility and such Subsidiary Guarantor’s guarantee in respect of other capital markets debt securities of any Issuer or any Guarantor, as applicable, that resulted in the creation of such Note Guarantee other than, in each case, a release or discharge through payment thereon;

(3) the designation in accordance with the 2026 Notes Indenture of the Subsidiary Guarantor as an Unrestricted Subsidiary; or

(4) defeasance or discharge of the 2026 Notes, as provided in “—Defeasance and Discharge.”

The Note Guarantee of Parent Guarantor will terminate, and the Note Guarantee will be automatically and unconditionally released and discharged, upon defeasance or discharge of the 2026 Notes, as provided in “—Defeasance and Discharge.”

Repurchase at the Option of Holders Upon a Change of Control

Upon the occurrence of a Change of Control, each holder of 2026 Notes will have the right to require us to repurchase all or any part of that holder’s 2026 Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control, the Issuers shall send or cause to be sent by first-class mail (or electronic transmission in the case of 2026 Notes held in book-entry form), with a copy to the 2026 Notes Trustee, to each holder of 2026 Notes, at such holder’s address appearing in the security register, a notice stating (as applicable):

(1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant described herein under “—Repurchase at the Option of Holders Upon a Change of Control” and that all 2026 Notes properly tendered will be accepted for repurchase;

(2) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is delivered (the “Change of Control Purchase Date”);

(3) if such notice is delivered prior to the occurrence of a Change of Control, that the Change of Control Offer is conditioned upon the occurrence of such Change of Control and setting forth a brief description of the definitive agreement for the Change of Control; and

(4) the procedures that holders of 2026 Notes must follow in order to tender their 2026 Notes (or portions thereof) for payment, and the procedures that holders of 2026 Notes must follow in order to withdraw an election to tender 2026 Notes (or portions thereof) for payment.

We will not be required to make a Change of Control Offer if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the 2026 Notes Indenture applicable to a Change of Control Offer made by us and purchases all 2026 Notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given pursuant to the 2026 Notes Indenture to redeem all of the 2026 Notes, as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of 2026 Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described above, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant by virtue of such compliance.

If holders of not less than 90% in aggregate principal amount of the then outstanding 2026 Notes validly tender and do not withdraw such 2026 Notes in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers, purchase all of the 2026 Notes validly tendered and not withdrawn by such holders, the Issuers shall have the right, upon not less than 30 nor more than 60 days’ prior written notice, given not more than 30 days following the Change of Control Purchase Date, to redeem all 2026 Notes that remain outstanding following such purchase at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The Issuers have no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. Subject to the covenants described below, we could, in the future, enter into transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the 2026 Notes Indenture but that could increase the amount of Debt outstanding at such time or otherwise affect our capital structure or credit ratings.

The definition of “Change of Control” includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of “all or substantially all” of our assets. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, if we dispose of less than all of our assets by any of the means described above, the ability of a holder of 2026 Notes to require us to repurchase its 2026 Notes may be uncertain.

The Credit Agreement restricts us in certain circumstances from purchasing any 2026 Notes prior to maturity of the 2026 Notes and also provides that the occurrence of some of the events that would constitute a Change of Control would constitute a default under the Credit Agreement. Future Debt of the Issuers may contain prohibitions of certain events that would constitute a Change of Control or require that future Debt be repurchased upon a Change of Control. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases. Our failure to purchase 2026 Notes in connection with a Change of Control would result in a default under the 2026 Notes Indenture. Any such default would, in turn, constitute a default under the Credit Agreement, and may constitute a default under any of our other current or future Debt as well.

Our obligation to make an offer to repurchase the 2026 Notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of that Change of Control with the written consent of the holders of a majority in principal amount of the 2026 Notes. See “—Amendments and Waivers.”

Certain Covenants

Set forth below are summaries of certain of the covenants contained in the 2026 Notes Indenture.

Covenant Suspension

On and after the first day (such date, the “Suspension Date”) that:

(a) the 2026 Notes have Investment Grade Ratings from both Rating Agencies, and

(b) no Default or Event of Default has occurred and is continuing under the 2026 Notes Indenture,

the Parent Guarantor and the Restricted Subsidiaries will not be subject to the following provisions of the 2026 Notes Indenture:

•	“—Limitation on Debt”;

•	“—Limitation on Restricted Payments”;

•	“—Limitation on Asset Sales”;

•	“—Limitation on Restrictions on Distributions from Restricted Subsidiaries”;

•	“—Limitation on Transactions with Affiliates”;

•	“—Additional Note Guarantees” (but only with respect to any Person that would be required to become a Guarantor after the date of the commencement of the applicable Suspension Period); and

•	clause (d) of the first paragraph of “—Merger, Consolidation and Sale of Property”

(collectively, the “Suspended Covenants”). In the event that the Parent Guarantor and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the 2026 Notes below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing (the date of such ratings withdrawal or downgrade or the occurrence of such Default or Event of Default, the “Reversion Date”), then the Parent Guarantor and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants for all periods after that withdrawal, downgrade, Default or Event of Default; provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the 2026 Notes Indenture, the 2026 Notes or the Note Guarantees with respect to the Suspended Covenants based on, and none of the Parent Guarantor or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.”

The Issuers will give the 2026 Notes Trustee written notice of any such suspension of covenants and in any event not later than five Business Days after such suspension has occurred. In the absence of such notice, the 2026 Notes Trustee shall assume that the Suspended Covenants are in full force and effect.

Compliance with the provisions of the covenant described under “—Limitation on Restricted Payments” with respect to Restricted Payments made after the Reversion Date will be calculated in accordance with the terms of that covenant as though that covenant had been in effect during the entire Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitation on Restricted Payments.” Solely for the purpose of determining the amount of Permitted Liens under the “—Limitation on Liens” covenant during any Suspension Period and without limiting the Parent Guarantor’s or any Restricted Subsidiary’s ability to Incur Debt during any Suspension Period, to the extent that calculations in the “—Limitation on Liens” covenant refer to the “—Limitation on Debt” covenant, such calculations shall be made as though the “—Limitation on Debt” covenant remains in effect during the Suspension Period. On the Reversion Date, all Debt Incurred during the Suspension Period will be classified to have been Incurred pursuant to clause (1) of the first paragraph or one of the clauses set forth in the second paragraph of the covenant described under “—Limitation on Debt” (to the extent such Debt would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Debt Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Debt would not be permitted to be Incurred pursuant to clause (1) of the first paragraph or one of the clauses set forth in the second paragraph of the covenant described under “—Limitation on Debt,” such Debt will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (j) of the second paragraph of the covenant described under “—Limitation on Debt.” For purposes of determining compliance with the covenant described under “—Limitation on Asset Sales,” on the Reversion Date, the Net Available Cash from all Asset Sales not applied in accordance with the covenant will be deemed to be reset to zero. No Subsidiaries may be designated as Unrestricted Subsidiaries during any Suspension Period.

The Issuers will give the 2026 Notes Trustee written notice of any occurrence of a Reversion Date not later than five Business Days after such Reversion Date. After any such notice of the occurrence of a Reversion Date, the 2026 Notes Trustee shall assume that the Suspended Covenants apply and are in full force and effect.

There can be no assurance that the 2026 Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Debt

The Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt (including Acquired Debt) unless, after giving effect to the application of the proceeds thereof and either:

(1) the Debt is Debt (in each case, including Acquired Debt) of the Parent Guarantor or a Restricted Subsidiary and after giving Pro Forma Effect to the Incurrence of the Debt and the application of the proceeds thereof, the Consolidated Fixed Charges Coverage Ratio would be at least 2.00 to 1.00; provided that the aggregate principal amount of Debt permitted to be Incurred pursuant to this clause (1) by non-Guarantor Restricted Subsidiaries may not exceed, at the time of the Incurrence thereof, the greater of (i) $75.0 million and (ii) 10% of Consolidated EBITDA for the Test Period, or

(2) the Debt is Permitted Debt.

The term “Permitted Debt” is defined to include the following:

(a) Debt of the Issuers or any Guarantor evidenced by the Original 2026 Notes and New 2026 Notes offered hereby and the Note Guarantees (including New 2026 Notes and the Guarantees thereof, but excluding any additional 2026 Notes);

(b) Debt of the Parent Guarantor or a Restricted Subsidiary Incurred under Credit Facilities up to an aggregate principal amount (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) outstanding at any one time not to exceed (i) $1,500.0 million plus (ii) the greater of (x) $750.0 million and (y) 100.0% of Consolidated EBITDA for the Test Period plus (iii) an additional amount of Debt such that, on a Pro Forma Basis, after giving effect to such Debt the Secured Leverage Ratio does not exceed 3.00 to 1.00 (and for purposes of this clause (iii), any amount Incurred pursuant to this clause (iii) shall be treated as if such amount is Consolidated Secured Debt, regardless of whether such amount is actually secured);

(c) Debt of the Parent Guarantor owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Parent Guarantor or any Restricted Subsidiary; provided, however, that (1) any subsequent issue or transfer of Capital Stock or other event that results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of that Debt (except to the Parent Guarantor or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of that Debt by the issuer thereof, and (2) if an Issuer or a Guarantor is the obligor on that Debt and the Debt is owed to a Restricted Subsidiary that is not an Issuer or a Subsidiary Guarantor, the Debt is expressly subordinated to the prior payment in full in cash of all obligations with respect to the 2026 Notes or the applicable Note Guarantee;

(d) Debt Incurred by the Parent Guarantor or any of its Restricted Subsidiaries in a Permitted Acquisition, any other Investment permitted under the 2026 Notes Indenture or any disposition, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;

(e) Debt consisting of obligations of the Parent Guarantor (or any direct or indirect parent of the Parent Guarantor) or any of its Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions and Permitted Acquisitions or any other Investment permitted under the 2026 Notes Indenture;

(f) Cash Management Obligations and other Debt in respect of netting services, automatic clearinghouse arrangements, overdraft protections, cash pooling arrangements, purchase card and similar arrangements in each case incurred in the ordinary course;

(g) Debt supported by a letter of credit under the Credit Agreement in a principal amount not to exceed the face amount of such letter of credit;

(h) Debt Incurred by a non-Guarantor Restricted Subsidiary, and Guarantees thereof by any non-Guarantor Restricted Subsidiary, (x) in an aggregate principal amount not to exceed, at the time of the Incurrence thereof, the greater of (i) $175.0 million and (ii) 22.5% of Consolidated EBITDA for the Test Period and (y) under working capital lines, lines of credit or overdraft facilities (to the extent such Debt is non-recourse to the Issuers and the Guarantors);

(i) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Parent Guarantor or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(j) Debt of the Parent Guarantor and its Restricted Subsidiaries outstanding on the Issue Date (other than Debt described in clauses (a) and (b) above);

(k) Debt of the Parent Guarantor or any Restricted Subsidiary (a) Incurred and outstanding on the date of any acquisition of any assets (including through the acquisition of a Person that becomes or is merged with and into the Parent Guarantor or a Restricted Subsidiary) or secured by a Lien on any assets (including the assets of the Parent Guarantor or any such Restricted Subsidiary) on or prior to the acquisition thereof and (b) Incurred to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions in connection with, or in contemplation of, any acquisition of any assets (including through the acquisition of a Person that becomes or is merged with and into the Parent Guarantor or a Restricted Subsidiary) or secured by a Lien on any assets (including the assets of the Parent Guarantor or any such Restricted Subsidiary) prior to the acquisition thereof; provided, however, that at the time of any such transaction in clauses (a) and (b) above, either (i) the Parent Guarantor would have been able to Incur $1.00 of additional Debt pursuant to clause (1) of the first paragraph of this covenant after giving Pro Forma Effect to the Incurrence of such Debt pursuant to this clause (k) or (ii) on a Pro Forma Basis, either (x) the Consolidated Fixed Charges Coverage Ratio for the Parent Guarantor and its Restricted Subsidiaries would be greater than or equal to such ratio for the Parent Guarantor and its Restricted Subsidiaries or (y) the Total Leverage Ratio for the Parent Guarantor and its Restricted Subsidiaries would be less than or equal to such ratio for the Parent Guarantor and its Restricted Subsidiaries, in each case, immediately prior to such transaction;

(l)(A) additional Debt in an aggregate principal amount not to exceed, at the time of the Incurrence thereof, the greater of (x) $275.0 million and (y) 35.0% of Consolidated EBITDA for the Test Period or (B) after giving Pro Forma Effect to the Incurrence of the Debt and the application of the proceeds thereof, the Total Leverage Ratio would not exceed 4.25 to 1.00;

(m)(1) Attributable Debt and other Debt (including Capital Lease Obligations) financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets (provided that such Debt is Incurred within 270 days after the applicable acquisition, construction, repair, replacement or improvement), (2) Attributable Debt arising out of Permitted Sale and Leaseback Transactions and (3) any Permitted Refinancing Debt with respect to any Debt set forth in the clauses (1) and (2); provided that the aggregate principal amount of Debt (including Attributable Debt, but excluding Attributable Debt Incurred pursuant to clause (2)) does not exceed, at the time of the Incurrence thereof, the greater of (x) $175.0 million and (y) 3.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period;

(n) Debt of the Parent Guarantor or any Restricted Subsidiary consisting of Guarantees of Debt of the Parent Guarantor or any Restricted Subsidiary permitted to be Incurred under any other clause of this covenant; provided that in the event such Debt being Guaranteed is a Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the 2026 Notes or the Note Guarantee, as the case may be, to the same extent as the Debt being Guaranteed;

(o) obligations of non-Wholly Owned Foreign Subsidiaries in respect of Disqualified Stock in an aggregate principal amount outstanding at any one time not to exceed $12.5 million;

(p) Debt (i) in respect of Swap Contracts that are Incurred in the ordinary course of business (and not for speculative purposes) or (ii) consisting of any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction;

(q) Non-Recourse Debt with respect to any Qualified Securitization Transaction and Guarantees constituting Standard Securitization Undertakings in respect of Qualified Securitization Transactions;

(r) Debt incurred by the Parent Guarantor or any of its Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Debt with respect to reimbursement-type obligations regarding workers compensation claims;

(s) Debt consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(t) Debt representing deferred compensation to employees of the Parent Guarantor (or any direct or indirect parent of the Parent Guarantor) and its Restricted Subsidiaries incurred in the ordinary course of business;

(u) Debt to future, present or former directors, officers, members of management, employees or consultants of the Parent Guarantor or any of its Subsidiaries or their respective estates, heirs, family members, spouses or former spouses to finance the purchase or redemption of Capital Stock of the Parent Guarantor (or any direct or indirect parent of the Parent Guarantor) permitted by clause (h) of the second paragraph of the covenant described under “—Limitation on Restricted Payments”;

(v) Debt of the Parent Guarantor and its Restricted Subsidiaries relating to the Parent Guarantor’s European or Asia Pacific businesses Incurred under, and Guarantees of the Parent Guarantor or a Restricted Subsidiary Incurred in connection with, hypothecations of or Qualified Securitization Transactions with respect to Time Share Receivables relating to resorts within the Parent Guarantor’s European or Asia Pacific businesses;

(w) Guarantees under the Separation and Distribution Agreement or the Intercompany Agreements;

(x) Permitted Refinancing Debt of Debt Incurred pursuant to clause (1) of the first paragraph of this covenant or clauses (a), (j), (k) or this clause (x) of the second paragraph of this covenant; and

(y) all premiums (if any), interest (including post-petition interest, capitalized interest or interest otherwise payable in kind), fees, expenses, charges and additional or contingent interest on obligations described in the foregoing clauses of this definition of Permitted Debt.

For purposes of determining compliance with any restriction on the Incurrence of Debt in U.S. Dollars where Debt is denominated in a different currency, the amount of such Debt will be the Dollar Equivalent determined on the date of such determination.

For purposes of determining compliance with the covenant described above:

(A) in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, the Parent Guarantor, in its sole discretion, will classify such item of Debt at the time of Incurrence and only be required to include the amount and type of such Debt in one of the above clauses;

(B) the Parent Guarantor will be entitled to divide and classify and reclassify an item of Debt in more than one of the types of Debt described above; provided that Debt outstanding under the Credit Agreement on the Issue Date shall at all times be treated as Incurred under clause (b) above and may not be reclassified;

(C) Guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or other similar instruments relating to, or Liens securing, Debt that is otherwise included in the determination of a particular amount of Debt shall not be included;

(D) if obligations in respect of letters of credit, bankers’ acceptances or other similar instruments are Incurred pursuant to any Credit Facility and are being treated as Incurred pursuant to any clause of the second paragraph above or the first paragraph above and the letters of credit, bankers’ acceptances or other similar instruments relate to other Debt, then such other Debt shall not be included;

(E) the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof; and

(F) in the event that the Parent Guarantor or a Restricted Subsidiary enters into or increases commitments under a revolving credit facility, the Consolidated Fixed Charges Coverage Ratio or the Total Leverage Ratio, as applicable, for borrowings and reborrowings thereunder (and including issuance and creation of letters of credit and bankers’ acceptances thereunder) will, at the Issuer’s option as elected on the date the Parent Guarantor or a Restricted Subsidiary, as the case may be, enters into or increases such commitments, either (a) be determined on the date of such revolving credit facility or such increase in commitments (assuming that the full amount thereof has been borrowed as of such date), and, if such Consolidated Fixed Charges Coverage Ratio or Total Leverage Ratio, as applicable, test is satisfied with respect thereto at such time, any borrowing or reborrowing thereunder (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) will be permitted under this covenant irrespective of the Consolidated Fixed Charges Coverage Ratio or the Total Leverage Ratio, as applicable, at the time of any borrowing or reborrowing (or issuance or creation of letters of credit or bankers’ acceptances thereunder) or (b) be determined on the date such amount is borrowed pursuant to any such facility or increased commitment;

(G) the amount of Debt issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined on the basis of GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Debt, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock or the reclassification of commitments or obligations not treated as Debt due to a change in GAAP will not be deemed to be an Incurrence of Debt for purposes of the covenant described under this “—Limitation on Debt.”

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Debt of such Subsidiary shall be deemed to be Incurred by such Subsidiary as of such date (and, if such Debt is not permitted to be Incurred as of such date under the covenant described under this “—Limitation on Debt,” the Issuers shall be in default of this covenant).

For purposes of determining compliance with any U.S. Dollar-denominated restriction on the Incurrence of Debt, the U.S. Dollar equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Debt is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (a) the principal amount of such Debt being refinanced plus (b) the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums (including, without limitation, tender premiums) and other costs and expenses (including, without limitation, original issue discount, upfront fees or similar fees) Incurred in connection with such refinancing.

Notwithstanding any other provision of this covenant, the maximum amount of Debt that the Parent Guarantor or a Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

The 2026 Notes Indenture provides that the Parent Guarantor will not, and will not permit any Issuer or any Subsidiary Guarantor to, directly or indirectly, Incur any Debt that is subordinated or junior in right of payment to any Debt of the Parent Guarantor, such Issuer or such Subsidiary Guarantor, as the case may be, unless such Debt is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Debt is subordinated to other Debt of such Issuer or such Guarantor, as the case may be.

The 2026 Notes Indenture does not treat (1) unsecured Debt as subordinated or junior to secured Debt merely because it is unsecured or (2) senior Debt as subordinated or junior to any other senior Debt merely because it has a junior priority with respect to the same collateral or is secured by different collateral or because it is guaranteed by different obligors.

Limitation on Restricted Payments

The Parent Guarantor shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment unless at the time of, and after giving effect to, the proposed Restricted Payment,

(a) no Default or Event of Default shall have occurred and be continuing (or would result therefrom);

(b) the Parent Guarantor could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under “—Limitation on Debt”; or

(c) the aggregate amount of such Restricted Payment and all other Restricted Payments (including Restricted Payments made pursuant to clause (d) (without duplication) and clause (1) of the next succeeding paragraph, but excluding all other Restricted Payments made pursuant to other clauses of the next succeeding paragraph) declared or made after the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would not exceed an amount equal to the sum of (without duplication):

(1) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the first day of the fiscal quarter in which the Issue Date occurs to the end of the most recent fiscal quarter of the Parent Guarantor ending prior to the date of such Restricted Payment (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit); provided that such amount shall not be less than zero; plus

(2) 100% of the aggregate Capital Stock Sale Proceeds received after the Issue Date; plus

(3) the sum of:

(A) the aggregate Net Cash Proceeds received by the Parent Guarantor or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Parent Guarantor, and

(B) the aggregate amount by which Debt of the Parent Guarantor or any Restricted Subsidiary is reduced on the Parent Guarantor’s consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Parent Guarantor, excluding, in the case of clauses (A) or (B):

(x) any Debt issued or sold to the Parent Guarantor or a Subsidiary of the Parent Guarantor or an employee stock ownership plan or trust established by the Parent Guarantor or any such Subsidiary for the benefit of their employees, and

(y) the aggregate amount of any cash or other property distributed by the Parent Guarantor or any Restricted Subsidiary upon any such conversion or exchange; plus

(4) 100% of the aggregate amount (including the Fair Market Value of property other than cash) received by the Parent Guarantor or any Restricted Subsidiary by means of:

(A) the sale or other disposition (other than to the Parent Guarantor or a Restricted Subsidiary) of, or other returns on Investments from, Restricted Investments made by the Parent Guarantor or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Parent Guarantor or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by the Parent Guarantor or its Restricted Subsidiaries, in each case after the Issue Date, less the cost associated with any such sale, disposition or other return; and

(B) the sale or other disposition (other than to the Parent Guarantor or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a dividend or distribution from an Unrestricted Subsidiary (other than, in each case, to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment), in each case, after the Issue Date, less the cost associated with any such sale or disposition; plus

(5) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Parent Guarantor or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Parent Guarantor or a Restricted Subsidiary after the Issue Date, the Fair Market Value of the Investment in such Unrestricted Subsidiary (or the assets transferred) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets, other than to the extent the Investment constituted a Permitted Investment; plus

(6) the greater of (x) $350.0 million and (y) 45.0% of Consolidated EBITDA for the Test Period.

Notwithstanding the foregoing, the limitations in the preceding paragraph do not prohibit:

(a) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations of the Parent Guarantor, any Issuer or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent contribution to the Capital Stock of the Parent Guarantor or the substantially concurrent sale of, Capital Stock of the Parent Guarantor (other than Disqualified Stock and other than Capital Stock issued or sold to a Restricted Subsidiary of the Parent Guarantor or an employee stock ownership plan or trust established by the Parent Guarantor or any of its Subsidiaries for the benefit of their employees to the extent such sale to such employee stock ownership plan or trust is financed by loans from or Guaranteed by the Parent Guarantor or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that the Capital Stock Sale Proceeds from such sale of Capital Stock will be excluded from clause (c)(2) of the preceding paragraph;

(b) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of an Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Parent Guarantor or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of any Issuer of any Subsidiary Guarantor made by exchange for or out of the proceeds of the substantially concurrent sale of Subordinated Obligations of any Issuer or a Subsidiary Guarantor, so long as such refinancing Subordinated Obligations are permitted to be Incurred pursuant to the covenant described under “—Limitation on Debt” and constitute Permitted Refinancing Debt;

(c) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Parent Guarantor or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Parent Guarantor or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Stock is permitted to be Incurred pursuant to the covenant described under “—Limitation on Debt” and constitutes Permitted Refinancing Debt;

(d) the payment of any dividend or distribution on its Capital Stock or the consummation of any irrevocable redemption, repurchase or defeasance payment within 60 days after the date of declaration of such dividend, distribution or payment or the giving of irrevocable notice if, on the date of declaration or the giving of the irrevocable notice, such dividend, distribution, payment or redemption could have been made in compliance with the 2026 Notes Indenture;

(e) the payment of any dividend or distribution on Disqualified Stock issued pursuant to and in compliance with clause (o) of the covenant described under “—Limitation on Debt”;

(f)(i) the payment of cash in lieu of fractional shares of Capital Stock in connection with any dividend, split or combination thereof or any Permitted Acquisition and (ii) the honoring of any conversion request by a holder of convertible Debt and any cash payments in lieu of fractional shares in connection with any such conversion and any payments on convertible Debt in accordance with its terms;

(g) repurchases of Capital Stock in the ordinary course of business of the Parent Guarantor or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants;

(h) the repurchase, retirement or other acquisition or retirement for value, in good faith, of Capital Stock of the Parent Guarantor held by any future, present or former employee, director, manager, officer or consultant (or any Affiliates, spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Parent Guarantor or any of its Subsidiaries or holding companies pursuant to any employee, management, director or manager equity plan, employee, management, director or manager stock option plan or any other employee, management, director or manager benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, manager, officer or consultant of the Parent Guarantor or any Subsidiary or holding company; provided that such payments do not exceed the greater of (x) $37.5 million and (y) 5.0% of Consolidated EBITDA for the Test Period in any calendar year; provided that any unused amounts for any calendar year may be carried forward to the next succeeding calendar year, so long as the aggregate amount of all Restricted Payments made pursuant to this clause (h) in any calendar year (after giving effect to such carry-forwards) shall not exceed the greater of (x) $75.0 million and (y) 10.0% of Consolidated EBITDA for the Test Period; provided, further, that cancellation of Debt owing to the Parent Guarantor or any of its Subsidiaries from members of management of the Parent Guarantor or any of its Restricted Subsidiaries or holding companies in connection with a repurchase of Capital Stock of the Parent Guarantor will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the 2026 Notes Indenture;

(i) payments made or expected to be made in respect of withholding or similar taxes payable by any future, present or former employee, director, manager or consultant and any repurchases of Capital Stock in consideration of such payments, including deemed repurchases in connection with the exercise of stock options or warrants and the vesting of restricted stock and restricted stock units;

(j) purchase, defease or otherwise acquire or retire for value any Subordinated Obligations upon a Change of Control or following an Asset Sale, to the extent required by any agreement pursuant to which such Subordinated Obligations were issued, but only if the Issuers have previously made the offer to purchase 2026 Notes required under “—Repurchase at the Option of Holders Upon a Change of Control” or

“—Limitation on Asset Sales,” as applicable, and have repurchased all 2026 Notes validly tendered and not withdrawn in connection with such offer to purchase 2026 Notes pursuant to the applicable provisions described under “—Repurchase at the Option of Holders Upon a Change of Control” or “—Limitation on Asset Sales”;

(k) the Parent Guarantor or any of its Restricted Subsidiaries may make additional Restricted Payments in an amount not to exceed an amount equal to the greater of (x) $300.0 million and (y) 40.0% of Consolidated EBITDA for the Test Period; provided that no Default or Event of Default has occurred and is continuing or would result therefrom;

(l) Restricted Payments not to exceed 6.0% per annum of the Market Capitalization of the Parent Guarantor;

(m) additional Restricted Payments; provided that, at the time of such Restricted Payment, the Total Leverage Ratio as of the end of the most recently ended Test Period, on a Pro Forma Basis, would be no greater than 3.25 to 1.00 and no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(n) the distribution, by dividend or otherwise, of Capital Stock of an Unrestricted Subsidiary or Debt owed to the Parent Guarantor or a Restricted Subsidiary by an Unrestricted Subsidiary (or a Restricted Subsidiary that owns an Unrestricted Subsidiary; provided that such Restricted Subsidiary has no independent operations or business and owns no assets other than Capital Stock of such Unrestricted Subsidiary);

(o) Restricted Payment made in connection with Transactions;

(p) distributions or payments of Securitization Fees, sales contributions and other transfers of Securitization Assets and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation, in each case in connection with a Qualified Securitization Transaction;

(q) payments of the premium in respect of, and other performance by the Parent Guarantor of its obligations under, any Permitted Bond Hedge Transaction;

(r) any Restricted Payments and/or payments or deliveries required by the terms of, and other performance by the Parent Guarantor of its obligations under, any Permitted Warrant Transaction (including making payments and/or deliveries due upon exercise and settlement or termination thereof);

(s) distributions or payments by dividend or otherwise, among the Parent Guarantor and its Restricted Subsidiaries in connection with a Reorganization; and

(t) any Restricted Payments and/or payments or deliveries in shares of common stock (or other securities or property following a merger event or other change of the common stock of the Parent Guarantor) (and cash in lieu of fractional shares) and/or cash required by the terms of, and other performance by the Parent Guarantor of its obligations under, any convertible Debt (including payments of interest and principal thereon, payments due upon required repurchase thereof and/or payments and deliveries due upon conversion thereof).

For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (a) through (s) above, meets any of the criteria of any of the clauses of the definition of “Permitted Investments,” or is permitted pursuant to the first paragraph of this covenant, the Parent Guarantor, in its sole discretion, (x) will classify such Restricted Payment on the date of such Restricted Payment and may later reclassify such Restricted Payment in any manner that complies with this covenant (based on circumstances existing at the time of reclassification), (y) may divide and later redivide the amount of a Restricted Payment among more than one of such clauses or the first paragraph of this covenant and (z) will only be required to include such Restricted Payment or any portion thereof in one of such clauses or the first paragraph of this covenant.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Parent Guarantor or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The Fair Market Value of any cash Restricted Payment shall be its face amount, and the Fair Market Value of any non-cash Restricted Payment, property or assets other than cash shall be determined conclusively by the Issuer acting in good faith.

Limitation on Liens

The Parent Guarantor shall not, and shall not permit any Issuer or any Subsidiary Guarantor to, directly or indirectly, Incur or permit to exist, any Lien (other than Permitted Liens), upon any of its properties or assets (including Capital Stock of a Restricted Subsidiary), whether owned on the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom unless either (i) it has made or will make effective provision whereby the 2026 Notes and the Note Guarantees will be secured by that Lien equally and ratably with (or prior to) all other Debt of any Issuer or any Guarantor secured by that Lien or (ii) in the case of Liens securing Subordinated Obligations of any Issuer or any Guarantor, the 2026 Notes and the Note Guarantees are secured by a Lien on such property, assets or proceeds that is senior to such Liens.

Any Lien created for the benefit of the holders of the 2026 Notes pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (i) and (ii) above.

With respect to any Lien securing Debt that was permitted to secure such Debt at the time of the Incurrence of such Debt, such Lien shall also be permitted to secure any Increased Amount of such Debt. The “Increased Amount” of any Debt shall mean any increase in the amount of such Debt due to any accrual of interest, the accretion of accreted value, the accretion of original issue discount or liquidation preference, the payment of interest in the form of additional Debt with the same terms and increases in the amount of Debt outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Debt.

Limitation on Asset Sales

The Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(a) such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of the Asset Sale at least equal to the Fair Market Value of the properties and assets subject to that Asset Sale (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale); and

(b) at least 75% of the consideration paid to the Parent Guarantor or the Restricted Subsidiary in connection with the Asset Sale is in the form of cash or Cash Equivalents.

For the purposes of this covenant, the following shall be considered to be cash:

(1) the assumption by the purchaser of Debt or other liabilities of the Parent Guarantor or any Restricted Subsidiary (other than Debt or other liabilities that are by their terms subordinated in right of payment to the 2026 Notes or the Note Guarantees) and from which the Parent Guarantor and the Restricted Subsidiaries have been unconditionally released;

(2) securities or other assets received by any Issuer or any Restricted Subsidiary from the transferee that are converted by such Issuer or such Restricted Subsidiary into cash within 180 days after the closing of such Asset Sale shall be considered to be cash to the extent of the cash received in that conversion;

(3) the assumption by the purchaser of Debt of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Parent Guarantor and each other Restricted Subsidiary are unconditionally released from any Guarantee of payment of such Debt in connection with such Asset Sale;

(4) Productive Assets received by the Parent Guarantor or any Restricted Subsidiary in connection with such Asset Sale; and

(5) any Designated Non-Cash Consideration received by any Issuer or any Restricted Subsidiary in connection with the Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received in respect of Asset Sales that is at that time outstanding, not to exceed the greater of (i) $75.0 million and (ii) 10.0% of Consolidated EBITDA for the Test Period.

The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Parent Guarantor or a Restricted Subsidiary, to the extent the Parent Guarantor or the Restricted Subsidiary elects (or is required by the terms of any Debt):

(a) to repay secured Debt of the Parent Guarantor, an Issuer or a Subsidiary Guarantor (and if the secured Debt being repaid is revolving credit Debt, to correspondingly permanently reduce commitments with respect thereto), or any Debt of a non-Guarantor Restricted Subsidiary (excluding, in any such case, any Debt owed to the Parent Guarantor or any Restricted Subsidiary);

(b) to repay other Debt (and if the Debt being repaid is revolving credit Debt, to correspondingly permanently reduce commitments with respect thereto) of the Parent Guarantor or a Restricted Subsidiary (excluding (i) Subordinated Obligations and (ii) Debt owed to the Parent Guarantor or any Restricted Subsidiary) so long as the Issuers shall equally and ratably reduce obligations under the 2026 Notes (i) on a pro rata basis as provided under “—Optional Redemption,”(ii) through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or (iii) by making an offer (in accordance with the procedures set forth below for a Prepayment Offer) to all holders to purchase their 2026 Notes at or above 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including the date of repurchase;

(c) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Parent Guarantor or another Restricted Subsidiary); or

(d) any combination of the foregoing;

provided, however, that pending the final application of any such Net Available Cash in accordance with clauses (a), (b), (c) or (d) above, the Parent Guarantor and its Restricted Subsidiaries may temporarily reduce Debt or otherwise invest such Net Available Cash in any manner not prohibited by the 2026 Notes Indenture.

Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 365 days from the date of the receipt of that Net Available Cash constitute “Excess Proceeds”; provided, however, that a binding commitment to reinvest in Additional Assets pursuant to clause (c) of the preceding paragraph shall be treated as a permitted application of the Net Available Cash from the date of such commitment; provided that (i) such reinvestment is consummated within 180 days of the end of the 365-day period referred to in this sentence, and (ii) if such reinvestment is not consummated within the period set forth in subclause (i) or such binding commitment is terminated, the Net Available Cash not so applied will be deemed to be Excess Proceeds.

When the aggregate amount of Excess Proceeds not previously subject to a Prepayment Offer (as defined below) exceeds $50.0 million, the Issuers will be required to make an offer to purchase the 2026 Notes (the “Prepayment Offer”), which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount, at a purchase price of at least 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the 2026 Notes Indenture; provided that if the 2026 Notes are in global form, interests in such global 2026 Notes will be selected for redemption in accordance with the applicable procedures of DTC, although no 2026 Note of $2,000 in principal amount or less will be purchased in part. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of 2026 Notes have been given the opportunity to tender their 2026 Notes for purchase in accordance with the 2026 Notes Indenture, the Parent Guarantor or such Restricted Subsidiary may use the remaining amount for any purpose permitted by the 2026 Notes Indenture and the amount of Excess Proceeds will be reset to zero.

The term “Allocable Excess Proceeds” means the product of:

(a) the Excess Proceeds, and

(b) a fraction,

(1) the numerator of which is the aggregate principal amount of the 2026 Notes outstanding on the date of the Prepayment Offer, and

(2) the denominator of which is the sum of the aggregate principal amount of the 2026 Notes outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of the Issuers and the Guarantors outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the 2026 Notes and the Note Guarantees and subject to terms and conditions in respect of Asset Sales similar in all material respects to the covenant described hereunder and requiring any Issuer or any Guarantor to make an offer to purchase that Debt at substantially the same time as the Prepayment Offer.

Not later than ten Business Days after the Issuers are obligated to make a Prepayment Offer as described in the preceding paragraph, the Issuers shall send, or cause to be sent, a written notice, by first-class mail (or electronic transmission in the case of 2026 Notes held in book-entry form), to the holders of 2026 Notes with respect to that Prepayment Offer. The notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days and no later than 60 days from the date the notice is delivered.

The provisions of the 2026 Notes Indenture relative to the Issuers’ obligation to make a Prepayment Offer may be waived or modified with the written consent of the holders of a majority in principal amount of the outstanding 2026 Notes.

The Credit Agreement prohibits or limits, and future credit agreements or other agreements to which the Parent Guarantor or its Restricted Subsidiaries become a party may prohibit or limit, the Issuers from purchasing any 2026 Notes pursuant to this covenant. In the event the Issuers are prohibited from purchasing the 2026 Notes, the Issuers could seek the consent of their lenders to the purchase of the 2026 Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain such consent or repay such borrowings, they will remain prohibited from purchasing the 2026 Notes. In such case, the Issuers’ failure to purchase tendered 2026 Notes would constitute an Event of Default under the 2026 Notes Indenture.

The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of 2026 Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with provisions of the covenant described hereunder, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the covenant described hereunder by virtue thereof.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

The Parent Guarantor shall not, and shall not permit any Restricted Subsidiary that is not an Issuer or a Subsidiary Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

(x) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Parent Guarantor or any other Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividend or liquidating distributions prior to the dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock),

(y) make any loans or advances to the Parent Guarantor or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made to any Issuer or any Restricted Subsidiary to other Debt Incurred by the Parent Guarantor or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances), or

(z) sell, lease or transfer any of its properties or assets to the Parent Guarantor or any other Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (x) or (y) above).

The foregoing limitations do not apply to restrictions:

(a) in effect on the Issue Date, including pursuant to the Credit Agreement,

(b) relating to Debt of a Restricted Subsidiary existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which that Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Parent Guarantor;

(c) that result from any amendment, restatement, modification, renewal, supplement, extension or replacement of an agreement referred to in clauses (a) or (b) above, in clauses (f), (g) or (j) below or this clause (c) (including, in each case, in connection with the Refinancing of Debt Incurred thereunder); provided that the restriction contained in such amendment, restatement, modification, renewal, supplement, extension, replacement or Refinancing is not materially more restrictive (as determined in good faith by the Parent Guarantor), taken as a whole, than the restrictions of the same type contained in the agreements or instruments referred to in clauses (a), (b), (f), (g) or (j) or this clause (c), as applicable;

(d) resulting from the Incurrence of any Permitted Debt described in the second paragraph of the covenant described under “—Limitation on Debt”; provided that if the obligor of such Debt is an Issuer or a Subsidiary Guarantor, the restriction is no less favorable to the holders of 2026 Notes in any material respect (as determined in good faith by the Parent Guarantor) than the restrictions of the same type contained in the 2026 Notes Indenture;

(e) existing by reason of applicable law, rule, regulation or order;

(f) with respect to clause (z) above only, relating to Debt that is permitted to be Incurred and secured without also securing the 2026 Notes pursuant to the covenants described under “—Limitation on Debt” and “—Limitation on Liens” that limit the right of the debtor to dispose of the properties or assets securing that Debt;

(g) encumbering properties or assets at the time the properties and assets were acquired by the Parent Guarantor or any Restricted Subsidiary, so long as the restriction relates solely to the properties and assets so acquired and was not created in connection with or in anticipation of the acquisition;

(h) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements (including, without limitation, intellectual property licenses entered into in the ordinary course of business) that restrict assignment of the agreements or rights thereunder;

(i) which are customary restrictions contained in asset sale agreements limiting the transfer of property or assets pending the closing of the sale;

(j) existing by reason of the 2026 Notes Indenture, the 2026 Notes and the related 2026 Note Guarantees;

(k) any Debt or contractual requirements Incurred with respect to a Qualified Securitization Transaction relating exclusively to a Securitization Subsidiary that, as determined in good faith by the Parent Guarantor or the relevant Restricted Subsidiary, as applicable, are necessary to effect such Qualified Securitization Transaction; and

(l) which are customary provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Parent Guarantor’s Board of Directors and otherwise permitted under the 2026 Notes Indenture, which limitation is applicable only to the assets that are the subject of such agreements.

Limitation on Transactions with Affiliates

The Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any property or asset or the rendering of any service) with, or for the benefit of, any Affiliate of the Parent Guarantor (an “Affiliate Transaction”) involving aggregate consideration in excess of the greater of (i) $50.0 million and (ii) 7.5% of Consolidated EBITDA for the most recent four consecutive fiscal quarters ending prior to the date of such disposition for which financial statements are required to be filed pursuant to the covenant described under “—Certain Covenants—Reports”), unless:

(a) the terms of such Affiliate Transaction are materially no less favorable to the Parent Guarantor or that Restricted Subsidiary, as the case may be, taken as a whole, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Parent Guarantor, and

(b) if the Affiliate Transaction involves aggregate consideration in excess of the greater of (i) $100.0 million and (ii) 15.0% of Consolidated EBITDA for the Test Period, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves the Affiliate Transaction and, in its good faith judgment, determines that the Affiliate Transaction complies with clause (a) of this paragraph as evidenced by a resolution of the Board of Directors promptly delivered to the 2026 Notes Trustee.

Notwithstanding the foregoing limitation, the Parent Guarantor or any Restricted Subsidiary may enter into or suffer to exist the following:

(a) any transaction or series of transactions between the Parent Guarantor and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries;

(b) any Restricted Payment permitted to be made pursuant to the covenant described under “—Limitation on Restricted Payments” or any Permitted Investment;

(c) employment and severance arrangements between the Parent Guarantor or any of its Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements;

(d) any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Parent Guarantor or any parent company of the Parent Guarantor or any Restricted Subsidiary;

(e) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, officers, employees and consultants of the Parent Guarantor and its Restricted Subsidiaries or any direct or indirect parent of the Parent Guarantor in the ordinary course of business to the extent attributable to the ownership or operation of the Parent Guarantor and its Restricted Subsidiaries;

(f) any issuance, repurchase, redemption, retirement or other acquisition or retirement of shares of Capital Stock (other than Disqualified Stock) of the Parent Guarantor;

(g) any agreement as in effect on the Issue Date or any amendment, modification, supplement, extension or renewal thereto (so long as such amendment, modification, supplement, extension or renewal is not materially adverse to the interests of the holders of the 2026 Notes) or any transaction contemplated thereby;

(h) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged or consolidated with or into the Parent Guarantor or a Restricted Subsidiary, as such agreement may be amended, modified, supplemented, extended or renewed from time to time; provided that such agreement was not entered into contemplation of such acquisition, merger or consolidation, and so long as any such amendment, modification, supplement, extension or renewal, when taken as a whole, is not materially more disadvantageous to the holders, as determined in good faith by the Parent Guarantor, than the applicable agreement as in effect on the date of such acquisition, merger or consolidation;

(i) transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are fair to the Parent Guarantor and/or the applicable Restricted Subsidiary in the good faith determination of the Board of Directors of the Parent Guarantor or the senior management of the Parent Guarantor, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(j) transactions in which the Parent Guarantor or any Restricted Subsidiary delivers to the 2026 Notes Trustee a letter or opinion from an Independent Financial Advisor stating that such transaction is fair to the Parent Guarantor or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, than those that might reasonably have been obtained by the Parent Guarantor or such Restricted Subsidiary in a comparable transaction at such time on an arms-length basis from a Person that is not an Affiliate;

(k) the Transactions and the payment of fees and expenses related to the Transactions;

(l) transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary pursuant to the covenant described under “—Designation of Restricted and Unrestricted Subsidiaries”; provided that such transactions were not entered into in contemplation of such redesignation;

(m) the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement;

(n)(i) any collective bargaining, employment or severance agreement or compensatory (including profit sharing) arrangement entered into by the Parent Guarantor or any of its Restricted Subsidiaries with their respective current or former officers, directors, members of management, managers, employees, consultants or independent contractors or those of any parent company of the Parent Guarantor, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors and (iii) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, managers, employees, consultants or independent contractors or any employment contract or arrangement;

(o) any transaction pursuant to the Separation and Distribution Agreement and the Intercompany Agreements;

(p) timeshare and fractional sales commissioned services provided through operations in Mexico, Latin America or the Caribbean;

(q) owner services activities provided through Promociones Marriott, S.A. de C.V.; and

(r)(i) any transaction with a Securitization Subsidiary effected as part of a Qualified Securitization Transaction, any disposition or repurchase of Securitization Assets or related assets in connection with any Qualified Securitization Transaction and (ii) any sale or other transfer of Time Share Receivables and other related assets or other transactions customarily effected as part of a Qualified Securitization Transaction (including servicing agreements and other similar arrangements customary in Qualified Securitization Transactions).

Designation of Restricted and Unrestricted Subsidiaries

The Issuer may designate any Restricted Subsidiary (other than an Issuer) or other Subsidiary (including any newly acquired or newly formed Subsidiary) of the Parent Guarantor to be an Unrestricted Subsidiary if:

(a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any property or asset of, any Issuer or any other Restricted Subsidiary;

(b) such designation would not cause a Default;

(c) all of the Debt of such Subsidiary and its Subsidiaries shall, at the date of designation and at all time thereafter, consist of Non-Recourse Debt; and

(d) either (1) the Subsidiary to be so designated has total assets of $10,000 or less or (2) if the Subsidiary has consolidated assets greater than $10,000, then the designation would be permitted under the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

The Issuer may redesignate any Unrestricted Subsidiary of the Parent Guarantor to be a Restricted Subsidiary if, immediately after giving pro forma effect to the designation,

(x) (i) the Parent Guarantor would be able to Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under “—Limitation on Debt” or (ii) the Consolidated Fixed Charges Coverage Ratio of the Parent Guarantor and its Restricted Subsidiaries would be greater than or equal to such ratio immediately prior to such redesignation;

(y) all Liens of such Unrestricted Subsidiary outstanding immediately following such redesignation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the 2026 Notes Indenture; and

(z) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

Any designation of a Subsidiary of the Parent Guarantor as an Unrestricted Subsidiary or redesignation as an Restricted Subsidiary will be evidenced to the 2026 Notes Trustee by filing with the 2026 Notes Trustee an Officers’ Certificate certifying that such designation or redesignation complies with the foregoing provisions and gives the effective date of the designation or redesignation.

Additional Note Guarantees

The Parent Guarantor will not permit any of its Restricted Subsidiaries (other than any Securitization Subsidiary or Foreign Subsidiary) that is a Wholly Owned Subsidiary (and any Domestic Subsidiary that is a non-Wholly Owned Subsidiary if such non-Wholly Owned Subsidiary guarantees other capital markets debt securities of an Issuer or a Guarantor), other than the Issuers or the Subsidiary Guarantors, to guarantee the payment of any Debt of any Issuer or any other Guarantor incurred under any Credit Facility or other capital markets debt securities unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the 2026 Notes Indenture providing for a Note Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Debt of any Issuer or any Guarantor, if such Debt is by its express terms subordinated in right of payment to the 2026 Notes or such Guarantor’s Note Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Debt shall be subordinated in right of payment to such Note Guarantee substantially to the same extent as such Debt is subordinated to the 2026 Notes; and

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Each Guarantee shall be released in accordance with the provisions of the 2026 Notes Indenture described under “Note Guarantees.”

Merger, Consolidation and Sale of Property

Parent Guarantor

The Parent Guarantor shall not merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its properties and assets in any one transaction or series of transactions unless:

(a) the surviving Person (the “Surviving Parent”) formed by that merger, consolidation or amalgamation or to which that sale, transfer, assignment, lease, conveyance or disposition is made shall be an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(b) the Surviving Parent (if other than Parent Guarantor) expressly assumes, by supplemental indenture executed and delivered to the 2026 Notes Trustee by that Surviving Parent, all of the obligations of the Parent Guarantor under its Note Guarantee and the due and punctual performance and observance of all the covenants and conditions of the 2026 Notes Indenture to be performed by Parent Guarantor;

(c) immediately after giving effect to that transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

(d) immediately after giving effect to that transaction or series of transactions on a pro forma basis, the Surviving Parent (i) would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under “—Limitation on Debt” or (ii) the Consolidated Fixed Charges Coverage Ratio of the Surviving Parent would be greater than or equal to such ratio immediately prior to such transaction, provided, however, that this clause (d) shall not be applicable to the Parent Guarantor (or any Surviving Parent) merging, consolidating or amalgamating with or into an Affiliate incorporated solely for the purpose of reincorporating the Parent Guarantor (or any Surviving Parent) in another State of the United States or the District of Columbia so long as the amount of Debt of the Parent Guarantor and the Restricted Subsidiaries is not increased thereby; and

(e) the Surviving Parent shall deliver, or cause to be delivered, to the 2026 Notes Trustee, in form and substance reasonably satisfactory to the 2026 Notes Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that the transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to the transaction have been satisfied.

The Surviving Parent shall succeed to, and be substituted for, and may exercise every right and power of the Parent Guarantor under the 2026 Notes Indenture, but the predecessor Parent Guarantor in the case of (i) a sale, transfer, assignment, conveyance or other disposition (unless that sale, transfer, assignment, conveyance or other disposition is of all or substantially all the assets of the Parent Guarantor), or (ii) a lease, shall not be released from any obligation under its Note Guarantee.

Issuers

Neither of the Issuers shall merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its properties and assets in any one transaction or series of transactions unless:

(a) one of the Issuers shall be the surviving Person (the “Surviving Issuer”) or the Surviving Issuer (if other than the Issuers) formed by that merger, consolidation or amalgamation or to which that sale, transfer, assignment, lease, conveyance or disposition is made shall be an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and if such entity is not a corporation, a co-obligor of the 2026 Notes is a corporation organized and existing under such laws;

(b) the Surviving Issuer (if other than the Issuers) expressly assumes, by supplemental indenture executed and delivered to the 2026 Notes Trustee by that Surviving Issuer, the due and punctual payment of the principal of, and premium, if any, and interest on, the 2026 Notes, and the due and punctual performance and observance of all the covenants and conditions of the 2026 Notes Indenture to be performed by the applicable Issuer;

(c) immediately after giving effect to that transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

(d) the Surviving Issuer shall deliver, or cause to be delivered, to the 2026 Notes Trustee, in form and substance reasonably satisfactory to the 2026 Notes Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that the transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to the transaction have been satisfied.

The Surviving Issuer shall succeed to, and be substituted for, and may exercise every right and power of the applicable Issuer under the 2026 Notes Indenture, but the predecessor Issuer in the case of (i) a sale, transfer, assignment, conveyance or other disposition (unless that sale, transfer, assignment, conveyance or other disposition is of all or substantially all the assets of such Issuer), or (ii) a lease, shall not be released from any obligation to pay the principal of, premium, if any, and interest on, the 2026 Notes.

Subsidiary Guarantors

No Subsidiary Guarantor may merge, consolidate or amalgamate with or into any other Person, or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its properties and assets in any one transaction or series of transactions unless:

(a) (i) either (x) such Subsidiary Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture all of the obligations of such Subsidiary Guarantor under its Note Guarantee and the due and punctual performance and observance of all the covenants and conditions of the 2026 Notes Indenture to be performed by such Subsidiary Guarantor;

(ii) immediately after giving effect to the transaction, no Default has occurred and is continuing; and

(iii) the surviving Person shall deliver, or cause to be delivered, to the 2026 Notes Trustee, in form and substance reasonably satisfactory to the 2026 Notes Trustee, an Officers’ Certificate and an

Opinion of Counsel, each stating that the transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to the transaction have been satisfied; or

(b) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Subsidiary Guarantor or the sale or disposition of all or substantially all the properties and assets of the Subsidiary Guarantor (in each case other than to the Parent Guarantor or a Restricted Subsidiary) in compliance with the covenant described under “—Limitation on Asset Sales” and otherwise permitted by the 2026 Notes Indenture.

Notwithstanding the foregoing, any Subsidiary Guarantor may merge, consolidate or amalgamate with or into or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its properties and assets to any Issuer, the Parent Guarantor or another Subsidiary Guarantor or merge with a Restricted Subsidiary of the Parent Guarantor, so long as the resulting entity remains or becomes a Subsidiary Guarantor.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any 2026 Notes are outstanding, the Issuers will furnish to the holders of 2026 Notes or cause the 2026 Notes Trustee to furnish to the holders of 2026 Notes, within the time periods specified in the SEC’s rules and regulations that are then applicable to the Parent Guarantor (or, if the Parent Guarantor is then not subject to the reporting requirements of the Exchange Act, within the time periods specified in the SEC’s rules and regulations for non-accelerated filers):

(1) all quarterly and annual reports that would be required to be filed by the Parent Guarantor with the SEC on Forms 10-Q and 10-K if the Parent Guarantor were required to file such reports; and

(2) all current reports required to be filed by the Parent Guarantor with the SEC on Form 8-K if the Parent Guarantor were required to file such reports;

provided that the electronic filing of the foregoing reports by the Parent Guarantor on the SEC’s EDGAR system (or any successor system) shall be deemed to satisfy the Issuers’ delivery obligations to the 2026 Notes Trustee and any holder of 2026 Notes, it being understood that the 2026 Notes Trustee shall have no responsibility to determine whether any reports have been filed on the SEC’s EDGAR system (or any successor system).

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Parent Guarantor’s consolidated financial statements by the Parent Guarantor’s certified independent accountants. In addition, unless the SEC will not accept such a filing, the Parent Guarantor will file a copy of each of the reports referred to in clauses (1) and (2) above on the SEC’s EDGAR system (or any successor system) within the time periods specified above, and the Issuers or the Parent Guarantor will post the reports on its website within those time periods.

If, at any time, the Parent Guarantor is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Parent Guarantor will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above, unless the SEC will not accept such a filing. Neither the Issuers nor the Parent Guarantor will take any action reasonably expected to cause the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Parent Guarantor’s filings for any reason, the Issuers or the Parent Guarantor will post the reports referred to in the preceding paragraphs on a website within the time periods specified above (which may be nonpublic and may be maintained by the Issuers, the Parent Guarantor or a third party) to which access will be given to holders of 2026 Notes, prospective purchasers of the 2026 Notes (which prospective purchasers will be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act) or non-U.S. persons (as defined in Regulation S under the Securities Act), securities analysts and market making institutions that certify their status as such to the reasonable satisfaction of the Issuers or the Parent Guarantor.

If the Parent Guarantor has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the quarterly and annual financial information required by the preceding paragraphs will include a presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Parent Guarantor and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Parent Guarantor. In addition, each Issuer agrees that, if at any time it is not required to file with the SEC the reports required by the preceding paragraphs, it will furnish to the holders of 2026 Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

To the extent any information is not provided within the time periods specified in this section “—Reports” and such information is subsequently provided, the Issuers will be deemed to have satisfied their obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

The Issuers will be deemed to have furnished such reports to the 2026 Notes Trustee and the holders of the 2026 Notes if any direct or indirect parent of the Parent Guarantor has filed such reports (including, in the case of any annual report on Form 10-K, reports by the certified independent accountants of such direct or indirect parent on such direct or indirect parent’s consolidated financial statements) with the SEC using the EDGAR filing system (or any successor thereto) within the time periods specified above; provided that (i) such direct or indirect parent has become a Guarantor and (ii) such reports provide selected financial information that show any material differences between the financial condition and results of operations of the Parent Guarantor and its consolidated subsidiaries, on the one hand, and such direct or indirect parent and its consolidated subsidiaries, on the other hand.

The 2026 Notes Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuers’, any Guarantor’s or any other Person’s compliance with the covenants described herein or with respect to any reports or other documents filed under the 2026 Notes Indenture.

Financial Calculations for Limited Condition Transactions

In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of (i) determining compliance with any provision of the 2026 Notes Indenture that requires the calculation of any other financial ratio or (ii) testing availability under baskets set forth in the 2026 Notes Indenture (including baskets measured as a percentage of Consolidated Total Assets or Consolidated EBITDA), in each case, at the option of the Issuers (the Issuers’ election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such transaction is permitted hereunder shall be deemed to be the date (the “LCT Test Date”) (x) the definitive agreement for such Limited Condition Transaction is entered into (or, in respect of any transaction described in clauses (ii) and (iii) of the definition of “Limited Condition Transaction,” delivery of irrevocable notice, declaration of dividend or similar event), and not at the time of consummation of such Limited Condition Transaction or (y) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies (or similar law in another jurisdiction), the date on which a “Rule 2.7 announcement” of a firm intention to make an offer (or equivalent announcement in another jurisdiction) (a “Public Offer”) is issued in respect of a target of such acquisition, and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any Incurrence of Debt and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, the Parent Guarantor and the Restricted Subsidiaries could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with.

For the avoidance of doubt, if the Issuers have made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated Total Assets or Consolidated EBITDA on a consolidated basis or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken; provided that if such ratios or baskets improve as a result of such fluctuations, such improved ratios and/or baskets may be utilized. If the Issuers have made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to the Incurrence of Debt or Liens, or the making of Restricted Payments or Permitted Investments, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of a Person, the prepayment, redemption, purchase, defeasance or other satisfaction of Debt, or the designation of an Unrestricted Subsidiary on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires (or, if applicable, the irrevocable notice, declaration of dividend or similar event is terminated or expires or, as applicable, the offer in respect of a Public Offer for, such acquisition is terminated) without consummation of such Limited Condition Transaction, any such ratio or basket shall be tested by calculating the availability under such ratio or basket on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated (including any Incurrence of Debt and any associated Lien and the use of proceeds thereof; provided that Consolidated Interest Expense for purposes of the Consolidated Fixed Charges Coverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin contained in any financing commitment documentation with respect to such Debt or, if no such indicative interest margin exists, as reasonably determined by the Issuers in good faith).

In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of the 2026 Notes Indenture which requires that no Default or Event of Default has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Issuers, be deemed satisfied, so long as no Default or Event of Default exists on the date the definitive agreements for such Limited Condition Transaction are entered into. For the avoidance of doubt, if the Issuers have exercised their option to make an LCT Election and any Default or Event of Default occurs following the date the definitive agreements for the applicable Limited Condition Transaction were entered into and prior to the consummation of such Limited Condition Transaction, any such Default or Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted under the 2026 Notes Indenture.

Events of Default

Each of the following is an “Event of Default”:

(1) failure to make the payment of any interest on the 2026 Notes when the same becomes due and payable, and that failure continues for a period of 30 days;

(2) failure to make the payment of any principal of, or premium, if any, on, any of the 2026 Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

(3) failure to comply with the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Property”;

(4) failure to comply with any other covenant or agreement in the 2026 Notes or in the 2026 Notes Indenture (other than a failure that is the subject of the foregoing clauses (1), (2) or (3)) and such failure continues for 60 days after written notice is given to the Issuers as provided below;

(5) (i) a default under any Debt by the Parent Guarantor or any Restricted Subsidiary (other than Debt owed to the Parent Guarantor or a Restricted Subsidiary or Debt in respect of any Qualified Securitization Transaction) that results in the acceleration of the maturity of that Debt, or (ii) failure to pay principal, premium, if any, or interest on any Debt prior to the expiration of the grace period provided in such Debt and, in each case, the principal amount of such Debt, together with the principal amount of any other such Debt the maturity of which has been accelerated or under which there has been a payment default, is in an aggregate amount in excess of $75.0 million (or its Dollar Equivalent at the time); provided that this clause (5)(i) shall not apply to secured Debt that becomes due (or requires an offer to purchase) as a result of the voluntary sale or transfer of the property or assets securing such Debt, if such sale or transfer is permitted under the 2026 Notes Indenture and under the documents governing such Debt; and provided, further, that this clause (5)(i) shall not apply to any convertible Debt to the extent such default occurs as a result of (x) the satisfaction of a conversion contingency, (y) the exercise by a holder of such convertible Debt of a conversion right resulting from the satisfaction of a conversion contingency or (z) a required repurchase under such convertible Debt (the “cross acceleration provisions”);

(6) any judgment or judgments for the payment of money in an aggregate amount in excess of $75.0 million (or its Dollar Equivalent at the time) (net of amounts covered by insurance or bonded) that shall be rendered against the Parent Guarantor or any Restricted Subsidiary and that shall not be waived, satisfied, annulled, discharged or rescinded for any period of 60 days or more after such judgment becomes final (the “judgment default provisions”);

(7) certain events of bankruptcy, insolvency or reorganization of the Parent Guarantor, any Issuer or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (the “bankruptcy provisions”); and

(8) the Note Guarantee of the Parent Guarantor or any Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of the 2026 Notes Indenture), or the Parent Guarantor or any Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary denies or disaffirms its obligations under the 2026 Notes Indenture or its Note Guarantee (the “2026 Note guarantee provisions”).

A Default under clause (4) is not an Event of Default until the 2026 Notes Trustee or the holders of not less than 25% in aggregate principal amount of the 2026 Notes then outstanding notify the Issuers of the Default and the Issuers do not cure that Default within the time specified in clause (4) after receipt of such notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”

The Issuers shall deliver to the 2026 Notes Trustee, within 10 Business Days of the date on which an Issuer has become aware of the occurrence or received notice thereof, written notice in the form of an Officers’ Certificate of any Default, its status and what action the Issuers are taking or proposes to take with respect thereto. In addition, the Issuer is required to deliver to the 2026 Notes Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year.

If an Event of Default with respect to the 2026 Notes (other than an Event of Default described in clause (7) above) shall have occurred and be continuing, the 2026 Notes Trustee or the holders of not less than 25% in aggregate principal amount of the 2026 Notes then outstanding may declare the principal, premium, if any, and accrued and unpaid interest on all the 2026 Notes to be immediately due and payable. In case an Event of Default described in clause (7) above shall occur, the principal, premium, if any, and accrued and unpaid interest on all the 2026 Notes shall be due and payable immediately without any declaration or other act on the part of the 2026

Notes Trustee or the holders of the 2026 Notes. The holders of a majority in principal amount of the outstanding 2026 Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the 2026 Notes and its consequences if (1) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal, premium, if any, and interest on the 2026 Notes that have become due solely by such declaration of acceleration, have been cured or waived.

In the event of a declaration of acceleration of the 2026 Notes because an Event of Default described in clause (5) above has occurred and is continuing, the declaration of acceleration of the 2026 Notes shall be automatically annulled if the default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Parent Guarantor or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the 2026 Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the 2026 Notes that became due solely because of the acceleration of the 2026 Notes, have been cured or waived.

Subject to the provisions of the 2026 Notes Indenture relating to the duties of the 2026 Notes Trustee, in case an Event of Default shall occur and be continuing, the 2026 Notes Trustee will be under no obligation to exercise any of its rights or powers under the 2026 Notes Indenture at the request or direction of any of the holders of the 2026 Notes, unless the holders shall have offered to the 2026 Notes Trustee reasonable security and/or indemnity satisfactory to it. Subject to the provisions for the indemnification of the 2026 Notes Trustee, the holders of a majority in aggregate principal amount of the 2026 Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the 2026 Notes Trustee or exercising any trust or power conferred on the 2026 Notes Trustee with respect to the 2026 Notes.

No holder of 2026 Notes will have any right to institute any proceeding with respect to the 2026 Notes Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(a) that holder has previously given to the 2026 Notes Trustee written notice of a continuing Event of Default,

(b) the holders of at least 25% in aggregate principal amount of the 2026 Notes then outstanding have made written request and offered indemnity reasonably satisfactory to the 2026 Notes Trustee to institute the proceeding as trustee, and

(c) the 2026 Notes Trustee shall not have received from the registered holders of a majority in aggregate principal amount of the 2026 Notes then outstanding a direction inconsistent with that request and shall have failed to institute the proceeding within 60 days.

However, these limitations do not apply to a suit instituted by a holder of any 2026 Note for enforcement of payment of the principal of, and premium, if any, or interest on, that 2026 Note on or after the respective due dates expressed in that 2026 Note. The 2026 Notes Trustee shall not be deemed to have notice of any Default or Event of Default unless a responsible officer of the 2026 Notes Trustee having direct responsibility for the administration of the 2026 Notes Indenture has received written notice of any such event and such notice references the 2026 Notes and the 2026 Notes Indenture.

Amendments and Waivers

Except as provided in the next two succeeding paragraphs, the 2026 Notes Indenture may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the 2026 Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the 2026 Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in aggregate principal amount of the 2026 Notes then outstanding (including waivers obtained in connection with a tender offer or exchange offer for the 2026 Notes), except a Default in the payment of principal, premium, if any, or interest and particular covenants and provisions of the 2026 Notes Indenture which cannot be amended without the consent of each holder of an outstanding 2026 Note. However, without the consent of each holder of an outstanding 2026 Note adversely affected thereby, no amendment, supplement or waiver may (with respect to any 2026 Notes held by a non-consenting holder):

(1) reduce the principal amount of 2026 Notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the stated rate of or extend the stated time for payment of interest on any such 2026 Note;

(3) reduce the principal of or extend the Stated Maturity of any 2026 Note;

(4) make any 2026 Note payable in money other than U.S. Dollars;

(5) impair the right of any holder to institute suit for the enforcement of any payment of principal of and interest on such holder’s 2026 Notes on or after the due dates therefor;

(6) subordinate the 2026 Notes or the Note Guarantees to any other obligation of any Issuer or any Guarantor, as applicable;

(7) reduce the premium payable upon the redemption of any 2026 Note or change the time at which any 2026 Note may be redeemed, as described under “—Optional Redemption” or (at any time after a Change of Control has occurred) under the fifth paragraph under “—Repurchase at the Option of Holders Upon a Change of Control”;

(8) (a) other than as provided in the ninth paragraph under “—Repurchase at the Option of Holders Upon a Change of Control,” reduce the premium payable upon a Change of Control or (b) at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the 2026 Notes must be repurchased pursuant to that Change of Control Offer;

(9) at any time after the Issuers are obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which the Prepayment Offer must be made or at which the 2026 Notes must be repurchased pursuant thereto;

(10) make any change in the amendment, supplement or waiver provisions that require each holder’s consent; or

(11) release any Guarantor from any of its obligations under its Note Guarantee or the 2026 Notes Indenture, except in accordance with the terms of the 2026 Notes Indenture.

Without the consent of any holder of the 2026 Notes, the Issuers, the Guarantors and the 2026 Notes Trustee may amend or supplement the 2026 Notes Indenture, the 2026 Notes or the Note Guarantees to:

(1) cure any ambiguity, omission, defect, mistake, error or inconsistency;

(2) provide for the assumption by a successor of the obligations of any Issuer or any Guarantor under the 2026 Notes Indenture;

(3) provide for uncertificated 2026 Notes in addition to or in place of certificated 2026 Notes; provided that the uncertificated 2026 Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated 2026 Notes are described in Section 163(f)(2)(B) of the Code;

(4) to comply with the rules of any applicable depositary;

(5) add Guarantors with respect to the 2026 Notes or release Guarantors from their Note Guarantees in accordance with the applicable terms of the 2026 Notes Indenture;

(6) secure the 2026 Notes and the Notes Guarantees (and, thereafter, provide for releases of collateral in accordance with the security documents entered into in connection therewith), add to the covenants of any

Issuer and the Guarantors for the benefit of the holders of the 2026 Notes or surrender any right or power conferred upon the Issuers or the Guarantors;

(7) make any change that does not adversely affect the rights of any holder of the 2026 Notes in any material respect;

(8) comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, the 2026 Notes Indenture under the Trust Indenture Act;

(9) make such provisions as necessary (as determined in good faith by the Issuer) to provide for the issuance of additional 2026 Notes in accordance with the 2026 Notes Indenture;

(10) provide for the issuance of New 2026 Notes or other exchange securities that shall have terms substantially identical in all respects to the 2026 Notes (except that the transfer restrictions contained in the 2026 Notes shall be modified or eliminated, as appropriate) and which shall be treated, together with any outstanding 2026 Notes, as a single class of securities;

(11) provide for the appointment of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the 2026 Notes Indenture;

(12) to make any amendment to the provisions of the 2026 Notes Indenture relating to the transfer and legending of 2026 Notes as permitted by the 2026 Notes Indenture, including, without limitation, to facilitate the issuance and administration of 2026 Notes; provided, however, that (i) compliance with the 2026 Notes Indenture as so amended would not result in 2026 Notes being transferred in violation of the Securities Act or any other applicable securities laws and (ii) such amendment does not adversely affect the rights of holders to transfer 2026 Notes in any material respect; or

(13) conform any provision of the 2026 Notes Indenture, the 2026 Notes or the Note Guarantees to this “Description of the 2026 Notes” to the extent that such provision in this “Description of the 2026 Notes” was intended to be a verbatim recitation of a provision of the 2026 Notes Indenture, the 2026 Notes or the Note Guarantees.

The consent of the holders of the 2026 Notes is not necessary to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. A consent to any amendment, supplement or waiver under the 2026 Notes Indenture by any holder given in connection with a tender or exchange of such holder’s 2026 Notes will not be rendered invalid by such tender or exchange. After an amendment, supplement or waiver becomes effective, the Issuers are required to deliver to each holder of the 2026 Notes at the holder’s address appearing in the security register a notice briefly describing the amendment. However, the failure to give this notice to all holders of the 2026 Notes, or any defect therein, will not impair or affect the validity of the amendment. In connection with any modification, amendment or supplement, the Issuers will deliver to the 2026 Notes Trustee an Opinion of Counsel and an Officers’ Certificate upon which the 2026 Notes Trustee may conclusively rely, each stating that such modification, amendment or supplement complies with the applicable provisions of the 2026 Notes Indenture and such modification, amendment or supplement is the legal, valid and binding obligation of each of the Issuers, enforceable in accordance with its terms.

Defeasance and Discharge

The Issuers may discharge their obligations and the obligations of the Guarantors under the 2026 Notes, the Note Guarantees and the 2026 Notes Indenture, as applicable, by irrevocably depositing in trust with the 2026 Notes Trustee cash in U.S. Dollars, Government Obligations, or a combination thereof, sufficient, as confirmed, certified or attested by an Independent Financial Advisor, without consideration of any reinvestment of interest, to pay principal of and premium, if any, and interest on the 2026 Notes to maturity or redemption within one year, subject to meeting certain other conditions.

The Issuers at any time may also terminate all of the Issuers’ and the Note Guarantors’ obligations under the 2026 Notes, the Note Guarantees and the 2026 Notes Indenture (“legal defeasance”), as applicable, except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the 2026 Notes, to replace mutilated, destroyed, lost or stolen 2026 Notes and to maintain a registrar and paying agent in respect of the 2026 Notes. If the Issuers exercise their legal defeasance option, the Note Guarantees in effect at such time will be automatically released.

The Issuers at any time may terminate:

(1) the obligations under the covenants described under “—Repurchase at the Option of Holders Upon a Change of Control” and “—Certain Covenants” above (other than the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Property,” except to the extent provided in clause (3) below);

(2) the operation of the cross acceleration provisions, the judgment default provisions, the bankruptcy provisions with respect any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, and the 2026 Note guarantee provisions with respect any Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, in each case described under “—Events of Default” above; and

(3) the limitations contained in clause (d) under the first paragraph of “—Certain Covenants—Merger, Consolidation and Sale of Property” above (“covenant defeasance”).

If the Issuers exercise their legal legal defeasance option, the Note Guarantees (other than the Note Guarantee of the Parent Guarantor) in effect at such time will be automatically released.

The Issuers may exercise their legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuers exercise their legal defeasance option, payment of the 2026 Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option, payment of the 2026 Notes may not be accelerated because of an Event of Default specified in clauses (4) (only with respect to covenants that are released as a result of such covenant defeasance), (5), (6), (7) (with respect only to Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) or (8) (other than with respect to the Note Guarantee of the Parent Guarantor) under “—Events of Default” above or because of the failure of the Parent Guarantor to comply with clause (d) under the first paragraph of “—Merger, Consolidation and Sale of Property” above.

The legal defeasance option or the covenant defeasance option may be exercised only if:

(a) the Issuers irrevocably deposit in trust with the 2026 Notes Trustee, for the benefit of the holders, cash in U.S. Dollars, Government Obligations or a combination thereof, sufficient, as confirmed, certified or attested by an Independent Financial Advisor, without consideration of any reinvestment of interest, for the payment of principal of and premium, if any, and interest on the 2026 Notes to maturity or redemption; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the 2026 Notes Indenture to the extent that an amount is deposited with the 2026 Notes Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be irrevocably deposited with the 2026 Notes Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the 2026 Notes Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(b) no Default or Event of Default has occurred and is continuing on the date of the deposit and after giving effect thereto (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith), and the deposit will not result in a breach or violation of, or constitute a default under, the Credit Agreement or any other material agreement or material instrument (other than the 2026 Notes Indenture) to which any Issuer or any Guarantor is a party or by which any Issuer or any Guarantor is bound;

(c) in the case of the legal defeasance option, the Issuer delivers to the 2026 Notes Trustee an Opinion of Counsel stating that (1) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the Issue Date there has been a change in the applicable federal income tax law, to the effect, in either case, that, and based thereon the Opinion of Counsel shall confirm that, the holders of the 2026 Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

(d) in the case of the covenant defeasance option, the Issuer delivers to the 2026 Notes Trustee an Opinion of Counsel to the effect that the holders of the 2026 Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that covenant defeasance had not occurred;

(e) the Issuers deliver to the 2026 Notes Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the legal defeasance or covenant defeasance, as applicable, have been complied with as required by the 2026 Notes Indenture; and

(f) the Issuers deliver irrevocable instructions to the 2026 Notes Trustee to apply the deposited money toward the payment of the 2026 Notes at maturity or the redemption date, as the case may be (which instructions may be contained in the Officers’ Certificate referred to in clause (e) above).

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of any Issuer or any Guarantor, as such, shall have any liability for any obligations of any Issuer or any Guarantor (other than an Issuer in respect of the 2026 Notes and each Guarantor in respect of its Note Guarantee) under the 2026 Notes, the Note Guarantees or the 2026 Notes Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a 2026 Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the 2026 Notes. This waiver may not be effective to waive liabilities under the federal securities law.

Governing Law

The 2026 Notes Indenture, the 2026 Notes and the Note Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the 2026 Notes Indenture and has been appointed by the Issuers as registrar and paying agent with regard to the 2026 Notes.

Except during the continuance of an Event of Default, the 2026 Notes Trustee will perform only the duties as are specifically set forth in the 2026 Notes Indenture, and no implied covenants or obligations shall be read into the 2026 Notes Indenture against the 2026 Notes Trustee, where duties and obligations shall be determined solely by the express provisions of the 2026 Notes Indenture. During the existence of an Event of Default, the 2026 Notes Trustee will exercise the rights and powers vested in it under the 2026 Notes Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of that person’s own affairs.

If the 2026 Notes Trustee becomes a creditor of any Issuer or any Guarantor, the 2026 Notes Indenture limits the right of the 2026 Notes Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The 2026 Notes Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the Indenture has been qualified under the Trust Indenture Act) or resign.

Definitions

Set forth below is a summary of defined terms from the 2026 Notes Indenture that are used in this “Description of the 2026 Notes.” Reference is made to the 2026 Notes Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

“Acquired Debt” means Debt (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, (2) assumed in connection with the acquisition of assets from such Person, or (3) of a Person at the time such Person merges or amalgamates with or into or consolidates or otherwise combines with the Parent Guarantor or any Restricted Subsidiary, in each case whether or not Incurred by such Person in connection with such Person becoming a Restricted Subsidiary of the Parent Guarantor or such acquisition. Acquired Debt shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets and, with respect to clause (3) of the preceding sentence, on the date of the relevant merger, amalgamation, consolidation or other combination.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (each as defined in the definition of Consolidated EBITDA) for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable, all as determined on a consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable.

“Additional Assets” means:

(a) any property or asset (other than cash, Cash Equivalents, securities and inventory), including any improvements thereto through capital expenditures or otherwise, to be used, or that is useful, in a Permitted Business;

(b) Capital Stock of (i) a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Parent Guarantor or another Restricted Subsidiary or (ii) any Person that at such time is a Restricted Subsidiary; provided, however, that, in the case of this clause (b), the Restricted Subsidiary is primarily engaged in a Permitted Business; or

(c) all or substantially all of the assets of a Permitted Business.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with that specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, with respect to any 2026 Note on any redemption date, as determined by the Issuer, the greater of:

(a) 1.0% of the principal amount of such 2026 Note; and

(b) the excess, if any, of (i) the present value on such redemption date of (A) the redemption price of such 2026 Note on September 15, 2021 (such redemption price being that described under “—Optional Redemption”

above, plus (B) all required remaining scheduled interest payments due on such 2026 Note through September 15, 2021 computed using a discount rate equal to the Treasury Rate plus 50 basis points over (ii) the principal amount of such 2026 Note.

“Asset Sale” means any direct or indirect sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) by the Parent Guarantor or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(a) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares),

(b) all or substantially all the assets of any division or line of business of the Parent Guarantor or any Restricted Subsidiary, or

(c) any other property or asset of the Parent Guarantor or any Restricted Subsidiary,

other than, in the case of clauses (a), (b) or (c) above,

(1) any disposition by a Restricted Subsidiary to the Parent Guarantor or by the Parent Guarantor or a Restricted Subsidiary to a Restricted Subsidiary;

(2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by the covenant described under “—Certain Covenants—Limitation on Restricted Payments”;

(3) any disposition effected in compliance with the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Property—Parent Guarantor” or any disposition that constitutes a Change of Control under the 2026 Notes Indenture;

(4) any disposition that does not (together with all related dispositions) involve assets having a Fair Market Value or consideration in excess of the greater of (i) $45.0 million and (ii) 5.0% of Consolidated EBITDA for the most recent four consecutive fiscal quarters ending prior to the date of such disposition for which financial statements are required to be filed pursuant to the covenant described under “—Certain Covenants—Reports”;

(5) any disposition of Cash Equivalents;

(6) the creation or Incurrence of a Permitted Lien or any other Lien created or Incurred in compliance with the covenant described under “—Certain Covenants—Limitation on Liens,” and dispositions in connection therewith;

(7) the issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by the covenant described under “—Certain Covenants—Limitation on Debt”;

(8) a surrender or waiver of contractual rights and leases or a settlement, waiver, release or surrender of contractual or litigation claims in the ordinary course of business;

(9) dispositions of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and dispositions of property no longer used or useful in the conduct of the business of the Parent Guarantor and its Restricted Subsidiaries;

(10) dispositions of inventory (including Time Share Inventory) and immaterial assets in the ordinary course of business (including allowing any registrations or any applications for registration of any immaterial IP rights to lapse or be abandoned in the ordinary course of business);

(11) dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(12) leases (including any capitalized lease or operating lease), subleases, licenses or sublicenses, in each case in the ordinary course of business;

(13) transfers of property subject to Casualty Events or via eminent domain;

(14) dispositions of Investments in JV Entities or non-Wholly Owned Restricted Subsidiaries to the extent required by, or made pursuant to, customary buy/sell arrangements between the parties to such JV Entity or shareholders of such non-Wholly Owned Restricted Subsidiaries set forth in the shareholder agreements, joint venture agreements, organizational documents or similar binding agreements relating to such JV Entity or non-Wholly Owned Restricted Subsidiary;

(15) dispositions of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof;

(16) the unwinding of any Swap Contract pursuant to its terms;

(17) Permitted Sale and Leaseback Transactions;

(18) dispositions of assets (including Capital Stock) acquired in connection with Investments permitted by the covenant described under “—Certain Covenants—Limitation on Restricted Payments” or Permitted Investments, which assets are obsolete or not used or useful to the core or principal business of the Parent Guarantor and the Restricted Subsidiaries or which dispositions are made to obtain the approval of any applicable antitrust authority in connection with such Investment or Permitted Investment;

(19) any swap of assets in exchange for services or other assets of comparable or greater Fair Market Value useful to the business of the Parent Guarantor and its Restricted Subsidiaries, taken as a whole, as determined in good faith by the Parent Guarantor;

(20) any disposition of Capital Stock in, or Debt or other securities of, an Unrestricted Subsidiary;

(21) (i) Dispositions of Securitization Assets (including the disposition of disputed or written down Time Share Receivables in a manner determined to be prudent by the Parent Guarantor), or participations therein, in connection with any Qualified Securitization Transaction and (ii) the Disposition of Time Share Receivables by Foreign Subsidiaries for Fair Market Value;

(22) any “fee in lieu” or other disposition of assets to any Governmental Authority that continue in use by the Parent Guarantor or any Restricted Subsidiary, so long as the Parent Guarantor or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee;

(23) dispositions made in connection with the Transactions;

(24) dispositions of Deferred Compensation Plan Assets, the proceeds of which are used (i) to acquire other Deferred Compensation Plan Assets, (ii) to make payments to current and former employees and non-employee directors of the Parent Guarantor and its Subsidiaries pursuant to any deferred compensation plan or (iii) as otherwise permitted by the Deferred Compensation Plan Trust in which such Deferred Compensation Plan Assets are held;

(25) the disposition in the ordinary course of business of interests in any resort operating as part of the European business of the Parent Guarantor or its Restricted Subsidiaries to an independent trustee after all or substantially all of the Time Share Inventory attributable to such resort have been sold to third parties; and

(26) the disposition in the ordinary course of business of interests in the entities which hold the interests in inventory used in the operation of the Marriott Vacation Club, Asia Pacific business to an independent trustee or administrative third parties subject to regulatory provisions of the laws of the jurisdictions governing such entities.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination,

(a) if the Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligation” and

(b) in all other instances, the greater of:

(1) the Fair Market Value of the property or asset subject to the Sale and Leaseback Transaction, and

(2) the present value (discounted at the interest rate implicit in the transaction, as reasonably determined by the Parent Guarantor) of the total obligations of the lessee for rental payments during the remaining term of the lease included in the Sale and Leaseback Transaction (including any period for which the lease has been extended).

“Beneficial Owner” means a beneficial owner as defined in Rule 13d-3 under the Exchange Act, except that:

(a) a Person will be deemed to be the Beneficial Owner of all shares that the Person has the right to acquire, whether that right is exercisable immediately or only after the passage of time, and

(b) for purposes of clause (a) of the definition of “Change of Control,” any “person” or “group” (as those terms are defined in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, shall be deemed to be the Beneficial Owners of any Voting Stock of a corporation or other legal entity held by any other corporation or legal entity (the “parent corporation”), so long as that person or group Beneficially Owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of that parent corporation.

The term “Beneficially Own” shall have a corresponding meaning.

“Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation or a duly authorized committee of the board of directors; (2) with respect to a partnership, the board of directors of the general partner of the partnership; (3) with respect to a limited liability company, the managing member or members or any controlling committee or board of managers of such company or the Board of Directors of the sole member or the managing member thereof; and (4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or the city in which the corporate trust office of the 2026 Notes Trustee is located are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participation, rights, warrants, options or other interests in the nature of an equity interest in that Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into that equity interest.

“Capital Stock Sale Proceeds” means the aggregate proceeds (including the Fair Market Value of property other than cash) received by the Parent Guarantor from the issuance or sale (other than to a Restricted Subsidiary of the Parent Guarantor or an employee stock ownership plan or trust established by the Parent Guarantor or any of its Subsidiaries for the benefit of their employees to the extent such sale to such employee stock ownership plan or trust is financed by loans from or Guaranteed by the Parent Guarantor or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) by the Parent Guarantor of its Capital Stock (other than Disqualified Stock) or contributions to the equity capital of the Parent Guarantor (other than contributions utilized to make Investments pursuant to clause (aa) of the definition of “Permitted Investment”) after the Issue Date, net of attorneys’ fees, accountants’ fees, underwriters’, initial purchasers’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with the issuance, sale or contribution and net of taxes paid or payable as a result thereof (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Capitalized Leases” means all leases that are required to be, in accordance with GAAP, recorded as capitalized or financing leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP; provided that all obligations of the Parent Guarantor and its Restricted Subsidiaries that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect on the Issue Date (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capitalized Lease) for purposes of the 2026 Notes Indenture regardless of any change in GAAP following the Issue Date (or any change in the implementation in GAAP for future periods that are contemplated as of the Issue Date) that would otherwise require such obligation to be recharacterized as a Capitalized Lease.

“Cash Equivalents” means any of the following:

(a) (i) U.S. Dollars, Canadian dollars, euro or any national currency of any member state of the European Union or (ii) any other foreign currency held by the Parent Guarantor or any of its Restricted Subsidiaries from time to time in the ordinary course of business;

(b) securities issued or directly and fully guaranteed or insured by the United States or Canadian governments, a member state of the European Union or, in each case, any agency or instrumentality thereof (provided that the full faith and credit of such country or member state is pledged in support thereof) having maturities of not more than 24 months from the date of acquisition;

(c) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances with maturities of one year or less from the date of acquisition, with any domestic or foreign commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the Dollar Equivalent as of the date of determination) in the case of non-U.S. banks;

(d) repurchase obligations for underlying securities of the types described in clauses (b), (c) and (g) of this definition entered into with any financial institution meeting the qualifications specified in clause (c) above;

(e) commercial paper rated at least “P-2” by Moody’s or at least “A-2” by S&P, and in each case maturing within 24 months after the date of creation thereof and Debt or Preferred Stock issued by Persons with an Investment Grade Rating from S&P or Moody’s, with maturities of 24 months or less from the date of acquisition;

(f) marketable short-term money market and similar securities having a rating of at least “P-2” or “A-2” from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and in each case maturing within 24 months after the date of creation or acquisition thereof;

(g) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(h) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(i) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated within the top three ratings category by S&P or Moody’s;

(j) with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-1” or the equivalent thereof or from Moody’s is at least “P-1” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 270 days from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank;

(k) bills of exchange issued in the United States, Canada, a member state of the European Union or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

(l) Cash Equivalents of the types described in clauses (a) through (k) above denominated in U.S. Dollars; and

(m) investment funds investing at least 90% of their assets in Cash Equivalents of the types described in clauses (a) through (l) above.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, netting services, cash pooling arrangements, credit or debit card, purchasing card, electronic funds transfer, foreign exchange facilities and other cash management arrangements.

“Cash Management Obligations” means the obligations owed by the Parent Guarantor or any of its Restricted Subsidiaries under any Cash Management Agreement.

“Casualty Event” means any event that gives rise to the receipt by the Parent Guarantor or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Change of Control” means the occurrence of any of the following events:

(a) any Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Parent Guarantor (or any of its direct or indirect parent entities or their successors by merger, consolidation or purchase of all or substantially all of their assets);

(b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the properties and assets of the Parent Guarantor (or any of its direct or indirect parent entities or their successors by merger, consolidation or purchase of all or substantially all of their assets), the Issuers and the Restricted Subsidiaries, considered as a whole (other than a disposition of assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary), shall have occurred;

(c) except where the Parent Guarantor has become the Surviving Issuer or the Issuer or Co-Issuer has become the Surviving Parent, in each case in compliance with the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Property,” the Parent Guarantor ceases to own, directly or indirectly, 100% of the voting power of the Voting Stock of the Issuer or the Co-Issuer; or

(d) the shareholders of Parent Guarantor shall have approved any plan of liquidation or dissolution of Parent Guarantor (except in a transaction that complies with the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Property”).

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control solely as a result of the Parent Guarantor becoming a direct or indirect Wholly Owned Subsidiary of a holding company if (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Parent Guarantor immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the Voting Stock of such holding company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-Issuer” means ILG, LLC.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs, the amortization of original issue discount resulting from the issuance of Debt at less than par and amortization of favorable or unfavorable lease assets or liabilities, of such Person, its Restricted Subsidiaries and Consolidated Joint Ventures for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a) increased (without duplication) by the following:

(i) provision for taxes based on income or profits or capital, including state franchise, excise and similar taxes, property taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest relating to any tax examinations, deducted (and not added back) in computing Consolidated Net Income; plus

(ii) (w) Consolidated Interest Expense of such Person for such period, (x) net losses or any obligations under any Swap Contracts or other derivative instruments entered into for the purpose of hedging interest rate, currency or commodities risk, (y) bank fees and (z) costs of surety bonds in connection with financing activities, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(iii) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(iv) any expenses or charges (other than depreciation or amortization expense) related to any equity offering, Investment, acquisition, disposition or recapitalization or the Incurrence of Debt (including a refinancing thereof) (in each case, whether or not successful), including (A) such fees, expenses or charges (including rating agency fees and related expenses) related to the offering or Incurrence of the loans under the Credit Agreement and any other credit facilities or the Incurrence of the 2026 Notes and any other debt securities and any Securitization Fees and (B) any amendment or other modification of the Credit Agreement, the 2026 Notes Indenture, any Securitization Facility and any other credit facilities or any other debt securities, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(v) (i) the amount of any restructuring charge, accrual or reserve (and adjustments to existing reserves), integration cost or other business optimization expense or cost (including charges directly related to the implementation of cost-savings initiatives) that is deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions or divestitures after the Issue Date, including those related to any severance, retention, signing bonuses, relocation, recruiting and other employee-related costs, internal costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employment benefit plans (including any settlement of pension liabilities), systems development and establishment costs, future lease commitments and costs related to the opening and closure and/or consolidation of facilities and to exiting lines of business and consulting fees incurred with any of the foregoing and (ii) fees, costs and expenses associated with acquisition-related litigation and settlements thereof; plus

(vi) any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period, including any impairment charges or the impact of purchase accounting, (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Parent Guarantor may elect not to add back such non-cash charge in the current period and (B) to the extent the Parent Guarantor elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be deducted from Consolidated EBITDA to such extent) or other items classified by the Parent Guarantor as special items less other non-cash items increasing Consolidated Net Income (excluding any such non-cash item to the extent it represents a receipt of cash in any future period); plus

(vii) without duplication of any amounts added back pursuant to clause (xiii) below, the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary; plus

(viii) the amount of (A) pro forma “run rate” cost savings, operating expense reductions and other synergies (in each case, net of amounts actually realized) related to the Transactions that are reasonably identifiable, factually supportable and projected by the Parent Guarantor in good faith to result from actions (x) that have been taken, (y) with respect to which substantial steps have been taken or that are expected to be taken (in the good faith determination of the Parent Guarantor) within 24 months after the Issue Date or (B) pro forma adjustments, including pro forma “run rate” cost savings, operating expense reductions, and other synergies (in each case net of amounts actually realized) related to acquisitions, dispositions and other Specified Transactions, or related to restructuring initiatives, cost savings initiatives and other initiatives that are reasonably identifiable, factually supportable and projected by the Parent Guarantor in good faith to result from actions that have either been taken, with respect to which substantial steps have been taken or are that are expected to be taken (in the good faith determination of the Parent Guarantor) within 24 months after the date of consummation of such acquisition, disposition or other Specified Transaction or the initiation of such restructuring initiative, cost savings initiative or other initiatives; provided that the aggregate amount added back in the calculation of Consolidated EBITDA for any such period pursuant to this clause (viii)(B) shall not exceed 15% of Consolidated EBITDA (calculated prior to giving effect to any add-backs pursuant to this clause (viii)(B)); plus

(ix) (x) any costs or expense incurred by the Parent Guarantor or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are non-cash costs or expenses and/or otherwise funded with cash proceeds contributed to the capital of the Parent Guarantor or Capital Stock Sale Proceeds of an issuance of Capital Stock (other than Disqualified Capital Stock) of the Parent Guarantor and (y) the amount of expenses relating to payments made to option holders of the Parent Guarantor in connection with, or as a result of, any distribution being made to equityholders of the Parent Guarantor, which payments are being made to compensate such option holders as though they were equityholders at the time of, and entitled to share in, such distribution, to the extent permitted under the 2026 Notes Indenture; plus

(x) with respect to any JV Entity, an amount equal to the proportion of those items described in clauses (i) and (iii) above relating to such JV Entity’s corresponding to the Parent Guarantor’s and its Restricted Subsidiaries’ proportionate share of such JV Entity’s Consolidated Net Income (determined as if such JV Entity were a Restricted Subsidiary) to the extent the same was deducted (and not added back) in calculating Consolidated Net Income; plus

(xi) earnout and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments; plus

(xii) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back; plus

(xiii) any net loss included in Consolidated Net Income attributable to noncontrolling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45; plus

(xiv) realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheets of the Parent Guarantor and its Restricted Subsidiaries; plus

(xv) net realized losses from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus

(xvi) the amount of loss or discount on sales of Securitization Assets and related assets in connection with a Qualified Securitization Transaction; plus

(xvii) the amount of any charges, expenses, costs or other payments in respect of (x) facilities no longer used or useful in the conduct of the business of the Parent Guarantor and its Restricted Subsidiaries, (y) abandoned, closed, disposed or discontinued operations and (z) any losses on disposal of abandoned, closed or discontinued operations; plus

(xviii) any non-cash losses realized in such period in connection with adjustments to any employee benefit plan due to changes in actuarial assumptions, valuation or studies; plus

(xix) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of the initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature; plus

(xx) adjustments and addbacks set forth in any quality of earnings analysis prepared by independent registered public accountants of recognized national standing in connection with any Permitted Acquisition or Investment that is permitted under the 2026 Notes Indenture; plus

(xxi) (A) any costs or expenses associated with the Transactions or (B) any costs or expenses associated with any equity offering, Investment or Incurrence of Debt permitted hereunder (whether or not consummated or incurred, as applicable); plus

(xxii) losses from dispositions of real estate that are not to traditional consumer purchasers; and

(b) decreased (without duplication) by the following:

(i) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or cash reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus

(ii) realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Parent Guarantor and its Restricted Subsidiaries; plus

(iii) any net realized income or gains from any obligations under any Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus

(iv) any net gain included in Consolidated Net Income of such Person for such period attributable to noncontrolling interests (other than a Consolidated Joint Venture) pursuant to the application of Accounting Standards Codification Topic 810-10-45; plus

(v) gains from dispositions of real estate that are not to traditional consumer purchasers; plus

(vi) any gains on disposal of abandoned, closed or discontinued operations; plus

(vii) any gains with respect to any JV Entity, in an amount equal to the proportion of those items described in clauses (a)(i) and (iii) above relating to such JV Entity’s corresponding to the Parent Guarantor’s and its Restricted Subsidiaries’ proportionate share of such JV Entity’s Consolidated Net Income (determined as if such JV Entity were a Restricted Subsidiary) to the extent the same was added (and not deducted) in calculating Consolidated Net Income; plus

(viii) the amount of gains on sales of Securitization Assets and related assets in connection with a Qualified Securitization Transaction;

(c) increased or decreased (without duplication) by, as applicable, any adjustments resulting from the application of Accounting Standards Codification Topic 460 or any comparable regulation; and

(d) increased or decreased (to the extent not already included in determining Consolidated EBITDA) by any Pro Forma Adjustment.

There shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the Parent Guarantor or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed of by the Parent Guarantor or such Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition) and (B) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by an Officer of the Parent Guarantor and delivered to the 2026 Notes Trustee (upon which the 2026 Notes Trustee may conclusively rely). For purposes of determining Consolidated EBITDA for any period, there shall be excluded the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Parent Guarantor or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition). Any adjustments in the calculation of Consolidated Net Income shall be without duplication of any adjustment to Consolidated EBITDA, and any adjustments to Consolidated EBITDA shall be without duplication of any adjustments to Consolidated Net Income.

Unless otherwise specified, all references herein to a “Consolidated EBITDA” shall refer to the Consolidated EBITDA of the Parent Guarantor, its Restricted Subsidiaries and Consolidated Joint Ventures on a consolidated basis.

“Consolidated Fixed Charges” means, for any period, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, the sum, without duplication, of:

(a) Consolidated Interest Expense for such period; plus

(b) Disqualified Stock Dividends paid, accrued or scheduled to be paid or accrued during such period, excluding dividends paid in Qualified Capital Stock; plus

(c) Preferred Stock Dividends paid, accrued or scheduled to be paid or accrued during such period, excluding dividends paid in Qualified Capital Stock.

“Consolidated Fixed Charges Coverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated EBITDA for such Test Period to (b) Consolidated Fixed Charges for such Test Period;

provided, however, that if:

(1) since the beginning of that period the Parent Guarantor or any Restricted Subsidiary has Incurred any Debt that remains outstanding or repaid any Debt, or

(2) the transaction giving rise to the need to calculate the Consolidated Fixed Charges Coverage Ratio involves an Incurrence or repayment of Debt,

Consolidated Fixed Charges for that period shall be calculated after giving effect on a Pro Forma Basis to that Incurrence or repayment as if the Debt was Incurred or repaid on the first day of that period, provided that, in the event of any repayment of Debt, Consolidated EBITDA for that period shall be calculated as if the Parent Guarantor or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to repay such Debt.

If any Debt bears a floating rate of interest and is being given Pro Forma Effect, the interest expense on that Debt shall be calculated as if the base interest rate in effect for the floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Swap Contract applicable to that Debt if the applicable Swap Contract has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Parent Guarantor shall be deemed, for purposes of the proviso in the first paragraph of this definition, to have repaid during such period the Debt of that Restricted Subsidiary to the extent the Parent Guarantor and its continuing Restricted Subsidiaries are no longer liable for that Debt after the sale.

“Consolidated Interest Expense” means, for any period, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, the amount of interest expense (including that attributable to capital leases, but excluding that attributable to indebtedness in respect of any Qualified Securitization Transaction), net of cash interest income of such Person and its Restricted Subsidiaries, with respect to all outstanding Debt of such Person and its Restricted Subsidiaries, including all commissions, discounts and other cash fees and charges owed with respect to letter of credit and bankers’ acceptance financing and net cash costs (less net cash payments) under Swap Contracts, but excluding (a) the amortization of original issue discount resulting from the issuance of indebtedness at less than par, (b) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses, (c) any expenses resulting from discounting of indebtedness in connection with the application of recapitalization accounting or purchase accounting, (d) penalties or interest related to taxes and any other amounts of non-cash interest resulting from the effects of acquisition method accounting or pushdown accounting, (e) the accretion or accrual of, or accrued interest on, discounted liabilities (other than Debt) during such period, (f) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under Swap Contracts or other derivative instruments pursuant to FASB Accounting Standards

Codification (“ASC”) Topic 815, Derivatives and Hedging, (g) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, (h) any payments with respect to make whole premiums or other breakage costs of any Debt, (i) all non-recurring interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations, and (j) expensing of bridge, arrangement, structuring, commitment, consent or other financing fees, all as calculated on a consolidated basis in accordance with GAAP.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Unless otherwise specified, all references herein to a “Consolidated Interest Expense” shall refer to the Consolidated Interest Expense of the Parent Guarantor, its Restricted Subsidiaries and Consolidated Joint Ventures on a consolidated basis.

“Consolidated Joint Venture” means a corporation, partnership, limited liability company or other business entity selected by the Parent Guarantor in its discretion (x) of which 50% or less of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, directly, or indirectly through one or more intermediaries, or both, by the Parent Guarantor and (y) that is consolidated with the Parent Guarantor and its Subsidiaries in accordance with GAAP in an amount not to exceed the greater of (x) $45.0 million and (y) 5.0% of Consolidated EBITDA.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP and including the net income (loss) of Consolidated Joint Ventures; provided, however, that there will not be included in such Consolidated Net Income:

(1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary other than the net income (loss) of Consolidated Joint Ventures, except that the Parent Guarantor’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed (or, so long as such Person is not (x) a joint venture with outstanding third party Indebtedness for borrowed money or (y) an Unrestricted Subsidiary, that (as reasonably determined by the Parent Guarantor) could have been distributed by such Person during such period to the Parent Guarantor a Restricted Subsidiary) as a dividend or other distribution or return on investment, subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (2) below;

(2) solely for the purpose of determining the amount available for Restricted Payments under clause (c)(1) of the first paragraph of the covenant described under “—Certain Covenants—Limitation on Restricted Payments,” any net income (loss) of any Restricted Subsidiary (other than any Guarantor) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to an Issuer or a Guarantor by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released and (b) restrictions pursuant to the Credit Agreement or the 2026 Notes Indenture), except that the Parent Guarantor’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Parent Guarantor or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitations contained in this clause(2));

(3) any net gain (or loss) from disposed, abandoned or discontinued operations and any net gain (or loss) on disposal of disposed, discontinued or abandoned operations;

(4) any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations of the Parent Guarantor or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by an Officer or the Board of Directors of the Parent Guarantor);

(5) any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense (including relating to the Transaction Expenses), or any charges, expenses or reserves in respect of any restructuring, relocation, redundancy or severance expense, new product introductions or one-time compensation charges;

(6) the cumulative effect of a change in accounting principles;

(7) any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts;

(8) all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Debt and any net gain (loss) from any write-off or forgiveness of Debt;

(9) any unrealized gains or losses in respect of any obligations under any Swap Contracts or any ineffectiveness recognized in earnings related to hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify for hedge accounting, in each case, in respect of any obligations under any Swap Contracts;

(10) any unrealized foreign currency translation gains or losses in respect of Debt of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;

(11) any unrealized foreign currency translation or transaction gains or losses in respect of Debt or other obligations of the Parent Guarantor or any Restricted Subsidiary owing to the Parent Guarantor or any Restricted Subsidiary;

(12) any recapitalization accounting or purchase accounting effects, including adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Parent Guarantor and the Restricted Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(13) any impairment charge, write-down or write-off, including impairment charges, write-downs or write-offs relating to goodwill, intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation;

(14) any effect of income (loss) from the early extinguishment or cancellation of Debt or any obligations under any Swap Contracts or other derivative instruments;

(15) accruals and reserves that are established within twelve months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP;

(16) any net unrealized gains and losses resulting from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements;

(17) any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures and any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowances related to such item;

(18) any unrealized or realized gain or loss due solely to fluctuations in currency values and the related tax effects, determined in accordance with GAAP;

(19) the net interest income, if any, generated during any Specified Turbo Period by the Time Share Receivables subject to any Qualified Securitization Transaction, as the case may be, giving rise to such Specified Turbo Period; and

(20) effects of adjustments to accruals and reserves during a period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks.

In addition, to the extent not already excluded (or included, as applicable) from the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, and without duplication, Consolidated Net Income shall (1) be increased by business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not received so long as such Person in good faith expects to receive the same within the next four fiscal quarters (it being understood that to the extent not actually received within such fiscal quarters, such proceeds shall be deducted in calculating Consolidated Net Income for such fiscal quarters)) and (2) not include (i) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted under the 2026 Notes Indenture or other contractual reimbursement obligations of a third party, (ii) to the extent covered by insurance (including business interruption insurance) and actually reimbursed, or, so long as the Parent Guarantor has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption, (iii) any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Debt, (iv) any non-cash charges resulting from mark-to-market accounting relating to Equity Interests, (v) any unrealized net gain or loss resulting from currency translation or unrealized transaction gains or losses impacting net income (including currency re-measurements of Debt) and any unrealized foreign currency translation or transaction gains or losses shall be excluded, including those resulting from intercompany Debt and any unrealized net gains and losses resulting from obligations in respect of any Swap Contracts in accordance with GAAP or any other derivative instrument pursuant the application of ASC Topic 815, Derivatives and Hedging and (vi) any non-cash impairment charges resulting from the application of ASC Topic 350, Intangibles—Goodwill and Other and the amortization of intangibles including those arising pursuant to ASC Topic 805, Business Combinations, and, provided, further, that solely for purposes of determining the amount available for Restricted Payments under clause (c)(1) of the first paragraph of the covenant described under “—Certain Covenants—Limitation on Restricted Payments,” the income or loss of any Person accrued prior to the date on which such Person becomes a Restricted Subsidiary of such Person or is merged into or consolidated with such Person or any Restricted Subsidiary of such Person or the date that such other Person’s assets are acquired by such Person or any Restricted Subsidiary of such Person, in each case, shall be excluded in calculating Consolidated Net Income.

Unless otherwise specified, all references herein to a “Consolidated Net Income” shall refer to the Consolidated Net Income of the Parent Guarantor and its Restricted Subsidiaries and Consolidated Joint Ventures on a consolidated basis.

“Consolidated Secured Debt” means, as to the Parent Guarantor and its Restricted Subsidiaries on a consolidated basis at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on property or assets of the Parent Guarantor or any Restricted Subsidiary minus Debt in respect of any Qualified Securitization Transaction.

“Consolidated Total Assets” means, as to the Parent Guarantor and its Restricted Subsidiaries on a consolidated basis at any date of determination, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person as of the last day of the most recently ended Test Period.

“Consolidated Total Debt” means, as to the Parent Guarantor and its Restricted Subsidiaries on a consolidated basis at any date of determination, the aggregate principal amount of all third party Debt for borrowed money, Capitalized Leases and purchase money Debt (but excluding, for the avoidance of doubt, undrawn letters of credit, banker’s acceptances, surety bonds and/or bank guarantees); provided that “Consolidated Total Debt” shall be calculated (i) net of the Unrestricted Cash Amount, (ii) excluding any obligation, liability or indebtedness of any such Person if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidences of indebtedness) for the payment, redemption or satisfaction of such obligation, liability or indebtedness, and thereafter such funds and evidences of such obligation, liability or indebtedness or other security so deposited are not included in the calculation of Unrestricted Cash Amount and (iii) based on the initial stated principal amount of any Debt that is issued at a discount to its initial stated principal amount without giving effect to any such discounts; provided further that “Consolidated Total Debt” shall not include (x) letters of credit, bankers’ acceptances, surety bonds and bank guarantees, except to the extent of unreimbursed amounts thereunder, (y) obligations under Swap Contracts entered into and (z) Debt in respect of any Qualified Securitization Transaction.

“Credit Agreement” means that certain Credit Agreement, dated August 31, 2018, by and among the Issuers, as the borrowers, the Parent Guarantor, certain subsidiaries of the Parent Guarantor party thereto, the lenders and agents party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, as amended, restated, supplemented, modified, renewed, refunded, replaced (whether at maturity or thereafter) or refinanced in whole or in part from time to time in one or more agreements (in each case, with the same or new agents, lenders or institutional investors).

“Credit Facilities” means, with respect to the Parent Guarantor or any Restricted Subsidiary, one or more debt facilities (including the Credit Agreement) or commercial paper facilities with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or bankers’ acceptances or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (and whether or not with the original trustee, administrative agent, holders and lenders or another trustee, administrative agent or agents or other holders or lenders and whether provided under the Credit Agreement or any other credit agreement or other agreement or indenture).

“Debt” means, with respect to any Person on any date of determination (without duplication), whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments to the extent the same would appear as a liability on a balance sheet (excluding footnotes thereto) of such Person in accordance with GAAP;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contracts (with the amount of such net obligations being deemed to be the aggregate Swap Termination Value thereof as of such date);

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid within thirty (30) days after becoming due and payable, (iii) any other obligation that appears in the liabilities section of the balance sheet of such Person, to the extent (A) such Person is indemnified for the payment thereof by a solvent Person (as reasonably determined by the Parent Guarantor) or (B) amounts to be applied to the payment therefor are in escrow and (iv) liabilities associated with customer prepayments and deposits);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Capital Lease Obligations of the Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by the Person;

(g) all obligations of such Person in respect of Disqualified Stock;

(h) all obligations of the type referred to in clauses (a) through (g) of other Persons and all dividends of other Persons for the payment of which, in either case, the Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

provided that (i) in no event shall any obligations under any Swap Contracts be deemed “Debt” for any calculation of any financial ratio under the 2026 Notes Indenture, (ii) the amount of Debt of any Person for purposes of clause (e) above shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Debt and (B) the Fair Market Value of the property or asset encumbered thereby as determined by such Person in good faith and (iii) the Debt of any Person shall, except for purposes of calculating the Consolidated Fixed Charges Coverage Ratio to the extent the interest expense in respect thereof is not covered by proceeds held in escrow or in connection with any test date of any Limited Condition Transaction or any test related to a subsequent transaction, exclude Debt incurred in advance of, and the proceeds of which are to be applied in connection with, the consummation of a transaction solely to the extent the proceeds thereof are and continue to be held in an escrow and are not otherwise made available to such person.

For all purposes hereof, the Debt of any Person shall (A) include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Debt is otherwise limited and only to the extent such Debt would be included in the calculation of Consolidated Total Debt, (B) in the case of the Parent Guarantor and its Restricted Subsidiaries, exclude intercompany liabilities arising from their cash management, tax, and accounting operations and intercompany loans, advances or Debt having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice, (C) exclude (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller and (iii) Debt of any direct or indirect parent company appearing on the balance sheet of the Parent Guarantor and/or the Issuers solely by reason of push down accounting under GAAP and (D) exclude obligations under or in respect of a Qualified Securitization Transaction. Notwithstanding anything herein to the contrary, Debt shall not include any payment obligation or other liability of such Person under any deferred compensation plan.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Deferred Compensation Plan Assets” means assets acquired by the Parent Guarantor or its Subsidiaries specifically for the purpose of satisfying the obligations of the Parent Guarantor and its Subsidiaries under any deferred compensation plan, together with earnings or gains on such assets, all of which will be held in a Deferred Compensation Plan Trust.

“Deferred Compensation Plan Trust” means any trust established by the Parent Guarantor, as grantor, to support the Parent Guarantor’s ability to make payments to participants in accordance with the terms of a deferred compensation plan.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Parent Guarantor or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or such Converted Unrestricted Subsidiary, all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock and/or cash in lieu of fractional shares of such Capital Stock), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Debt or any other Capital Stock that would constitute Disqualified Stock, in each case, prior to the date that is 91 days after the maturity date of the 2026 Notes; provided that (x) Capital Stock of any Person that would constitute Disqualified Stock but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Capital Stock upon the occurrence of an “asset sale,” a “change of control” or similar event shall not constitute Disqualified Stock if any such requirement becomes operative only after compliance by the Issuers with the provisions of the 2026 Notes Indenture described under “—Certain Covenants—Limitation on Asset Sales” and “—Repurchase at the Option of Holders Upon a Change of Control” and (y) if Capital Stock of any Person is issued pursuant to any plan for the benefit of employees of the Parent Guarantor (or any direct or indirect parent thereof) or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute a Disqualified Stock solely because it may be required to be repurchased by the Parent Guarantor (or any direct or indirect parent company thereof) or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person.

“Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of the Parent Guarantor or any Restricted Subsidiary held by Persons other than the Parent Guarantor or a Wholly Owned Restricted Subsidiary. The amount of any dividend of this kind shall be equal to the quotient of the dividend divided by the difference between one and the maximum statutory consolidated federal, state and local income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of the Disqualified Stock.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as published by the Federal Reserve Board on the date of such determination.

“Domestic Subsidiary” means any Restricted Subsidiary that is organized under the laws of the United States, any State thereof or the District of Columbia.

“Equity Offering” means any offering for cash of Qualified Capital Stock of the Parent Guarantor or any direct or indirect parent company of the Parent Guarantor (but only to the extent such cash proceeds are contributed to the Parent Guarantor), other than (i) any public offering registered on Form S-4 or S-8, (ii) any issuance to any Subsidiary of the Parent Guarantor or (iii) any offering of Common Stock issued in connection with a transaction that constitutes a Change of Control.

“Event of Default” has the meaning set forth under “—Events of Default.”

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability, as determined by the Issuer in good faith.

“Foreign Subsidiary” means any Restricted Subsidiary of the Parent Guarantor that is not a Domestic Subsidiary.

“Foreign Time Share Receivable” means a note receivable held by a Foreign Subsidiary arising from the financing of the sale of timeshare intervals and fractional products to a retail customer outside of the United States.

“GAAP” means generally accepted accounting principles in the United States as in effect on the Issue Date, except with respect to any reports or financial information required to be delivered pursuant to the covenant described above under “—Certain Covenants—Reports,” which shall be prepared in accordance with GAAP as in effect from time to time. At any time after the Issue Date, the Parent Guarantor may elect, upon notice to the 2026 Notes Trustee, to apply International Financial Reporting Standards, as adopted in the European Union (“IFRS”), accounting principles in lieu of GAAP and, upon any such election, references in the 2026 Notes Indenture to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the 2026 Notes Indenture); provided that (i) any such election, once made, shall be irrevocable, (ii) any calculation or determination under the 2026 Notes Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to such election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP and (iii) the Parent Guarantor shall only make such an election if it also reports any subsequent financial reports required to be made pursuant to the covenant described under “—Certain Covenants—Reports” in accordance with IFRS.

“Governmental Authority” means any nation or government, any state, provincial, country, territorial or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Government Obligations” means securities that are (1) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of that Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) the Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

(b) entered into for the purpose of assuring in any other manner the obligee of the payment thereof or to protect such obligee against loss in respect such Debt (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“ILG Acquisition” means the acquisition by the Parent Guarantor of all of the Capital Stock of ILG, Inc. pursuant to the Merger Agreement.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of that Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any Debt or obligation on the balance sheet of that Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing).

“Independent Financial Advisor” means an accounting or investment banking firm of national standing or any third-party appraiser of national standing; provided that the firm or appraiser is not an Affiliate of the Issuers.

“Intercompany Agreements” means collectively, the Marriott License Agreement, the Ritz-Carlton License Agreement, the Marriott Rewards Affiliation Agreement, the Marriott Comfort Letter and the Ritz-Carlton Comfort Letter.

“interest” with respect to the 2026 Notes means interest with respect thereto.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee with respect to any obligation of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Parent Guarantor and its Restricted Subsidiaries, intercompany loans, advances, or Debt having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but in each case, without duplication of any adjustments to the amount of such Investment permitted by any provision of the covenant described under “—Certain Covenants—Limitation on Restricted Payments,” including the definition of Permitted Investments (other than clause (m) of the second paragraph of such covenant or clause (w) of the definition of Permitted Investments), net of any return in respect thereof, including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB—(or the equivalent) by S&P.

“Issue Date” means August 23, 2018.

“JV Entity” means any joint venture of a the Parent Guarantor or any of its Restricted Subsidiaries that is not a Subsidiary.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, assignment (by way of security or otherwise), deemed trust, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease Obligation or Sale and Leaseback Transaction having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition” means any acquisition, including by way of merger, amalgamation or consolidation, by one or more of the Parent Guarantor and its Restricted Subsidiaries of any assets, business or Person, the consummation of which is not conditioned on the availability of, or on obtaining, third party acquisition financing.

“Limited Condition Transaction” means (i) a Limited Condition Acquisition, (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and/or (iii) any dividends or distributions on, or redemptions of the Parent Guarantor’s Capital Stock requiring irrevocable notice in advance thereof.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common stock or common equity interests of the Parent Guarantor or its direct or indirect parent on the date of the declaration of a Restricted Payment multiplied by (ii) the arithmetic mean of the closing prices per share of such common stock or common equity interests on the principal securities exchange on which such common stock or common equity interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Marriott Comfort Letter” means the letter agreement, dated November 21, 2011, executed and delivered by Marriott International Inc., and Marriott Worldwide Corporation, as licensors, the Parent Guarantor, as licensee, and the administrative agent under the Credit Agreement.

“Marriott License Agreement” means the License, Services and Development Agreement by Marriott International Inc. and Marriott Worldwide Corporation, as licensors, and the Parent Guarantor, as licensee, effective as of November 19, 2011.

“Marriott Rewards Affiliation Agreement” means the Marriott Rewards Affiliation Agreement, effective as of November 21, 2011, by and among Marriott International Inc., Marriott Rewards, LLC, the Parent Guarantor and the Issuer.

“Material Adverse Effect” means a material adverse effect on the (a) business, results of operations or financial condition of the Parent Guarantor and its Restricted Subsidiaries, taken as a whole, (b) ability of the Issuers and the Guarantors to perform their payment obligations under the 2026 Notes Indenture, the 2026 Notes or the Note Guarantees or (c) rights and remedies of the 2026 Notes Trustee or the holders of 2026 Notes under the 2026 Notes Indenture, the 2026 Notes or the Note Guarantees.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of April 30, 2018, among the Parent Guarantor, ILG, Inc., Ignite Holdco, Inc., Ignite Holdco Subsidiary, Inc., Volt Merger Sub, Inc. and Volt Merger Sub, LLC, as described, in all material respects, in the Offering Memorandum.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received upon the sale or other disposition of any Designated Non-Cash Consideration received in any Asset Sale, any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the properties or assets that are the subject of that Asset Sale or received in any other non-cash form), in each case net of:

(a) all legal, title and recording tax expenses, commissions and other fees (including, without limitation, brokers’ or investment bankers’ commissions or fees) and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of the Asset Sale,

(b) all payments made on any Debt that is secured by any property or asset subject to the Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to that property or asset, or which must by its terms, or in order to obtain a necessary consent to the Asset Sale, or by applicable law, be repaid out of the proceeds from the Asset Sale,

(c) all distributions and other payments required to be made to noncontrolling interest holders in Subsidiaries or joint ventures as a result of the Asset Sale, and

(d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the properties or assets disposed in the Asset Sale and retained by the Issuers or any Restricted Subsidiary after the Asset Sale;

provided that, to the extent that any portion of the consideration for an Asset Sale is required by contract to be held in a separate escrow or deposit account to support indemnification, adjustment of purchase price or similar obligations, such portion of the consideration shall become Net Available Cash only at such time as it is released to the Parent Guarantor or a Restricted Subsidiary from the escrow or deposit account.

“Net Cash Proceeds” means the aggregate proceeds (including the Fair Market Value of property other than cash) received by the Parent Guarantor or any Restricted Subsidiary in connection with such issuance or sale (other than to a Restricted Subsidiary of the Parent Guarantor or an employee stock ownership plan or trust established by the Parent Guarantor or any of its Subsidiaries for the benefit of their employees to the extent such sale to such employee stock ownership plan or trust is financed by loans from or Guaranteed by the Parent Guarantor or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) by the Parent Guarantor or any Restricted Subsidiary after the Issue Date, net of attorneys’ fees, accountants’ fees, underwriters’, initial purchasers’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with the issuance or sale and net of taxes paid or payable as a result thereof (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Non-Recourse Debt” means Debt of a Person: (a) as to which none of the Issuers nor any Guarantor provides any Guarantee or credit support of any kind or is directly or indirectly liable and (b) which does not provide any recourse against any of the assets of any Issuer or any Guarantor. Notwithstanding the foregoing, (i) the provision of Standard Securitization Undertakings in connection with a Qualified Securitization Transaction shall not invalidate the status of the Debt of such Time Share SPV that is otherwise classified as Non-Recourse Debt pursuant to the terms of this definition and (ii) Debt shall not be considered to be recourse to a Person if recourse is contingent upon the occurrence of specified events that have not yet occurred in circumstances in which the occurrence of such events is within the control of such Person (e.g., provisions commonly known as “bad boy” provisions).

“Note Guarantee” means, individually, any Guarantee of payment of the 2026 Notes and the Issuers’ other obligations under the 2026 Notes Indenture by a Guarantor pursuant to the terms of the 2026 Notes Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.

“Offering Memorandum” means the offering memorandum dated August 9, 2018 related to the offer and sale of the 2026 Notes.

“Officer” means the Chief Executive Officer, the Chief Financial Officer, Vice Chairman, any President, the Chief Accounting Officer, any Executive Vice President, any Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officers’ Certificate” means a certificate signed by two Officers of the Issuer, at least one of whom shall be the principal executive officer, principal financial officer or the principal accounting officer of the Issuer, and delivered to the 2026 Notes Trustee.

“Opinion of Counsel” means a written opinion from legal counsel which is acceptable to the 2026 Notes Trustee. The counsel may be an employee of or counsel to the Issuer.

“Permitted Acquisition” means the purchase or other acquisition of property and assets or businesses of any Person or of assets by the Parent Guarantor or any Restricted Subsidiary, or Capital Stock in a Person that, upon the consummation thereof, will be a Restricted Subsidiary of the Parent Guarantor (including as a result of a merger or consolidation); provided that such purchase or acquisition is permitted under the 2026 Notes Indenture.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to the Parent Guarantor’s common stock (or other securities or property following a merger event or other change of the common stock of the Parent Guarantor) purchased by the Parent Guarantor in connection with the issuance of any convertible Debt; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Parent Guarantor from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Parent Guarantor from the sale of such convertible Debt issued in connection with such Permitted Bond Hedge Transaction.

“Permitted Business” means (a) any businesses, services or activities engaged in by the Parent Guarantor or its Subsidiaries on the Issue Date, (b) any businesses, services or activities engaged in by the Parent Guarantor or its Subsidiaries immediately following the closing of the ILG Acquisition and (c) any businesses, services and activities engaged in by the Parent Guarantor or any of its Subsidiaries that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.

“Permitted Investment” means any Investment by the Parent Guarantor or a Restricted Subsidiary in:

(a) any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided that the primary business of the Restricted Subsidiary is a Permitted Business;

(b) any Person if as a result of the Investment that Person is merged or consolidated with or into, or transfers or conveys all or substantially all its properties and assets to, the Parent Guarantor or a Restricted Subsidiary; provided that such Person’s primary business is a Permitted Business;

(c) cash and Cash Equivalents;

(d) loans or advances to officers, directors, managers, partners and employees of the Parent Guarantor (or any direct or indirect parent thereof) and its Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Capital Stock of the Parent Guarantor (provided that the proceeds of any such loans and advances shall be contributed to the Parent Guarantor in cash as common equity and provided, further, that such contribution shall not constitute an equity contribution that may be utilized for other baskets (including for the purpose of determining the amount available for Restricted Payments under clause (c)(2) of the first paragraph of the covenant described under “—Certain Covenants—Limitation on Restricted Payments”) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $45.0 million;

(e) asset purchases, acquisitions, licenses or leases (in each case including inventory (including Time Share Inventory), supplies, materials and equipment) and the licensing or contribution of intellectual property or other rights, in each case in the ordinary course of business;

(f) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(g) Investments consisting of Liens permitted under the covenant described under “—Certain Covenants—Limitation on Liens” and Debt (including Guarantees) permitted under the covenant described under “—Certain Covenants—Limitation on Debt”;

(h) Investments consisting of any modification, replacement, renewal, reinvestment or extension of any Investment existing on the Issue Date hereof; provided that the amount of any Investment permitted pursuant to this clause (h) is not increased from the amount of such Investment on the Issue Date except pursuant to the terms of such Investment as of the Issue Date or as otherwise permitted by the covenant described under “—Certain Covenants—Limitation on Restricted Payments” or under any clause of this definition of “Permitted Investment”;

(i) Investments in Swap Contracts permitted under clause (p) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt”;

(j) promissory notes and other non-cash consideration received in connection with dispositions permitted under the covenant described under “—Certain Covenants—Limitation on Asset Sales”;

(k) the Transactions;

(l) Investments in the ordinary course of business consisting of prepayment of expenses, endorsements for collection or deposit and customary trade arrangements with customers consistent with past practice;

(m) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers from financially troubled account debtors or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(n) advances of payroll payments to employees in the ordinary course of business;

(o) Investments held by the Parent Guarantor or a Restricted Subsidiary acquired after the Issue Date or of a corporation or company merged into the Parent Guarantor or merged or consolidated with a Restricted Subsidiary in accordance with the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Property” after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(p) Guarantees by the Parent Guarantor or any of its Restricted Subsidiaries in respect of leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(q) Investments to the extent that payment for such Investments is made with Qualified Capital Stock of the Parent Guarantor; provided that, any amounts used for such an Investment or other acquisition that are not Qualified Equity Interests shall otherwise be permitted by the covenant described under “—Certain Covenants—Limitation of Restricted Payments” or pursuant to any clause of this definition of “Permitted Investment”;

(r) other Investments in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, not exceeding the greater of (x) $350.0 million and (y) 45.0% of Consolidated EBITDA for the Test Period;

(s) Investments (i) in connection with a Qualified Securitization Transaction (including Investments in (x) Time Share SPVs and (y) Time Share Receivables in the ordinary course of business) and (ii) distributions or payments of Securitization Fees and purchases of Securitization Assets in connection with a Qualified Securitization Transaction;

(t) Investments in JV Entities and Unrestricted Subsidiaries in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, not exceeding (i) the greater of (x) $175.0 million and (y) 25.0% of Consolidated EBITDA for the Test Period;

(u) Investments made by the Parent Guarantor and its Subsidiaries in Deferred Compensation Plan Assets (including contributions to a “rabbi” trust for the benefit of employees or non-employee directors or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Parent Guarantor);

(v) Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the covenant described under “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries”; provided that such Investments were not entered into in contemplation of such redesignation;

(w) other Investments; provided that, at the time of such Investment, the Total Leverage Ratio as of the end of the most recently ended Test Period, on a Pro Forma Basis, would be no greater than 3.25 to 1.00;

(x) Investments existing or contemplated on the Issue Date and any modification, replacement, renewal, reinvestment or extension thereof; provided that the amount of any Investment permitted by the covenant described under “—Certain Covenants—Limitation of Restricted Payments” or pursuant to any clause of this definition of “Permitted Investment” is not increased from the amount of such Investment on the Issue Date except pursuant to the terms of such Investment as of the Issue Date or as otherwise permitted by any clause of this definition of “Permitted Investment”;

(y) Investments in connection with tax planning and reorganization activities; provided that, after giving effect to, any such activities, the value of the Note Guarantees in favor of the holders of the Notes, taken as a whole, would not (and will not) be materially impaired;

(z) Investments in a Permitted Business in an aggregate amount for all such Investments not to exceed, at the time such Investment is made and after giving effect to such Investment, the sum of (i) an amount equal to the greater of (x) $175.0 million and (y) 25.0% of Consolidated EBITDA for the Test Period plus (ii) the aggregate amount of any cash repayment of or return on such Investments theretofore received by the Parent Guarantor or any Restricted Subsidiary after the Issue Date;

(aa) the forgiveness or conversion to equity of any intercompany Debt owed to the Parent Guarantor or any of its Restricted Subsidiaries or the cancellation or forgiveness of any Debt owed to the Patent Guarantor (or any direct or indirect parent of the Parent Guarantor) or a Subsidiary from any members of management of the Parent Guarantor (or any direct or indirect parent of the Parent Guarantor) or any Subsidiary, in each case permitted by the covenant described under “—Certain Covenants—Limitation on Debt”;

(bb) loans or advances or other similar transactions with customers, distributors, clients, developers, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business;

(cc) advances in the ordinary course of business to secure developer contracts of the Parent Guarantor and its Restricted Subsidiaries;

(dd) Investments in any captive insurance companies that are Restricted Subsidiaries in an aggregate amount not to exceed 150% of the minimum amount of capital required under the laws of the jurisdiction in which such captive insurance companies is formed (plus any excess capital generated as a result of any such prior investment that would result in a materially unfavorable tax or reimbursement impact if distributed), and other Investments in any captive insurance companies that are Restricted Subsidiaries to cover reasonable general corporate and overhead expenses of such captive insurance companies;

(ee) Investments by any captive insurance companies that are Restricted Subsidiaries;

(ff) Investments in any captive insurance companies that are Restricted Subsidiaries in connection with a push down by the Parent Guarantor or the Issuers of insurance reserves;

(gg) Investments in Time Share Development Property in the ordinary course of business; provided that at the time of making such Investment, no Default or Event of Default shall have occurred and be continuing; and

(hh) Investments by any Foreign Subsidiary in debt securities issued by any nation in which such Foreign Subsidiary has cash which is the subject of restrictions on export, or any agency or instrumentality of such nation or any bank or other organization organized in such nation, in an aggregate amount not to exceed $75.0 million at any time outstanding.

For purposes of determining compliance with this definition of Permitted Investments, in the event that a Permitted Investment meets the criteria of more than one of the categories described above in clauses (a) through (hh) of Permitted Investments, the Parent Guarantor will be permitted, in its sole discretion, (x) to classify such Permitted Investment on the date of such Permitted Investment and may later reclassify such Permitted Investment in any manner (based on the circumstances existing at the time of any such reclassification), (y) may divide and later redivide the amount of such Permitted Investment among more than one of such clauses and (z) will only be required to include such Permitted Investment in one of any such clauses.

“Permitted Liens” means:

(a) Liens to secure Debt in an aggregate principal amount not to exceed the amount permitted to be Incurred under clause (b) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt,” regardless of whether the Parent Guarantor and the Restricted Subsidiaries are actually subject to that covenant at the time the Lien is Incurred;

(b) Liens existing on the Issue Date and any modifications, replacements, refinancings, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof and (ii) the modification, replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens (if such obligations constitute Debt) is permitted by the covenant described under “—Certain Covenants—Limitation on Debt”;

(c) Liens for taxes, assessments or governmental charges (i) which are not overdue for a period of more than 30 days, (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(d) statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business (i) which secure amounts not overdue for a period of more than 60 days or if more than 60 days overdue, are unfiled (or if filed have been discharged or stayed) and no other action has been taken to enforce such Lien, (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(e)(i) pledges, deposits or Liens arising as a matter of law in the ordinary course of business in connection with workers’ compensation, payroll taxes, unemployment insurance, general liability or property insurance and/or other social security legislation; (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Parent Guarantor or any of its Restricted Subsidiaries; and (iii) over bank accounts pursuant to the general terms and conditions of banks;

(f) Liens to secure the performance of bids, trade contracts, governmental contracts and leases (other than Debt for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case incurred in the ordinary course of business, and obligations in respect of letters of credit, bank guarantee or similar instruments that have been posted to support the same;

(g) easements, rights-of-way, restrictions, covenants, conditions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Parent Guarantor and its Restricted Subsidiaries, taken as a whole;

(h) Liens securing judgments or awards for the payment of money not constituting an Event of Default;

(i) Liens securing Debt Incurred permitted under clause (m) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt”; provided that (i) such Liens attach within 270 days after the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits, and (iii) with respect to Capital Lease Obligations, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender;

(j) leases, licenses, subleases or sublicenses and Liens on the property covered thereby which do not (i) interfere in any material respect with the business of the Parent Guarantor and its Restricted Subsidiaries, taken as a whole, or (ii) secure any Debt;

(k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(l) Liens (i) of a collection bank (including those arising under Section 4-210 of the Uniform Commercial Code) on the items in the course of collection, (ii) in favor of a banking or other financial institution or entities and/or credit card processors or other electronic payment service providers arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and which are within the general parameters customary in the banking industry and (iii) arising by the terms of documents of banks or other financial institutions in relation to the maintenance or administration of deposit accounts, securities accounts, commodity accounts or cash management arrangements;

(m) Liens (i) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted by the covenant described under “—Certain Covenants—Limitation on Restricted Payments” to be applied against the purchase price for such Investment or otherwise in connection with any letter of intent, purchase agreement or escrow arrangements with respect to any such Investment or an Asset Sale permitted by the covenant described under “—Certain Covenants—Limitation on Asset Sales” and (ii) consisting of an agreement to dispose of any property in an Asset Sale permitted under the covenant described under “—Certain Covenants—Limitation on Asset Sales,” in each case, solely to the extent such Investment or Asset Sale, as the case may be, would have been permitted on the date of the creation of such Lien;

(n) Liens with respect to property or assets of the Parent Guarantor and its Restricted Subsidiaries (including accounts receivable or other revenue streams and other rights to payment and any other assets related thereto) in connection with a property manager’s obligations in respect of timeshare collection accounts, operating accounts and reserve accounts;

(o) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to the covenant described under “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries”), in each case after the Issue Date; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary and (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Debt and other obligations incurred prior to such time and which Debt and other obligations are permitted under the 2026 Notes Indenture that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition);

(p) any interest or title of a lessor or sublessor under leases or subleases entered into by the Parent Guarantor or any of its Restricted Subsidiaries in the ordinary course of business;

(q) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Parent Guarantor or any of its Restricted Subsidiaries in the ordinary course of business;

(r) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the Incurrence of Debt, (ii) relating to pooled deposit or sweep accounts of the Parent Guarantor or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Parent Guarantor or its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Parent Guarantor or any of its Restricted Subsidiaries in the ordinary course of business;

(s) Liens arising from precautionary Uniform Commercial Code financing statement filings or any equivalent filings in respect of any leases;

(t) Liens securing insurance policies and the proceeds thereof securing financing of the premiums with respect thereto;

(u)(i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property;

(v) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit issued for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(w) the modification, replacement, renewal or extension of any Lien permitted by clauses (b), (i) and (o) of this definition; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by the covenant described under “—Certain Covenants—Limitation on Debt”;

(x) ground leases in respect of real property on which facilities owned or leased by the Parent Guarantor or any of its Restricted Subsidiaries are located;

(y) Liens on property of a non-Guarantor Restricted Subsidiary securing Debt that is permitted by the covenant described under “—Certain Covenants—Limitation on Debt” or other obligations of such non-Guarantor Restricted Subsidiary;

(z) Liens solely on any cash earnest money deposits made by the Parent Guarantor or any Restricted Subsidiary in connection with any letter of intent or purchase agreement in respect of any Investment permitted under the 2026 Notes Indenture;

(aa) Liens granted in the ordinary course of business securing obligations that do not constitute Debt;

(bb) Liens securing Debt permitted under clause (f) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt”;

(cc) other Liens; provided that at the time of Incurrence of the obligations secured thereby, the aggregate outstanding principal amount of obligations secured by Liens existing in reliance on this clause shall not exceed the greater of (x) $275.0 million and (y) 35.0% of Consolidated EBITDA for the Test Period;

(dd) Liens to secure Debt or other obligations, so long as, on a Pro Forma Basis, after giving effect to such Liens, the Secured Leverage Ratio does not exceed 3.00 to 1.00;

(ee) Liens on property of a non-Guarantor Restricted Subsidiary securing Debt permitted under clause (h) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt”;

(ff) with respect to property of any Foreign Subsidiary, other Liens and privileges arising mandatorily by law;

(gg) Liens on receivables (including Time Share Receivables) and related assets arising in connection with a Qualified Securitization Transaction;

(hh) Liens on (i) Foreign Time Share Receivables securing Debt permitted under clause (v) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt” and (ii) the monetized notes underlying hypothecations of, or Qualified Securitization Transactions with respect to, Time Share Receivables permitted under clause (v) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt”;

(ii) Liens created or deemed to exist by the establishment of trusts for the purpose of satisfying government reimbursement program costs and other actions or claims pertaining to the same or related matters or other medical reimbursement programs;

(jj) Liens on cash and Cash Equivalents (or specific property securing such Debt) used to satisfy or discharge Debt; provided that such satisfaction or discharge is permitted under the 2026 Notes Indenture;

(kk) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(ll) Liens on cash or Investments permitted by the covenant described under “—Certain Covenants—Limitation on Restricted Payments” securing Swap Contracts in the ordinary course of business submitted for clearing in accordance with requirements of law;

(mm) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(nn) Liens on Capital Stock of Unrestricted Subsidiaries;

(oo) Liens arising as a result of a Permitted Sale and Leaseback Transaction or any other Sale and Leaseback Transaction permitted by the covenant described under “—Certain Covenants—Limitation on Debt”;

(pp) Liens deposits of cash with the owner or lessor of premises leased and operated by the Parent Guarantor or any of its Restricted Subsidiaries to secure the performance of the Parent Guarantor’s or such Restricted Subsidiary’s obligations under the terms of the lease for such premises;

(qq) Liens with respect to property or assets of the Parent Guarantor and its Restricted Subsidiaries (including accounts receivable or other revenue streams and other rights to payment and any other assets related thereto) in connection with a property manager’s obligations in respect of timeshare collection accounts, operating accounts and reserve accounts; and

(rr) Liens in favor of the Parent Guarantor, any Issuer or any Restricted Subsidiary.

For purposes of determining compliance with the covenant described under “—Certain Covenants—Limitation on Liens” and this definition of Permitted Liens, in the event that a Lien meets the criteria of more than one of the categories described above in clauses (a) through (rr) of Permitted Liens, the Parent Guarantor will be permitted, in its sole discretion, (x) to classify such Lien on the date of Incurrence and may later reclassify such Lien in any manner (based on the circumstances existing at the time of any such reclassification), (y) may divide and later redivide the amount of such Lien among more than one of such clauses and (z) will only be required to include such Lien in one of any such clauses; provided that all Liens of the category described above in clause (a) of Permitted Liens shall be deemed to be Incurred pursuant to clause (a) of Permitted Liens and shall not later be reclassified, and the amount of such Liens shall not be divided or later redivided among any other clause of Permitted Liens.

“Permitted Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

(a) the new Debt is in an aggregate principal amount not in excess of the sum of:

(1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

(2) an amount necessary to pay any fees and expenses, premiums (including tender premiums) and defeasance costs, underwriting discounts, accrued and unpaid interest, upfront fees and original issue discount related to the Refinancing,

(b) the Weighted Average Life to Maturity of the new Debt is equal to or greater than the Weighted Average Life to Maturity of the Debt being Refinanced,

(c) the Stated Maturity of the new Debt is no earlier than the Stated Maturity of the Debt being Refinanced, and

(d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced;

provided, however, that Permitted Refinancing Debt shall not include (x) Debt of a Restricted Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Parent Guarantor, any Issuer or any Subsidiary Guarantor, or (y) Debt of the Parent Guarantor or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

“Permitted Sale and Leaseback Transaction” means any Sale and Leaseback Transaction consummated by the Parent Guarantor or any of its Restricted Subsidiaries after the Issue Date for Fair Market Value as determined at the time of consummation in good faith by (i) the Parent Guarantor or a Restricted Subsidiary and (ii) in the case of any Sale and Leaseback Transaction (or series of related Sale and Leaseback Transactions) the aggregate proceeds of which exceed the greater of (x) $90.0 million and (y) 12.5% of Consolidated EBITDA for the Test Period, the Board of Directors of the Parent Guarantor or such Restricted Subsidiary.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Parent Guarantor’s common stock (or other securities or property following a merger event or other change of the common stock of the Parent Guarantor) and/or cash (in an amount determined by reference to the price of such common stock) sold by the Parent Guarantor substantially concurrently with any purchase by the Parent Guarantor of a Permitted Bond Hedge Transaction.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition or the conversion of any Unrestricted Subsidiary into a Restricted Subsidiary, the period beginning on the date such Permitted Acquisition or conversion is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition or conversion is consummated.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of that Person, over shares of any other class of Capital Stock issued by that Person.

“Preferred Stock Dividends” means all dividends with respect to Preferred Stock of the Parent Guarantor or any Restricted Subsidiary held by Persons other than the Parent Guarantor or a Wholly Owned Restricted Subsidiary. The amount of any dividend of this kind shall be equal to the quotient of the dividend divided by the difference between one and the maximum statutory consolidated federal, state and local income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of the Preferred Stock.

“Productive Assets” means assets (other than cash, Cash Equivalents, securities and inventory) that are used or usable by the Parent Guarantor and its Restricted Subsidiaries in Permitted Businesses.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA, (a) the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that is expected to have a continuing impact and (b) additional good faith pro forma adjustments arising out of cost savings initiatives attributable to such transaction and additional costs associated with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of the Parent Guarantor and its Restricted Subsidiaries, in each case being given pro forma effect, which actions (i) have been taken or (ii) will be taken or implemented within the succeeding 24 months following such transaction and, in each case, including, but not limited to, (w) reduction in personnel expenses, (x) reduction of costs related to administrative functions, (y) reductions of costs related to leased or owned properties and (z) reductions from the consolidation of operations and streamlining of corporate overhead, taking into account, for purposes of determining such compliance, the historical financial statements of the Acquired Entity or Business or Converted Restricted Subsidiary and the consolidated financial statements of the Parent Guarantor and its Restricted Subsidiaries, assuming such Permitted Acquisition or conversion, and all other Permitted Acquisitions or conversions that have been consummated during the period, and any Debt or other liabilities repaid in connection therewith had been consummated and Incurred or repaid at the beginning of such period (and assuming that such Debt to be Incurred bears interest during any portion of the applicable measurement period prior to the relevant acquisition or conversion at the interest rate which is or would be in effect with respect to such Debt as at the relevant date of determination); provided that, so long as such actions are initiated during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided, further, that at the election of the Parent Guarantor, such Pro Forma Adjustment shall not be required to be determined for any Acquired Entity or Business or Converted Restricted Subsidiary to the extent the aggregate consideration paid in connection with such acquisition was less than $25.0 million.

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any covenant under the 2026 Notes Indenture as of an applicable date or period of measurement, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made shall be deemed to have occurred as of the first day of the applicable period of measurement (or as of the last date of such period in the case of a balance sheet item): (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a disposition of all or substantially all Capital Stock in any Restricted Subsidiary of the Parent Guarantor or any division, product line or facility used for the operations of the Parent Guarantor or any of its Restricted Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or other Investment described in the definition of “Specified Transaction,” shall be included, (b) any retirement of Debt and (c) any Debt Incurred by the Parent Guarantor or any of its Restricted Subsidiaries in connection therewith and, if such Debt has a floating or formula rate, such Debt shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Debt as at the relevant date of determination; provided that,

(1) without limiting the application of the Pro Forma Adjustment pursuant to clause (A) above, the foregoing pro forma adjustments may be applied to any such test solely to the extent that such adjustments are consistent with the definition of “Consolidated EBITDA” and give effect to events (including cost savings, synergies and operating expense reductions) that are (as determined by the Parent Guarantor in good faith) (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Parent Guarantor and its Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of “Pro Forma Adjustment” and (2) in connection with any Specified Transaction that is the Incurrence of Debt in respect of which compliance with any specified leverage ratio test is by the terms of the 2026 Notes Indenture to be calculated on a Pro Forma Basis, the proceeds of such Debt shall not be netted from Debt in the calculation of the applicable leverage ratio test.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Stock.

“Qualified Securitization Transaction” means any Securitization Facility that meets the following conditions: (i) the Parent Guarantor shall have determined in good faith that such Securitization Facility is in the aggregate economically fair and reasonable to the Parent Guarantor and its Restricted Subsidiaries, (ii) all sales of Securitization Assets and related assets by the Parent Guarantor or any of its Restricted Subsidiaries to the Securitization Subsidiary or any other Person are made for fair consideration (as determined in good faith by the Parent Guarantor) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be fair and reasonable terms (as determined in good faith by the Parent Guarantor) and may include Standard Securitization Undertakings, it being understood that the revolving warehouse credit facility evidenced by that certain Third Amended and Restated Indenture and Servicing Agreement, dated as of September 1, 2014, by and among Marriott Vacations Worldwide Owner Trust 2011-1, as issuer, the Issuer, as servicer, and Wells Fargo Bank, National Association, as indenture trustee and as back-up servicer, and the other Facility Documents (as defined therein) shall constitute a Qualified Securitization Transaction for all purposes hereunder.

“Rating Agencies” means Moody’s and S&P.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, that Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

“Reorganization” means any reorganization of any of the Parent Guarantor, the Issuers and/or their respective Subsidiaries implemented in order to optimize the tax position of such entities or any parent thereof (as reasonably determined by the Issuer in good faith) so long as such reorganization does not materially impair any Note Guarantee and is otherwise not materially adverse to the holders of the 2026 Notes in their capacity as such, taken as a whole.

“Restricted Payment” means:

(a) any dividend or distribution (whether made in cash, securities or other property or assets) declared or paid on or with respect to any shares of Capital Stock of the Parent Guarantor or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Parent Guarantor or any Restricted Subsidiary), except for (i) any dividend or distribution that is made by a Restricted Subsidiary, so long as, in the case of any dividend or distribution payable on or in respect of any Capital Stock issued by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the Parent Guarantor or the Restricted Subsidiary holding such Capital Stock received at least its pro rata share of such dividend or distribution or (ii) any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Parent Guarantor;

(b) the purchase, repurchase, redemption, acquisition or retirement for value, including in connection with any merger or consolidation, of any Capital Stock of the Parent Guarantor or any direct or indirect parent of the Parent Guarantor (other than from the Parent Guarantor or a Restricted Subsidiary);

(c) any principal payment on, or the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than (i) any Subordinated Obligation Incurred under clause (c) of the covenant described under “—Certain Covenants—Limitation on Debt” and (ii) the purchase, repurchase, redemption, acquisition or retirement for value of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case under this subclause (ii) due within one year of the date of purchase, repurchase, redemption, acquisition or retirement); or

(d) any Investment (other than Permitted Investments) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Parent Guarantor (including the Issuers) other than an Unrestricted Subsidiary.

“Ritz-Carlton Comfort Letter” means the letter agreement, dated November 21, 2011, executed and delivered by The Ritz-Carlton Hotel Company, L.L.C., as licensor, the Parent Guarantor, as licensee, and the administrative agent under the Credit Agreement.

“Ritz-Carlton License Agreement” means the License, Services and Development Agreement by The Ritz-Carlton Hotel Company, L.L.C., as licensor and the Parent Guarantor, as licensee, effective as of November 19, 2011.

“S&P” means Standard & Poor’s Ratings Services, a business of Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw Hill Companies, Inc., or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to property or an asset now owned or hereafter acquired whereby the Parent Guarantor or a Restricted Subsidiary transfers that property or asset to another Person and the Parent Guarantor or a Restricted Subsidiary leases it from that other Person, together with any Refinancings thereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Secured Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Securitization Asset” means (a) any Time Share Receivables, (b) any accounts receivable, mortgage receivables, loan receivables, receivables or loans relating to the financing of insurance premiums, royalty, patent or other revenue streams and other rights to payment or related assets and the proceeds thereof and (c) all collateral securing such receivable or asset (including Time Share Receivables), all contracts and contract rights, purchase orders, guarantees or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such account or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted) together with accounts or assets in connection with a securitization, factoring or receivable sale transaction.

“Securitization Facility” means any of one or more securitization, bank conduit receivables or warehouse financing, factoring or sales transactions, hypothecation facility and/or receivables purchase agreements, pursuant to which the Parent Guarantor or any of its Restricted Subsidiaries sells, assigns, transfers, pledges, participates, contributes to capital or otherwise conveys any Securitization Assets (including Time Share Receivables) (whether now existing or arising in the future) to a Securitization Subsidiary or any other Person.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or participation interest therein issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid in connection with, any Qualified Securitization Transaction.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Transaction to repurchase or otherwise make payments with respect to Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means any Time Share SPV and any other Subsidiary of the Parent Guarantor formed for the purpose of and that solely engages in one or more Qualified Securitization Transactions and other activities reasonably related thereto or another Person formed for such purpose.

“Separation and Distribution Agreement” means the Separation and Distribution Agreement, effective as of November 21, 2011, between Marriott International, Inc., the Parent Guarantor, the Issuer, Marriott Resorts Hospitality Corporation, MVCI Asia Pacific Pte. Ltd. and MVCO Series LLC.

“Significant Subsidiary” means any Subsidiary (other than any Securitization Subsidiary) that would be a “Significant Subsidiary” of the Parent Guarantor within the meaning of Rule 1-02(w) under Regulation S-X promulgated by the SEC.

“Specified Transaction” means any Investment, disposition (including any disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Parent Guarantor or any asset sale of a business unit, line of business or division), Incurrence or repayment of Debt, Restricted Payment or Restricted Subsidiary redesignation that by the terms of the 2026 Notes Indenture requires any test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”

“Specified Turbo Period” means, with respect to any Debt Incurred in respect of any Qualified Securitization Transaction, such period of time (as determined in accordance with the definitive documentation governing such Debt (the “Indebtedness Documentation”)) for which the collected receivables and other payments generated by the Time Share Receivables subject to such Qualified Securitization Transaction are not available for distribution to the obligor of such Debt (or to an affiliate of such obligor to which such distributions are to be made) pursuant to the terms of the relevant Indebtedness Documentation, including as the result of (i) the occurrence of an event analogous to a “Trigger Event,” as defined in the Indenture and Servicing Agreement, dated as of July 27, 2016, by and among MVW Owner Trust 2016-1, as issuer, the Issuer, as servicer, Wells Fargo Bank, National Association, as trustee and back-up servicer (as in effect on the Issue Date), or (ii) an Event of Default (under and as defined in the relevant Indebtedness Documentation); provided that with respect to such an Event of Default, a Specified Turbo Period will not commence until such time as payment of such Debt has been accelerated.

“Standard Securitization Undertakings” means representations, warranties, covenants, guarantees and indemnities entered into by the Parent Guarantor or any Subsidiary of the Parent Guarantor which the Parent Guarantor has determined in good faith to be customary in a Securitization Facility, including those relating to the servicing of the assets of a Securitization Subsidiary and the provision of cash or Cash Equivalents to pay fees and expenses reasonably related thereto, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking or, in the case of a factoring facility, a non-credit related recourse account receivable factoring arrangement.

“Stated Maturity” means, with respect to any security, the date specified in the security as the fixed date on which the payment of principal of the security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the redemption or repurchase of the security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless that contingency has occurred).

“Subordinated Obligation” means any Debt of the Issuers or the Guarantors (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the 2026 Notes or the Note Guarantees pursuant to a written agreement to that effect.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Capital Stock or other interests (including partnership interests) having ordinary voting power for the election of directors, managers or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement, (c) any Permitted Bond Hedge Transaction and (d) any Permitted Warrant Transaction.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Parent Guarantor, in accordance with the terms thereof and in accordance with customary methods for calculating mark-to-market values under similar arrangements.

“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Parent Guarantor ending on or prior to such date for which financial statements have been or are required to be delivered pursuant to the covenant described under “—Certain Covenants—Reports.”

“Time Share Development Property” means any portion of any existing hotel or resort property acquired by the Parent Guarantor or any of its Restricted Subsidiaries, which has not been dedicated to any time share arrangement, plan, scheme or similar device and which the Parent Guarantor or such Restricted Subsidiary intends primarily to convert into Time Share Inventory. For the avoidance of doubt, any real property interest that qualifies as Time Share Development Property shall be deemed not to qualify as Time Share Inventory.

“Time Share Inventory” means (i) inventory available to occupy as a dwelling or accommodation and which may be coupled with an estate in real estate or limited to a right to use real estate without an estate or ownership interest, pursuant to any time share arrangement, plan, scheme or similar device, in any legal form or structure (including trusts or associations) (including units physically located within a project that are currently used for sales and/or administrative purposes and that have received certificates of occupancy for such use) or (ii) any real property interest completed and available to occupy as a dwelling or accommodation and intended by the Parent Guarantor or a Restricted Subsidiary to be dedicated to any such time share arrangement (including units physically located within a project that are currently used for sales and/or administrative purposes and that have received certificates of occupancy for such use).

“Time Share Receivables” means notes receivable arising from the financing of the sale of timeshare intervals and fractional products to a retail customer, together with any assets related thereto, including, without limitation, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such notes receivable.

“Time Share SPV” means an entity intended to be bankruptcy-remote and which is formed for the purpose of engaging in the financing transactions under a Securitization Facility with respect to Time Share Receivables and the Debt of which is Non-Recourse Debt.

“Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Transaction Expenses” means any fees and expenses incurred or paid by the Parent Guarantor or any Restricted Subsidiary in connection with the Transactions.

“Transactions” means, collectively, (a) the borrowing of funds under the Credit Agreement on the closing date of the ILG Acquisition, (b) the issuance of the 2026 Notes on the Issue Date, (c) the refinancing of Debt of the Parent Guarantor and its subsidiaries and ILG, Inc. and its subsidiaries, respectively, under existing credit facilities on the closing date of the ILG Acquisition, (d) the ILG Acquisition, (e) the consummation of any other transaction in connection with the foregoing and (f) the payment of Transaction Expenses.

“Treasury Rate” means, as obtained by the Issuer, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to September 15, 2021; provided, however, that if the period from such Redemption Date to September 15, 2021 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Unrestricted Cash Amount” means, as to any Person on any date of determination, the amount of (a) unrestricted cash and Cash Equivalents of such Person in excess of $50.0 million and (b) cash and Cash Equivalents of such Person restricted in favor of the Credit Agreement (which may also include cash and Cash Equivalents securing other Debt secured by a Lien on any collateral along with the Credit Agreement), in each case as determined in accordance with GAAP, it being understood and agreed that proceeds subject to an escrow, trust, collateral or similar account or arrangement holding proceeds of Debt solely for the benefit of an unaffiliated third party shall be deemed to constitute “restricted cash” for purposes of the Unrestricted Cash Amount.

“Unrestricted Subsidiary” means:

(a) any Subsidiary of the Parent Guarantor (other than the Issuers) that is designated after the Issue Date as an Unrestricted Subsidiary pursuant to the covenant described under “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries” and is not thereafter redesignated as a Restricted Subsidiary pursuant to such covenant; and

(b) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Dollar” or “$” means the lawful currency of the United States.

“Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of that Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or other governing body thereof.

“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

(2) the then outstanding principal amount of such Debt.

“Wholly Owned” means a Subsidiary all the Voting Stock of which (except directors’ qualifying shares) is at that time owned, directly or indirectly, by the Parent Guarantor and its other Wholly Owned Restricted Subsidiaries.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax considerations relating to the exchange of Original Notes for New Notes in the exchange offer. It does not contain a complete analysis of all the potential tax considerations relating to the exchange. This summary is limited to holders of Original Notes who hold the Original Notes as “capital assets” within the meaning of Section 1221 of the United States Internal Revenue Code of 1986, as amended (the “Code”) (in general, assets held for investment). Special situations, such as the following, are not addressed:

•

tax consequences to holders who may be subject to special tax treatment, under U.S. federal income tax law, including, without limitation, tax-exempt entities, dealers in securities or currencies, banks, other financial institutions, insurance companies, regulated investment companies, real estate investment trusts or regulated investment companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or corporations that accumulate earnings to avoid United States federal income tax;

•	tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

•	tax consequences to holders whose “functional currency” is not the United States dollar;

•	tax consequences to persons who hold notes through a partnership or similar pass-through entity;

•

tax consequences to U.S. expatriates or entities covered by the anti-inversion rules under the Code, persons who actually or constructively own more than 10% of our stock by vote or value, persons subject to the base erosion and anti-abuse tax, or holders who are members of an “expanded group” or modified expanded group” with the issuers within the meaning of Treasury Regulations under Code Section 355;

•	United States federal gift tax, estate tax, tax, the Medicare contribution tax with respect to net investment income or alternative minimum tax consequences, if any; or

•	any state, local or non-United States tax consequences.

If an entity treated as a partnership for U.S. federal income tax purposes holds Original Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If a holder is a partnership or a partner in a partnership holding Original Notes, such holder should his, her or its tax advisors.

The discussion below is based upon the provisions of the Code, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

Consequences of Tendering Original Notes

The exchange of your Original Notes for New Notes in the exchange offer should not constitute an exchange for United States federal income tax purposes because the New Notes should not be considered to differ materially in kind or extent from the Original Notes. Accordingly, the exchange offer should have no United States federal income tax consequences to you if you exchange your Original Notes for New Notes. For example, there should be no change in your tax basis and your holding period should carry over to the New Notes. In addition, the United States federal income tax consequences of holding and disposing of your New Notes should be the same as those applicable to your Original Notes.

THE PRECEDING DISCUSSION OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS OF THE EXCHANGE OFFERS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT OF EXCHANGING ORIGINAL NOTES FOR NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION

A broker-dealer that is the holder of Original Notes that were acquired for the account of such broker-dealer as a result of market-making or other trading activities, other than Original Notes acquired directly from us or any of our affiliates may exchange such Original Notes for New Notes pursuant to the exchange offer. This is true so long as each broker-dealer that receives New Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making or other trading activities acknowledges that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after consummation of the exchange offer or such time as any broker-dealer no longer owns any registrable securities, we will make this prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any such resale. All dealers effecting transactions in the New Notes will be required to deliver a prospectus.

We will not receive any proceeds from any sale of New Notes by broker-dealers or any other holder of New Notes. New Notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of instruction states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after consummation of the exchange offer (or, if earlier, until such time as any broker-dealer no longer owns any registrable securities), we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that reasonably requests such documents. We have agreed to pay all expenses incident to the exchange offer and to our performance of, or compliance with, the registration rights agreements (other than commissions or concessions of any brokers or dealers) and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the New Notes and related Note Guarantees offered in this prospectus will be passed upon for the Issuers by Kirkland & Ellis LLP. Cades Schutte LLP addressed certain matters relating to Hawaii law, Greenberg Traurig, P.A. addressed certain matters relating to Florida law and Burr & Forman LLP addressed certain matters relating to South Carolina law.

EXPERTS

MVW

The consolidated financial statements of MVW appearing in MVW’s Annual Report (Form 10-K) for the year ended December 31, 2018, and the effectiveness of MVW’s internal control over financial reporting as of December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

ILG

The consolidated financial statements of ILG appearing in ILG’s Current Report on Form 8-K dated June 5, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The indentures governing the Notes provide that, regardless of whether they are at any time required to file reports with the SEC, the Issuers will file with the SEC and furnish to the holders of the Notes all such reports and other information as would be required to be filed with the SEC if the Issuers were subject to the reporting requirements of the Exchange Act; provided that, so long as MVW guarantees the obligations under the Notes, the reports of MVW filed with the SEC shall satisfy this requirement.

While any Notes remain outstanding, the Issuers will make available upon request to any holder and any prospective purchaser of Notes the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which the Issuers are not subject to Section 13 or 15(d) of the Exchange Act. This prospectus contains summaries, believed to be accurate in all material respects, of certain terms of certain agreements regarding the Exchange Offers and the Notes (including but not limited to the indentures governing the Notes), but reference is hereby made to the actual agreements, copies of which will be made available to you upon request, for complete information with respect thereto, and all such summaries are qualified in their entirety by this reference. Any such request for the agreements summarized herein should be directed to Investor Relations, Marriott Vacations Worldwide Corporation, 6649 Westwood Blvd., Orlando, FL 32821, (407) 206-6000.

Any requests for assistance or for additional copies of this prospectus, related materials or documents required in connection with surrenders of Original Notes for conversion should be directed to the applicable Exchange Agent at the address set forth below. A holder may also contact such holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers.

The 2023 Notes Exchange Agent is:

HSBC Bank USA, National Association, as Exchange Agent

452 Fifth Avenue

New York, NY 10018

Attn: Corporate Trust & Loan Agency

Facsimile: 212-525-1300

The 2026 Notes Exchange Agent is:

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations – Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Eric Herr

Tel: 315-414-3362

Facsimile: 732-667-9408

Email: CT_REORG_UNIT_INQUIRIES@bnymellon.com